UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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LITHIA MOTORS, INC.
(Exact Name of Registrant as Specified In Its Charter)

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LITHIA MOTORS, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On April 26, 2013

To the Shareholders of Lithia Motors, Inc.:

I am pleased to invite you to our 2013 Annual Meeting of Shareholders of Lithia Motors, Inc., which will be held at 150 N. Bartlett St., Medford, Oregon 97501, on Friday, April 26, 2013, at 8:30 a.m., Pacific Daylight Time for the following purposes:

1.	To elect seven directors to serve for the ensuing year;
2.	To cast an advisory vote on the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K;
3.	To approve the 2013 Amended and Restated Stock Incentive Plan;
4.	To approve the 2013 Discretionary Support Services Variable Performance Compensation Plan; and
5.	To ratify the selection of KPMG LLP as our Independent Registered Public Accounting Firm for the year ending December 31, 2013.

We will also consider and act on such other matters as may properly come before the meeting.

Only holders of record of our common stock at the close of business on February 28, 2013, the record date, will be entitled to notice of and to vote at the meeting and any adjournment thereof. Further information regarding voting rights and the matters to be voted upon is presented in our proxy statement.

On or about March 15, 2013, we expect to mail to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2013 Annual Meeting of Shareholders and our 2012 annual report to shareholders. This Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of proxy materials by mail. Our proxy statement and 2012 annual report can be accessed directly at the following Internet address: http://www.proxyvote.com. All you have to do is enter the control number located on your proxy card.

I am excited to continue to lead our organization to new levels of performance and growth. The past few years has taught us to stay nimble, remain humbly confident, think for ourselves, listen and respond to each individual customer’s needs and focus our attention on where we can personally make a difference. Our Mission Statement describes who we are as a company:

Driven by our employees and preferred by our customers, Lithia is the leading automotive retailer in each of our markets.

We strive to do that by:

•	Growing Our People – We continue to foster a culture that motivates and inspires our employees.
•	Serving our Customers – We strive to exceed our customers’ expectations by performing the basics impeccably and with personalized service.
•	Driving Profitable Growth – We challenge each other through performance expectations focused on customer satisfaction, new and used vehicle market share gain, and service and parts growth.

Thank you for being a shareholder!

If you have any questions regarding this information or the proxy materials, please visit our website at www.lithia.com or contact our investor relations department at 541-776-6591.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting of Shareholders, we urge you to submit your vote via the Internet, telephone or mail.

We appreciate your continued support of Lithia Motors and look forward to either seeing you at the meeting or receiving your proxy.

Very truly yours,

BRYAN B. DeBOER
Chief Executive Officer

March 15, 2013

LITHIA MOTORS, INC.
PROXY STATEMENT

This proxy statement and the accompanying 2012 Annual Report to Shareholders, the Notice of Annual Meeting and the proxy card are being furnished to the shareholders of Lithia Motors, Inc., an Oregon corporation, in connection with the solicitation of proxies by our Board of Directors for use at our 2013 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held at 150 N. Bartlett St., Medford, Oregon 97501, on Friday, April 26, 2013, at 8:30 a.m. Pacific Daylight Time and any adjournment thereof. On or about March 15, 2013, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our 2012 Annual Report to Shareholders. All references in this proxy statement to “Lithia,” “Lithia Motors,” the “Company,” “we,” “us,” or “our” refer to Lithia Motors, Inc. and its subsidiaries, except where the context otherwise requires or as otherwise indicated.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

The Annual Meeting will be held for the following purposes:

1.	To elect seven directors to serve for the ensuing year;
2.	To cast an advisory vote on the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K;
3.	To approve the 2013 Amended and Restated Stock Incentive Plan;
4.	To approve the 2013 Discretionary Support Services Variable Performance Compensation Plan; and
5.	To ratify the appointment of KPMG LLP as our Independent Registered Public Accounting Firm for the year ending December 31, 2013.

Will any other matters be voted on?

We are not aware of any other matters on which you will be asked to vote at the Annual Meeting. If other matters are properly brought before the Annual Meeting, the proxy holders will use their discretion to vote on these matters. Furthermore, if a nominee cannot or will not serve as director, the proxy holders will vote for a substitute nominee selected by the Board of Directors.

Who is entitled to vote at the Annual Meeting?

Only holders of record of our common stock at the close of business on February 28, 2013, the record date, will be entitled to notice of and to vote at the meeting and any adjournment thereof. As of the record date, there were 22,822,285 shares of Class A common stock and 2,762,261 shares of Class B common stock outstanding and entitled to vote. Our executive officers and directors hold a total of approximately 4.1% of the Class A common stock and 100% of the Class B common stock outstanding. All shares will vote together as a single voting group on all matters submitted to a vote of the shareholders. Our executive officers and directors hold shares representing approximately 56.6% of the votes available to be cast at the Annual Meeting.

How do I vote?

There are four ways to vote:

•	by Internet at http://www.proxyvote.com; just enter the control number found on your proxy card (we encourage you to vote this way as it is the most cost-effective method);
•	by toll-free telephone at 1-800-690-6903;
•	by completing and mailing your proxy card; or
•	by written ballot at the Annual Meeting.

May I change my vote?

Yes. You may change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet or phone;
•	returning a later-dated proxy card;
•	notifying Chris Holzshu, the Secretary of Lithia Motors, in writing, at 150 N. Bartlett Street, Medford, Oregon 97501; or
•	completing a written ballot at the Annual Meeting.

What vote is required to approve each proposal?

Assuming a quorum is present at the Annual Meeting, the required vote for approval varies depending on the proposal.

•
Proposal 1: Shareholders will elect the seven director nominees receiving the greatest number of votes. Directors are elected by a plurality of the votes cast and only votes cast in favor of a nominee will be counted. However, if a director nominee receives more “withheld” votes than votes “for,” that may result in the director resigning from the Board of Directors (See Proposal No. 1 for a further description of our Director Resignation Policy).

•
Proposal 2: The votes that shareholders cast “for” must exceed the votes shareholders cast “against” to approve the compensation of our named executive officers. This vote is advisory and is not binding on us. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, and the Board of Directors value your opinion and will consider the outcome of the vote in making decisions regarding executive compensation.

•	Proposal 3: The votes that shareholders cast “for” must exceed the votes shareholders cast “against” to approve the 2013 Amended and Restated Stock Incentive Plan.

•	Proposal 4: The votes that shareholders cast “for” must exceed the votes shareholders cast “against” to approve the 2013 Discretionary Support Services Variable Performance Compensation Plan.

•
Proposal 5: The votes that shareholders cast “for” must exceed the votes that shareholders cast “against” to approve the ratification of the appointment of KPMG LLP as our Independent Registered Public Accounting Firm for the year ending December 31, 2013.

How is a quorum determined?

At the Annual Meeting, each share of Class A common stock outstanding is entitled to one vote and each share of Class B common stock outstanding is entitled to ten votes. For a quorum to exist at the meeting, there must be represented, in person or by proxy, shares representing a majority of the votes entitled to be cast at the meeting. Proxies that expressly indicate an abstention as to a particular proposal and broker non-votes will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

How do we count votes?

The named proxy holders will vote your shares as you instruct. We will not count abstentions or broker non-votes either “for” or “against” a “non-routine” matter submitted to a vote of shareholders. A broker non-vote occurs when a broker or other holder of record, such as a bank, submits a proxy representing shares that another person beneficially owns, and that person has not given voting instructions to the broker or other nominee. A broker may only vote shares on a non-routine matter if the beneﬁcial owner gives the broker voting instructions. Only the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013 is considered a routine matter on which a broker or nominee that holds your shares in its name may vote without instruction from you. We will count broker non-votes as present for establishing a quorum.

How are proxies solicited for the Annual Meeting?

The Board of Directors is soliciting proxies for the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending these proxy materials to you if a broker or other nominee holds your shares.

How is my proxy voted?

The Board of Directors has designated M. L. Dick Heimann and John North as the proxy holders for the Annual Meeting. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) as specified by the shareholder. Proxies submitted without specification will be voted:

•	FOR the director nominees listed in this proxy statement;
•
FOR the approval of our compensation of the named executive officers disclosed in the Compensation Discussion and Analysis section and accompanying compensation tables contained in this proxy statement;

•	FOR the approval of the 2013 Amended and Restated Stock Incentive Plan;
•	FOR the approval of the 2013 Discretionary Support Services Variable Performance Compensation Plan; and
•	FOR the ratification of the appointment of KPMG as our independent registered public accounting firm.

Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?

In accordance with the Securities and Exchange Commission (“SEC”) rules, we are furnishing our proxy materials, including this proxy statement and our annual report, to our shareholders primarily via the Internet. On or about March 15, 2013, we mailed to our shareholders a Notice that contains instructions on how to access our proxy materials on the Internet, how to vote at the meeting, and how to request printed copies of the proxy materials and annual report. Shareholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice.

I have previously indicated I want to receive my proxy materials electronically. Will I still receive my materials via email as I have in the past?

Yes. If you have already signed up to receive the materials by email or other electronic transmission, you will continue to receive them in that manner.

PROPOSAL NO. 1

Election of Directors

Our bylaws provide for not less than two and not more than seven directors. The Board of Directors has the discretion to set the size of the board from time to time. The Board of Directors has set the number of directors at seven. Our Board of Directors has nominated each of the following persons for election as a director:

Nominee Name	Age	Has Been a Director Since/(During)
Sidney B. DeBoer	69	1968
Thomas R. Becker	61	1997
Bryan B. DeBoer	46	2008
Susan O. Cain	59	2009
William J. Young	70	2010 / (1997-2008)
M. L. Dick Heimann	69	2012 / (1970-2008)
Kenneth E. Roberts	68	2012

Each of the nominees is presently serving on our Board of Directors. If elected, each nominee will hold office until the next annual meeting or until his or her successor is elected and qualified. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected. However, if any nominee should become unable or unwilling to serve, proxies may be voted for another person nominated by the Board of Directors, or the Board of Directors may reduce the number of directors. Sidney B. DeBoer is the father of Bryan B. DeBoer, who is a director and our chief executive officer, and Mark DeBoer, who is an officer of Lithia. There are no other family relationships among our executive officers and directors.

Director Resignation Policy/Election by Majority Vote

Because the Board of Directors is elected by a plurality of votes under Oregon corporate law, it is possible directors can be elected with less than a majority vote in favor of their election. To address this corporate governance concern, the Board of Directors has adopted a Director Resignation Policy, included in our Corporate Governance Guidelines, for its members to address the possibility that, in an uncontested election of directors, one or more directors is elected with more “withhold” votes being cast than votes being cast “for” such director. However, to ensure continuity on the Board of Directors and compliance with the applicable listing standards, a director receiving more “withhold” votes than votes “for” is not removed immediately but, rather, must tender his or her resignation from the Board of Directors within five business days after certification of the election results. Within ninety days after receipt of such resignation, the Corporate Governance Committee may accept or reject the resignation and will disclose its decision on a Form 8-K filed with the SEC. If the resignation is rejected, such director may not be nominated for re-election at the next meeting of shareholders to elect directors. The full policy is included in our Corporate Governance Guidelines which can be accessed on our website at www.lithia.com.

Biographical Information on our Nominees

The Board of Directors believes that the combination of the qualifications, skills and experiences of the nominees will contribute to an effective and well functioning Board. The Board of Directors and the Corporate Governance Committee believe that individually, and as a group, the nominees possess the necessary qualifications to provide for future oversight of our business consistent with their fiduciary duty to shareholders. Included in each director nominee’s biography below is a description of the experience, skills and attributes of such nominee.

Sidney B. DeBoer is the founder of Lithia Motors. Mr. DeBoer served as Chairman, Chief Executive Officer and Secretary from 1968 until May 2012. Since May 2012, Mr. DeBoer has served as Chairman of the Board and Executive Chairman. He is also a member of various automobile industry organizations, including the President’s Club of the National Automobile Dealers Association, state auto dealers associations and the Chrysler National Dealer Council. Mr. DeBoer has earned several awards including the Time Magazine Quality Dealer Award, the Sports Illustrated All-Star Dealer Award and multiple Medford Chamber of Commerce Awards. Mr. DeBoer is active with several community and charitable organizations, including the Southern Oregon University Foundation Board, Oregon Community Foundation and the Oregon Shakespeare Festival. Since we were organized as a corporation in 1968, Mr. DeBoer has provided the leadership for our growth, both privately until 1996 and publicly since that time. Mr. DeBoer attended Stanford University and the University of Oregon. Mr. DeBoer brings to the Board demonstrated leadership skills and industry experience. His unique familiarity with our business and his participation in various industry associations allows him to provide the Board of Directors with insight into our business and the automotive industry.

Thomas R. Becker has been on the Board of Directors since 1997. Mr. Becker owns, and is President of, North American Senior Living, LLC, a senior housing development and consulting company. In 2011, Mr. Becker retired as Chief Executive Officer of Pacific Retirement Services, Inc., a company that runs continuing care retirement communities. During his tenure as Chief Executive Officer from 1990 until 2010, Pacific Retirement Services, Inc. was the parent corporation for over 30 retirement, senior housing and healthcare facilities in Washington, Oregon, California, Wisconsin and Texas and provided management, operations and development services to non-profit retirement communities owned by others. Mr. Becker began his career with Rogue Valley Manor in January 1978. Mr. Becker holds a B.S. degree from the University of Oregon and also serves on the Board of Directors of PremierWest Bancorp, a Nasdaq-listed bank holding company located in Medford, Oregon, and has previously served on other public company boards. As the former Chief Executive Officer of a large organization, Mr. Becker provides experience dealing with multi-state operations, issues associated with managing a large work force, and capital financing challenges. His experience provides us with helpful and relevant guidance in managing a large organization with significant financing needs.

Bryan B. DeBoer has served as our Chief Executive Officer and President since May 2012. He served as our President and Chief Operating Officer from January 2006 until May 2012, and as a director since May 2008. Mr. DeBoer joined us in 1989. From 1989 until 1996, he worked in our stores in various capacities including Finance Manager, Used-Vehicle Manager, General Sales Manager, and General Manager. In 1997, Mr. DeBoer was promoted to Vice President, Mergers and Acquisitions. In March 2000, Mr. DeBoer was promoted to Senior Vice President, Mergers and Acquisitions/Operations and in August 2003, was promoted to Executive Vice President, Mergers and Acquisitions/Operations. Mr. DeBoer has a B.S. degree from Southern Oregon University in Business Administration, graduating Summa Cum Laude. Mr. DeBoer also graduated from the National Automobile Dealers Association Dealer Academy in 1990, where he was trained in all operational aspects of auto retailing. Mr. DeBoer’s experience and training in the various aspects of the auto retailing business brings to the Board of Directors industry knowledge and a familiarity with our operations.

Susan O. Cain joined the Board of Directors in June 2009. Since 2005, Ms. Cain has been a Senior Instructor in Accounting at Southern Oregon University, located in Ashland, Oregon. Ms. Cain holds a B.A. degree in General Science from Oregon State University and a Master of Science in Taxation from Washington School of Law, Washington Institute of Graduate Studies. Ms. Cain joined KPMG LLP in 1978, retiring as a partner in the San Francisco office in December 1999. While with KPMG, she specialized in banking institutions and trust tax services. Ms. Cain is involved with various non-profit and charitable organizations including the Ashland Independent Film Festival and the Oregon Shakespeare Festival. Ms. Cain maintains her CPA license in California. Ms. Cain brings to the Board of Directors a high level of accounting expertise having practiced public accounting for over 20 years. She serves as our Audit Committee Chair and is our Audit Committee Financial Expert.

William J. Young rejoined the Board of Directors in 2010 after serving as a director from 1997 to 2008. He currently serves on the Board of Directors of Fuel Systems Solutions, Inc., including as a member of its Audit Committee and as the Chair of its Compensation Committee. He was an Executive Director at J.D. Power and Associates, a global marketing information firm specializing in consumer research for the automotive industry, from 2003 to 2008. From 1994 through July 2000, Mr. Young was the Chairman of the Board, President and Chief Executive Officer of Advanced Machine Vision Corporation, operating in the machine vision industry. Prior to 1994, Mr. Young served with Volkswagen of America in various capacities for approximately 18 years, most recently as its President and Chief Executive Officer.  Mr. Young also has experience as an independent automotive marketing consultant.  Mr. Young brings to the Board of Directors the experience of a chief executive officer and service on the board and committees of another public company, continuing knowledge of the automotive industry, and a wealth of contacts believed helpful to us.

M.L. Dick Heimann has served as our Vice Chairman since February 2007. From 1970 through our 2008 annual meeting and again from the 2012 annual meeting until the present, he served as a member of the Board of Directors. Mr. Heimann brings a wide array of operational knowledge to the Board. He served as our President of Corporate Affairs from January 2006 to February 2007 and our President and Chief Operating Officer from 1997 to January 2006. Mr. Heimann joined Lithia in 1970 as General Sales Manager, and later was promoted to General Manager and Partner of our first Dodge stores in Medford and Ashland, Oregon. He held various positions with us prior to becoming Vice President of Operations in 1979. Prior to joining us, he served as a service representative and district manager of Chrysler Corporation from 1967 to 1970. He has been a member of various state and national automobile industry organizations and community charities. Mr. Heimann is a graduate of the University of Colorado with a B.A. in Biology and Languages. Mr. Heimann brings industry knowledge to the Board of Directors as well as extensive experience with Lithia.

Kenneth E. Roberts joined the Board in 2012 and is “of counsel” with Lane Powell, PC, a Pacific Northwest law firm. He was a shareholder at Lane Powell through December 31, 2011 and no longer has an ownership or voting interest in the firm. Prior to joining Lane Powell, Mr. Roberts was a partner with the law firm of Roberts Kaplan LLP (formerly Foster Pepper LLP) from 1987 until the firm joined with Lane Powell in January 2011. Mr. Roberts’ private law practice focused on corporate finance, mergers and acquisitions, corporate governance, executive compensation and securities, including representation of public companies, including Lithia, and community banks. In his current role at Lane Powell, Mr. Roberts does not work on Lithia matters and has ceased actively practicing law. Mr. Roberts is a graduate of Harvard Law School and Oregon State University with a B.S. in Business and Technology. Mr. Roberts enhances the Board of Directors’ risk management oversight with his background in handling legal and corporate governance issues for public companies. Through his representation of growing companies and work with clients on mergers and acquisitions, he provides insight into growth and acquisition strategies. In addition, his association with Lithia, dating back to our initial public offering in 1996, also provides the Board of Directors with significant knowledge regarding our operations and legal issues.

The Board of Directors recommends a vote FOR each of the nominees named above.

Director Independence

Under the New York Stock Exchange (“NYSE”) rules, a director is not independent if he or she has a direct or indirect material relationship with Lithia or its management. In accordance with its charter, the Corporate Governance Committee annually reviews the independence of all non-employee directors and nominees and reports its findings to the full Board of Directors, which makes a determination about the independence of each director nominee. All transactions and relationships between each director nominee or any member of his or her immediate family and Lithia, its consolidated subsidiaries and affiliates, and management are reviewed. These transactions and relationships are reviewed in the context of the specific independence standards enumerated in the NYSE listing standards, as well as other business and personal relationships that could compromise the independent judgment of each director. Other than the NYSE listing standards, we do not ascribe to categorical standards for determining independence; rather, we review and evaluate the specific facts and circumstances relating to each transaction and relationship to determine whether it is a material relationship that could compromise the judgment of a director.

As a result of this review, the Board of Directors affirmatively determined that each of Messrs. Becker, Young and Roberts, and Ms. Cain, are “independent.” In making these determinations, the Board of Directors reviewed Mr. Becker’s relationship with our Executive Chairman arising from Mr. Becker serving as one of three board members charged with administering the Sidney and Karen DeBoer Foundation, a benevolent trust created by Mr. Sidney B. DeBoer, which is administered by the Oregon Community Foundation. Because he serves without compensation, because no one member has the ability to block or approve any action of the Foundation, and because neither Mr. Becker nor any affiliate of his are potential beneficiaries of the Foundation, the Board of Directors concluded that Mr. Becker’s position with the Foundation does not impair or influence his ability to exercise his independent judgment as a director of Lithia. The Board of Directors also considered Mr. Roberts’ “of counsel” position with the law firm of Lane Powell in Portland, Oregon. Lane Powell has provided, and continues to provide, certain legal services to Lithia. In addition to reviewing the categorical NYSE standards of independence, the board considered amounts paid to Lane Powell in light of all facts and circumstances involving the relationship, both from our standpoint and from the standpoint of Lane Powell and Mr. Roberts. In addition, the Board of Directors considered his role as “of counsel” at Lane Powell and the fact that Mr. Roberts is not an officer or director of Lane Powell, does not have an ownership or voting interest in Lane Powell,  does not work on Lithia matters in his “of counsel” role and has ceased actively practicing law. The Board of Directors concluded that Mr. Roberts’ relationship with Lane Powell does not impair his independence or influence his ability to exercise his independent judgment as a director of Lithia.

Lead Independent Director and Leadership Structure

Lithia’s governance documents provide the Board with flexibility to select the leadership structure that is best for the Company. If the Chairman of the Board of Directors is not an independent director, the Board of Directors annually selects an independent director to serve as the “Lead Independent Director” responsible for coordinating the activities of the independent directors. If the Chairman of the Board of Directors is an independent director, the Board of Directors may nonetheless select a Lead Independent Director from one of the other independent directors.

Bryan B. DeBoer is our Chief Executive Officer, and Sidney B. DeBoer, our founder, is the Chairman of the Board and Executive Chairman. Because Sidney B. DeBoer is not an independent director, the Board of Directors appointed Thomas Becker as Lead Independent Director, and he has served in that capacity since 2008.

Sidney B. DeBoer, as Manager of Lithia Holding Company, L.L.C., has the authority to vote all of the Class B common stock, which represents approximately 54.8% of the outstanding voting shares. Accordingly, Sidney B. DeBoer controls sufficient votes to elect the entire Board of Directors. To ensure independent oversight of management and the transparency expected from a public company, however, we maintain a board comprised of a majority of independent directors and each of our Audit, Compensation and Corporate Governance Committees are composed solely of independent directors. At least once each quarter, the independent directors meet privately in executive session. Annually, an independent third party conducts a 360 degree review of our Chief Executive Officer with the other board members and the officers reporting directly to the Chief Executive Officer. The results of that review are shared with the independent directors. Each committee chair approves the agenda for his or her committee meeting and all directors are permitted to propose items for consideration by any committee or the full board. Each committee is given the right in their respective charters to retain outside advisors (including legal counsel) in its discretion. The Corporate Governance Committee has recommended, and the full board has approved, Corporate Governance Guidelines and a Code of Business Conduct and Ethics, each of which is available on our website at www.lithia.com.

We believe our policies and protocols, selection of a Lead Independent Director, Board members’ general knowledge and experience with operations, and the review by independent board members and committees, provides adequate, independent oversight of management and creates a distinct separation between the Board of Directors and management. Interested parties may contact the Lead Independent Director or the independent directors as a group by using the same contact procedures available to shareholders and interested parties for communicating with the Board of Directors (See “Shareholder and Other Interested Parties Communications” below).

The Board’s Risk Oversight Role

The Board of Directors has overall responsibility for oversight of the various risks facing us. The Board of Directors oversees risks in our business by understanding and monitoring the critical risks facing our business and strategy, by evaluating our risk management processes and determining whether they are functioning adequately, and by determining appropriate levels of risk. The Board of Directors considers both risks that could pose a threat to us as a whole and whether those risks can be mitigated, and specific risk topics in connection with strategic planning and other matters. The Board of Directors has delegated responsibility for certain areas of its risk oversight to board committees which meet regularly and report to the Board.

The Compensation Committee, together with the Board of Directors, reviews and manages risks related to our compensation policies and programs. The Compensation Committee reviews a summary and assessment of such risks at least annually and in connection with the discussion or review of individual elements of compensation during the year. The Audit Committee is charged with reviewing our material financial risk exposures and the process by which management assesses and manages exposure to such financial risk. The Audit Committee receives periodic reports from management on risks facing Lithia and other reports as requested by the Audit Committee from time to time. The Audit Committee also meets with management to discuss the steps management has taken to assess, monitor and control such exposures. While the Board of Directors oversees risk management, our management is charged with managing risk through strong internal controls and processes, which facilitates the identification and management of risks and provides for regular communication with the Board of Directors.

Meetings of the Board of Directors and Committees

The Board of Directors held four regular meetings and 12 special meetings in 2012. Each director attended at least 90% of all meetings of the board and of the board committees on which he or she served. Throughout 2012, the standing committees of our Board of Directors were the Audit Committee, the Compensation Committee and the Corporate Governance Committee.

There is no requirement that directors attend our annual meeting of shareholders, but directors are encouraged to do so. All of our current directors attended our 2012 Annual Meeting of Shareholders.

Committees of the Board of Directors

The Compensation Committee consisted of the following directors during 2012:

•	Mr. Becker (Chairman);
•	Ms. Cain;
•	Mr. Roberts (since April 2012); and
•	Mr. Young.

All of the committee members are independent as required for compensation committee members under NYSE listing standards. The Compensation Committee is responsible for our executive compensation philosophy. It annually reviews the performance of, and recommends to the Board the base salary and variable and long-term compensation for, our Chief Executive Officer and Executive Chairman. It also approves the compensation for other executive officers and reviews and recommends the compensation for non-employee board members. The Compensation Committee administers our employee benefits plans, including our Amended and Restated 2003 Stock Incentive Plan, our 2009 Employee Stock Purchase Plan, our Discretionary Support Services Variable Compensation Plan and our Long-Term Incentive Plan. The Compensation Committee held 15 meetings during 2012. The current Compensation Committee Charter is available on our website at www.lithia.com. See “Compensation Discussion and Analysis” below for a discussion of our compensation philosophy and how the Compensation Committee determines the compensation of our executive officers.

The Audit Committee consisted of the following directors during 2012:

•	Ms. Cain (Chairman);
•	Mr. Becker;
•	Mr. Roberts (since April 2012); and
•	Mr. Young.

The Audit Committee is responsible for selecting and hiring our independent registered public accounting firm and for overseeing our accounting functions, our system of internal control established by management and the processes to assure compliance with applicable laws, regulations and internal policies. Our Director of Internal Audit also reports directly to the chair of the Audit Committee. The Audit Committee held six meetings during 2012.

Audit Committee Independence and Financial Expert. All of the committee members are independent and financially literate as required for audit committee members under NYSE listing standards and the Audit Committee Charter. The Board of Directors has reviewed the qualifications and experience of the nominees standing for election and has determined that Ms. Cain satisfies the requirements of an “audit committee financial expert” as such term is defined by the SEC.  The current Audit Committee Charter is available on our website at www.lithia.com.

The Corporate Governance Committee consisted of the following directors during 2012:

•	Mr. Roberts (Chairman since April 2012);
•	Mr. Becker;
•	Ms. Cain; and
•	Mr. Young (Chairman until April 2012).

The primary objectives of the Corporate Governance Committee are to assist the Board of Directors in:

•	identifying qualified individuals to become board members and recommending to the Board of Directors nominees for each annual meeting of the shareholders;
•	determining the composition of the Board of Directors and its committees;
•	developing and implementing a set of effective corporate governance policies and procedures;
•	developing and enforcing a Code of Business Conduct and Ethics;
•	monitoring a process to assess the effectiveness of the Board of Directors, its members and its committees; and
•	ensuring compliance with NYSE listing standards.

The Corporate Governance Committee held four meetings in 2012. The current Corporate Governance Committee Charter is available on our website at www.lithia.com.

A written copy of the committee charters, our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, and our Shareholder Communications Policy may be obtained by contacting our Investor Relations Department, Lithia Motors, Inc., 150 N. Bartlett Street, Medford, Oregon 97501. These documents are also available on our website at www.lithia.com under Investor Relations.

Director Qualifications and Nominations

We select director nominees with backgrounds and qualifications that complement each other and that collectively allow the Board of Directors to fulfill its responsibilities. The Corporate Governance Committee is responsible for identifying and evaluating potential director nominees to fill any vacancies on the Board of Directors.

The Corporate Governance Committee annually reviews the composition of the Board and evaluates the qualifications and contributions of the current directors in the context of the desired composition of the Board, our operating requirements and the long-term interests of our shareholders. The committee also routinely reviews and interviews candidates for the Board of Directors whose background and experience suggest they may be qualified to join the Board and add valuable experience. The qualifications required of individuals for consideration as a board nominee vary according to the particular areas of expertise sought as a complement to our existing Board composition at the time of any vacancy. Potential candidates may be suggested from various sources, including management, other board members, shareholders, legal counsel, business leaders and other industry executives and directors. To date, the Board has not used an outside director search firm to identify potential director nominees.

The Corporate Governance Committee evaluates the qualifications of potential director nominee candidates, including candidates proposed by shareholders, based on certain criteria which include the individual’s skills, experience and other factors in the context of the current composition of the Board of Directors in order to maintain the Board’s overall diversity, including such factors as business experience, other directorships, business and personal relationships with management, expertise in finance, knowledge of financial reporting and the business of the Company. In this context, diversity encompasses differences of viewpoint, personal and professional experience, education, skill, and other individual qualities and backgrounds, such as gender, race and ethnicity differences. At a minimum, qualified director nominees should have the ability to dedicate sufficient time to Board activities and duties and, for independent directors, the absence of any conflicts of interest or material affiliations with us or our executive officers. The Corporate Governance Committee reviews its effectiveness in balancing these criteria when assessing the composition of the Board.

We require all of our directors to annually sign an acknowledgement of their confidentiality obligations and obligations under our insider trading policy and other policies to reinforce their commitment to protect our confidential information and our business reputation and to comply with applicable securities laws.

We seek to attract and retain qualified candidates for board membership, regardless of the origin of recommendation. The Corporate Governance Committee will consider potential nominees recommended by any record or beneficial shareholder. (See “Shareholder and Other Interested Parties Communications – Shareholder Director Recommendations” below).

Compensation of Directors

Non-Employee Director Compensation. The Directors serve from election at each annual meeting until the following annual meeting (approximately May 1 to April 30 of the following year). The Compensation Committee annually reviews and sets director compensation and any change is effective for the ensuing service year. Accordingly, the actual compensation paid to a director in a calendar year is generally earned under two separate compensation plans. None of our executive officers is involved in determining or recommending the amount or form of non-employee director compensation.

The Compensation Committee engaged Rodeghero Consulting Group (“RCG”) in 2012 as an independent consultant reporting to the Compensation Committee to review the market competitiveness of the compensation paid to the non-employee directors. For this report, RCG updated the peer group of companies to include a broader selection of retail companies based on industry classification code. The industry classification peer group is composed of: Aaron’s Inc., Aeropostale Inc., Ann Inc., Asbury Automotive Group, Inc., Ascena Retail Group, Inc., Brown Shoe Company, Inc., Cabelas Inc., Charming Shoppes, Inc., The Children’s Retail Stores, Inc., Collective Brands, Inc., DSW Inc., Finish Line, Inc. Genesco Inc., Group 1 Automotive, Inc., hhgregg, Inc., The Men’s Wearhouse Inc., The Pep Boys – Manny, Moe & Jack, Pier 1 Imports, Inc., RadioShack Corporation, Rent-A-Center, Inc., Stage Stores, Inc., Systemax Inc., and Zale Corporation.

The RCG report noted that our equity awards reflected a smaller portion of the total compensation relative to other companies, and that our total board fees are at the lower end of the peer group distribution, largely due to the relatively few number of committees and relatively small board size. Because we tend to have fewer committees and fewer directors, the total directors’ fees paid by us (calculated using the actual number of directors and committees) are in the lower-middle benchmark range in the peer group. Based on this report, the Compensation Committee elected to increase the compensation for our non-employee directors and to pay a significant portion of the increased compensation in the form of equity awards. The Compensation Committee believes that paying a portion of the annual compensation in equity provides each director with a vested interest in our long-term financial success.

The compensation structure for our non-employee directors for the 2012-2013 service year is:

•	$4,000 monthly retainer;
•
A Restricted Stock Unit (“RSU”) award for a number of shares of Class A common stock with a value of $80,000 based on the average closing share price for the 20 trading days prior to the grant date of the award; and

•
Additional RSU awards for the Audit Committee Chair (underlying share value of $6,000), Corporate Governance Committee Chair (underlying share value of $3,000), Compensation Committee Chair (underlying share value of $3,000) and Lead Independent Director (underlying share value of $3,000).

The RSU awards are made after the annual shareholder meeting. Twenty five percent of the RSU awards vest on the first business day of the month after each regularly scheduled quarterly meeting of the Board of Directors if the director continues to serve on that day. All equity grants to directors are subject to our stock ownership policy. See “Non-Employee Director Stock Ownership Policy; Hedging and Pledging Restrictions” below.

The Board believes the compensation of non-employee directors is equitable, using the RCG report as a guideline. In addition, the Board believes that the award of most of a director’s compensation in the form of an equity award subject to our stock ownership policy ties the director’s compensation to shareholder interests over the long term.

Director Compensation Table. The following table summarizes compensation paid to non-employee members of our Board of Directors during calendar 2012, which represents the 2012 portion of both the 2011-2012 Board term and the 2012-2013 Board term:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Thomas Becker	$49,000	$90,728	$3,965	$143,693
Susan O. Cain	49,000	90,728	3,775	143,503
Kenneth E. Roberts(1)	32,000	87,570	2,689	122,259
William Young	49,000	84,385	-	133,385

(1)	Mr. Roberts became a member of the Board of Directors on April 27, 2012.
(2)
The amounts set forth in this column reflect the fair value of all awards granted in 2012, including awards that did not vest in 2012. See Note 11 of Notes to Consolidated Financial Statements included in our Annual Report for the year ended December 31, 2012 for the valuation techniques and assumptions and other information related to our stock awards.

Equity incentive awards outstanding at December 31, 2012 for each non-employee Director were as follows:

Name	Unvested Stock Awards (#)	Option Awards (#)
Thomas Becker	826	8,000
Susan O. Cain	826	3,833
Kenneth E. Roberts	798	-
William Young	769	2,000

The fees reflected in the column “Fees Earned or Paid in Cash” in the above table are the actual fees earned in calendar year 2012. The amounts in the “Stock Awards” column reflect the fair value of awards granted during 2012, even though not earned until the completion of the year of service. All stock and option awards were made pursuant to a previously approved compensation package for board members.

Deferred Compensation Program. We offer our non-employee directors the opportunity to defer receipt of their compensation through participation in our Deferred Compensation Agreement adopted in 2009. Under this program, participants, including the non-employee directors who elect to defer compensation, may defer receipt of all or a portion of their cash compensation and any stock award. The cash portion accrues interest annually at a rate equal the effective rate of our U.S. Bank revolving credit facility as of January 1 of the year for which it is accrued. During 2012, the rate was 2.56%. Only Mr. Young elected to defer stock compensation in 2012.

Non-Employee Director Stock Ownership Policy; Hedging and Pledging Restrictions

Non-employee directors are expected to acquire and hold sufficient shares of our common stock to meaningfully share the risks and rewards of ownership with our shareholders generally. Non-employee directors are required to retain the lesser of 900 shares of common stock for each year of service or 5,000 shares (provided, however, shares may be sold to pay taxes with respect to the receipt of such shares) and may not sell the retained shares until six months after the non-employee director ceases to serve on the Board. In March 2013, the Corporate Governance Committee adopted changes to our insider trading policy and to our stock ownership policies for executive officers and directors to specify that they may not (1) engage in hedging transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, or (2) hold Company securities in a margin account or otherwise pledge Company securities as collateral for a loan. In the case of pledging transactions, our Board of Directors may grant exceptions to this prohibition when a person wishes to pledge Company securities as collateral for a loan (not including margin debt) and demonstrates the financial capacity to repay the loan without resorting to the pledged securities, or in circumstances our Board of Directors determines to be in the best interest of, or not detrimental to, the Company. In addition, securities pledged as of the date we adopted these changes to our policy and guidelines may continue to be pledged under existing or replacement arrangements. Sidney B. DeBoer is a member and the manager of Lithia Holding Company, L.L.C. (“Lithia Holding”), which has the sole voting and investment power with respect to all of the Class B common stock. 2,262,231 shares of Class B common stock are pledged by Lithia Holding to secure a loan to Sidney B. DeBoer. In addition, Ken Roberts has a line of credit that is secured by the securities held in one of his brokerage accounts. 71,900 of Ken Robert’s shares of Class A common stock are held in that brokerage account; no amounts were drawn on this line of credit as of February 28, 2013.

PROPOSAL NO. 2

Advisory vote on the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K.

Under Section 14A of the Securities Exchange Act, shareholders are entitled to cast an advisory vote regarding the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K. This advisory vote, while not binding on the Board of Directors or Compensation Committee, provides a means by which shareholders may express a view on the overall compensation package of the executive management team. The vote, which occurs annually, is a vote to approve or disapprove the overall compensation package of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, and not on any one specific element of the compensation package or on the compensation received by any one person. Although not binding, the results of the vote will be taken into consideration when the Compensation Committee reviews the executive compensation package in the future.

Our executive compensation policies are designed to align the interests of our executive management team with those of our shareholders, provide competitive compensation to attract and retain experienced executive talent, and reward achievement of our short-term, mid-term and long-term strategic goals and objectives, while providing a meaningful portion of total compensation that is dependent on our overall short-term and long-term financial performance. In considering how to vote, we encourage you to carefully review the Compensation Discussion and Analysis section and related executive compensation tables, which outline the total compensation package and our compensation practices relative to our performance. We believe the overall compensation in 2012 was appropriate for the following reasons:

•	Adjusted income from continuing operations, net of tax increased from $52.0 million in 2011 to $77.4 million in 2012.
•	Total shareholder return, calculated assuming dividends were reinvested, was 73.3% for 2012.
•	The potential compensation under the Variable Compensation Plans in 2012 was directly related to our profitability and operational effectiveness during each six month period.
•	The performance criteria under the Variable Compensation Plans in 2012 reflected our 2012 operational goals and objectives.
•
The amount and type of compensation was based, in part, on past compensation analysis of our peer group provided by an independent compensation consultant, which confirms that overall compensation for our named executive officers continues to be at or below the bottom quartile of the competitive range for the peer group analyzed by the independent compensation consultant.

•	Equity based compensation is performance-based and generally also subject to time-vesting.
•	A significant portion of the total compensation of our named executive officers is based on our short-term, mid-term, and long-term performance.

We are asking shareholders to approve the following advisory resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

The Board of Directors recommends a vote FOR the advisory vote to approve the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis (“CD&A”) provides information on our executive compensation program and policies, analyzes our compensation program, and provides amounts in the executive compensation tables that follow for our named executive officers. The CD&A includes the following:

•	An overview of our executive compensation philosophy and objectives of the compensation framework;
•	A description of oversight for the compensation awards;
•	A discussion of the elements of compensation and how we develop our compensation structure;
•	Application of the compensation structure in relation to 2012 results;
•	A summary of other compensation related arrangements; and
•	A discussion of our 2013 Compensation Philosophy.

Executive Compensation. Compensation for the Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers (the “NEOs”) is determined by the Compensation Committee (referred to hereinafter in this Compensation Discussion and Analysis as the “Committee”).

Compensation Philosophy. Our compensation philosophy is to establish a compensation package that addresses the following corporate goals: (1) attract and retain talented individuals; (2) provide incentives and rewards for accomplishing our goals and objectives; and (3) align compensation with the interests of our shareholders. This philosophy is the foundation of the Committee’s decisions regarding compensation. Our compensation program includes a base salary, variable cash compensation based on performance, equity-based compensation, long-term incentive pay and limited personal perquisites and benefits.

2012 Financial Highlights. We demonstrated strong operational performance in 2012:

•
Pro-forma annual pre-tax profit from continuing operations of $127.6 million, as disclosed in our Form 10-K for the year ended December 31, 2012, with an actual pre-tax profit of $128.5 million, compared to pro-forma annual pre-tax profit from continuing operations in 2011 of $83.7 million, with an actual pre-tax profit $88.3 million.

•	The rate for Manufacturer Sales Responsibility attainment for new vehicles (“MSR”) increased to 110.4% at 2012 year-end compared to 104.6% at 2011 year-end.
•	Used vehicle retail same store unit sales increased 19.5% in 2012.
•	Fixed operations same store sales increased 6.5%.

The Committee believes that the payouts made for fiscal 2012 reflect an appropriate level of compensation for our executives, especially when their performance is considered against the ongoing challenges of the current economy and our solid year-over-year performance.

2012 Advisory Vote. At the 2012 Annual Meeting of Shareholders, over 99% of the voting shares were cast to approve the “Say-on-Pay” proposal for 2011 NEO compensation. The Committee and the Board of Directors have reviewed the favorable outcome of the advisory vote on the executive compensation received last year and believe it conveys shareholder support of the Committee’s decisions and the existing compensation programs. As a result, no material changes were made in the structure of our 2012 compensation programs or in our compensation philosophy and objectives. The Committee will continue to monitor the results from each year’s advisory vote on executive compensation.

Executive Compensation Philosophy and Objectives

Using the goals of our compensation philosophy discussed above, we strive to establish a compensation package that is competitive within the industry in the location of our stores and offices, while maintaining and promoting the interests of Lithia and its shareholders and supporting our mission. Additionally, whenever appropriate, we structure compensation to maximize the tax benefits available to us and minimize compensation expense.

We believe that specific levels of compensation should reflect the comparative management responsibility of the position within our Company, the relative value of the position in the marketplace and the competitive market for quality, key personnel in our industry. We provide a competitive base salary, a semi-annual performance-based variable cash compensation plan, equity-based compensation, a long-term incentive plan, and limited perquisites and benefits. The performance-based cash compensation plan rewards our executive management team for attaining specific financial and operational goals established by the Board of Directors for six month periods; while the equity-based incentives and long-term incentive plan are designed to encourage our executive officers and directors to focus on maximizing shareholder wealth, both mid-term and long-term, while also allowing each such person to participate in our long-term growth and financial success. By using a mix of base salary and short-term, mid-term, and long-term incentives, our goal is to align the short and long-term interests of our senior and mid-level management with those of our shareholders. The limited perquisites and benefits are designed to be a low-cost benefit to retain key employees.

Named Executive Officers. The following table identifies our NEOs, the positions they hold, and the year in which they became an employee. Our officers are appointed by the Board of Directors.

Name	Age	Current Position(s)	With Company Since
Bryan B. DeBoer	46	President and Chief Executive Officer	1989
Christopher Holzshu	40	Senior Vice President and Chief Financial Officer	2003
Sidney B. DeBoer	69	Executive Chairman and Chairman of the Board	1968
R. Bradford Gray	61	Executive Vice President	1981
Scott A. Hillier	50	Senior Vice President	1986
M. L. Dick Heimann	69	Vice Chairman	1981

Information on the business backgrounds of Sidney B. DeBoer, Bryan B. DeBoer and M. L. Dick Heimann are provided in “Election of Directors” above.

Christopher Holzshu has served as Senior Vice President and Chief Financial Officer since November 2010, and as our Secretary since April 2012. Mr. Holzshu is responsible for all aspects of accounting, finance and financial planning and analysis; is directly involved in operations; oversees our performance monitoring functions, including setting operational targets for store performance and improvements; tracks and manages Company-wide budgets; and oversees capital deployment decision making. Prior to his promotion to Lithia’s Chief Financial Officer, Mr. Holzshu served as Vice President, Financial Planning and Analysis since 2008, where he was actively involved in business development, budgeting, forecasting, procurement, payroll and benefits. He joined Lithia in 2003 as Director of Accounting to oversee corporate accounting, and, beginning in 2004, served as Assistant Vice President of Audit and Compliance, responsible for internal audit and compliance. Before joining Lithia, Mr. Holzshu worked at KPMG LLP, where he specialized in the automotive manufacturing and retail automotive sectors. Mr. Holzshu is a licensed CPA in Oregon.

Brad Gray has served as Executive Vice President involved in acquisitions and dispositions, claims resolutions and human resources since 1996 and was also a Board member from 1997 until May 2005. From 1981 to 1995, he served in various capacities, including as General Manager of our Lithia Dodge (1989-1991) and Grants Pass (1991-1995) stores. Since 1975, Mr. Gray has held various positions in the automobile sales industry, including sales representative, sales manager and general manager.

Scott Hillier joined the Lithia team in January 1986. Mr. Hillier has served as Senior Vice President of Operations since August 2008. In this role, he supervises Lithia’s Regional Vice Presidents and is responsible for vehicle sales and finance, service and parts operations, marketing, personnel and human resources. Prior to his current role, Mr. Hillier held positions of increasing responsibility within the organization, including Vice President of Human Development from 2003 to 2008, and, prior to that, Vice President of Sales and Finance. Prior to joining the executive management team, Mr. Hillier worked in our stores, performing such roles as Finance Manager, General Sales Manager, General Manager and multi-store General Manager. He brings successful operational experience and training and mentoring techniques. Mr. Hillier graduated from Southern Oregon University with a B.S. in Inter-disciplinary Studies.

Oversight and Responsibility for Executive Compensation

Our Board of Directors is responsible for establishing and administering our executive compensation and employee benefit programs. This Board duty has been delegated to the Compensation Committee in accordance with its Committee charter. The Committee annually reviews the executive compensation program and approves appropriate modifications to the senior executive compensation packages, including specific amounts and types of compensation used.

The Committee is responsible for determining the compensation package for our CEO and Executive Chairman. The Committee meets in executive session, without the CEO or Executive Chairman, to evaluate performance and to set the amount and type of compensation to be paid. During this process, the Committee is assisted by its independent compensation consultant. The Committee also reviews and considers the results of the independent 360-degree review of the CEO conducted annually, and the Committee considers each element of total compensation earned.

For each senior executive officer other than the CEO and Executive Chairman, the CEO recommends a compensation package. After consideration of his recommendations, our overall compensation goals and objectives, our overall performance, each NEO’s performance and input received from its independent compensation consultant, the Committee reviews the CEO’s recommendation regarding each individual NEO’s compensation package, and determines whether to approve or modify such compensation.

The Committee also establishes the annual compensation of the non-employee directors and administers the equity compensation plans, including the Amended and Restated 2003 Stock Incentive Plan (“Stock Incentive Plan”), the 2009 Employee Stock Purchase Plan, the Variable Compensation Plan, and the Executive Management Non-Qualified Deferred Compensation and Long-Term Incentive Plan, and certifies and approves payments based on performance measures.

Independent Consultant. The Committee engaged RCG as an independent compensation consultant reporting to the Committee, to prepare a report with respect to the market competitiveness of the entire compensation package for our CEO, our other NEOs, and certain other executives. No member of our management made or recommended the decision to engage RCG. RCG completed an updated independent analysis of market compensation benchmarks for Lithia’s executive team in 2012 (the “RCG Study”), and has compared our executives’ compensation to the updated and expanded industry classification peer group found on page 11 of this proxy statement. In addition, the RCG Study included data from our prior peer group based on auto retailers with similar operating scope and our prior peer group based on regional companies with similar market capitalizations for comparison. The auto retailer peer group consists of: Asbury Automotive Group, Group 1 Automotive, Penske Automotive Group and Sonic Automotive, Inc. The industry peer group consists of Advance Auto Parts Inc., Americas Car-Mart, Inc., AutoNation, Inc., AutoZone, Inc., CarMax, Inc., Monro Muffler Brake, Inc., O’Reilly Auto Parts and The Pep Boys – Manny, Moe & Jack.

RCG reports directly to the Committee and the Committee reviews all consulting projects performed for us by RCG. As an independent consulting firm, RCG provides no other compensation services to us, including any retirement or welfare plan administration.

The Committee adopted a policy in February 2013 requiring its consultant to be independent of Lithia’s management. The Committee performs an annual assessment of its compensation consultants to determine whether a consultant is independent. The Committee reviewed the independence of RCG and confirmed that RCG’s work has not raised any conflict of interest and that RCG is independent under the Committee’s policy.

Elements of Compensation Program

We strive to maintain a balanced compensation program. The elements of compensation include: (i) a base salary, (ii) variable-performance cash compensation, (iii) equity grants, (iv) long-term incentive compensation, and (v) other limited personal perquisites and benefits. The following is a discussion of our 2012 executive compensation program which includes, for each element, the primary purpose and formulation.

Base Salary. The amount of base salary for our CEO is based on competitive market factors, comparison of relative CEO pay within the auto retail and industry peer groups mentioned above, the performance of Lithia and the relative pay level within the senior management team. The base salaries of executive officers other than the CEO are based on financial and non-financial criteria, the executives’ respective responsibilities, the relative internal pay equity among the senior executives and current market conditions, including relative pay within the industry. Base salaries are typically established each year on March 1 and executives are paid at that rate through February of the next year.

Variable Compensation. Our Discretionary Support Services Variable Performance Compensation Plan, approved in 2010, is a cash variable compensation plan intended to compensate an executive for achieving short-term performance goals, measured on a half-year basis (the Committee may, in the future, elect to alter the performance period for future plans to a full year). The general performance criteria of the Variable Compensation Plan were approved by shareholders in April 2011. Because the payments under the Variable Compensation Plan are purely performance-based, prior compensation received under the plan is not taken into consideration when setting new variable compensation targets.

Every six months, the Committee, along with senior management, establishes performance targets for awards under the Variable Compensation Plan. At the end of each six-month period, the Committee reviews the Internal Auditor’s determination of the extent to which targets have been met. While the Committee believes that financial performance should be the most significant driver of compensation, other factors that drive long-term value for shareholders are also taken into account by the Committee when it establishes targets, including customer satisfaction, new and used vehicle sales growth, and growth in fixed operations.

Under the Variable Compensation Plan, each NEO has a maximum variable compensation potential based on a percentage ranging from 50% to 150% of his annual salary. The salary used to compute the variable compensation, however, may not exceed $1.0 million and the variable compensation paid may not exceed $1.5 million. The NEO’s variable compensation received under the Variable Compensation Plan is a percentage of the NEO’s maximum potential, determined based on the accomplishment of specified objectives at the end of each six month performance period. All variable compensation approved by the Committee is paid in the following quarter. Although the performance periods are semi-annual, the total variable compensation potential for any executive is determined on an annual basis in accordance with the maximum levels previously approved by shareholders.

For the Variable Compensation Plan, the performance goals may be based on one or more of the following objectives:

•	Company profit
•	Used vehicle sales (revenue or units)
•	Fixed department sales
•	Manufacturer sales satisfaction scores
•	Manufacturer service satisfaction scores
•	Manufacturer sales responsibility (new vehicles) attainment

The Committee must approve the payment of any variable compensation. Whether we achieved each or any objective is determined in the sole judgment of the Committee. Whether financial targets have been attained is determined based on U.S. GAAP, to the extent applicable, ignoring changes in accounting rules during the compensation period.

Payments to our NEOs are subject to a “claw-back” if we must restate our financial statements and if the amount awarded should have been less under the restatement.

Equity Based Compensation. The Stock Incentive Plan provides for the issuance of non-qualified stock options, stock-settled stock appreciation rights, stock awards, stock units and performance awards. Our equity-based awards are intended to reward long-term growth and align the interests of management with those of the shareholders, thereby increasing shareholder value, and to promote long-term retention of key personnel. Because issuing stock options can subject us to accounting expense even if the options are worthless to the grantee, the Committee has shifted from its prior practice of granting predominately stock options to awarding restricted stock units (“RSUs”) subject to forfeiture under time vesting provisions, and, for NEOs, performance vesting provisions. RSU performance targets are established by the Committee and have been based on earnings targets and earnings per share targets. We believe the use of RSUs continues to align the interests of our executives with shareholders by subjecting the grant to specific earnings performance thresholds and encourages the executive to continue employment with us until the awards vest.

Equity awards to our NEOs, like awards under our Variable Compensation Plan, are subject to a “claw-back” if we must restate our financial statements and if the number of shares issued under the RSU should have been less under the restatement. We also use equity awards as a significant portion of the compensation paid to our non-employee directors (see “Director Compensation” above).

Long-Term Incentive Plans. Prior to 2011, other than equity awards and our 401(k) Plan, we had not adopted any long-term incentive or retirement plans for our officers. As part of the Committee’s review of our compensation package, management recommended, and the Board approved in 2011 the implementation of a supplemental executive retirement plan for our management group, including our NEOs (the “Long-Term Incentive Plan”), and one for our founder and Executive Chairman, Sidney B. DeBoer. The purpose of the Long-Term Incentive Plan is to include in our compensation package a cost-effective retirement program to assist us in recruiting and retaining key personnel. Contributions to the Long-Term Incentive Plan are at the discretion of the Committee based on our operating performance for the prior year and each participating executive’s base salary. Each participant vests in any discretionary contributions made by us under a schedule set forth in the applicable plan documents. The schedule is seven years for our management group, and one year for our Founder and Executive Chairman, Sidney B. DeBoer. Amounts in the discretionary contribution account fully vest upon a change in control, as defined in the Long-Term Incentive Plan, and upon the participant’s death or disability.

In addition, eligible employees may annually elect to defer up to 50% of their base salary and 100% of their variable compensation into the Long-Term Incentive Plan. Executives were not eligible to make elective deferral contributions into the Long-Term Incentive Plan prior to January 1, 2012. The minimum deferral amount for any deferral period is $5,000. The Committee may change these minimums and maximums from time to time upon written notice. A participant will be 100% vested for any such deferral amounts. Balances in the Long-Term Incentive Plan for all participants will be credited on a monthly basis with an earnings rate determined by the Committee. The balance in the discretionary contributions account will be paid out over a 10-year period after normal retirement. Deferral contributions will be paid as elected in the participant’s participation election relating to each deferral period. We utilize corporate-owned life insurance to fund our obligations (excluding any participant elected deferred income) under the Long-Term Incentive Plan.

Benefit Programs. Our NEOs are generally eligible to participate in benefit programs available to all full-time employees, including health and disability insurance and participation in a 401(k) plan. However, because of limitations contained in the Code applicable to principal shareholders and their family members, Mr. Holzshu and Mr. Hillier are currently the only NEOs eligible to participate in our 2009 Employee Stock Purchase Plan.

Other Compensation. Our NEOs are provided with an auto allowance and we pay long-term care insurance premiums on their behalf.

Tax Considerations. We attempt to maximize the tax benefits to us related to compensation expense and we structure our equity awards to reduce, to the extent practicable, our after-tax compensation expense while achieving our compensation goals. The Committee intends compensation to be deductible for federal income tax purposes to the extent practicable. The Variable Compensation Plan and awards under our Stock Incentive Plan to our NEOs are intended to qualify as “performance-based compensation” under Section 162(m) of the Code and, as required, were submitted to shareholders for approval. Periodically, we may submit material changes to these plans to shareholders for approval to ensure continued deductibility of these expenses.

Compensation Framework in Relation to 2012 Results

Base Salary. The Committee generally reviews and adjusts base salaries annually with the new salaries effective in March. With the uncertainty surrounding the economy generally and the automotive industry specifically, the Committee froze the base salary for the NEOs from 2007 through 2010 (except for Mr. Gray’s salary, which was reduced to reflect reduced job responsibilities, and Mr. Holzshu’s base salary which was established upon his promotion to Chief Financial Officer in 2010). For 2011 and 2012, the Committee continued the base salary level for the Executive Chairman and for Mr. Gray. After reviewing the comparable peer company base salary compensation and competitive target ranges in the RCG Study and after giving consideration to the desire to balance fixed and variable compensation, the Committee increased the other NEOs’ base salaries for 2012. The annual base salary effective March 2012 was $360,000 for Scott Hillier and $336,000 for Chris Holzshu. In May 2012, in connection with his promotion to CEO, Bryan B. DeBoer’s annual base salary was increased to $800,000.

Variable Compensation. For 2012, the Committee set the maximum variable compensation payment level as a percentage of salary for each of the NEOs as follows: Bryan B. DeBoer – 150%; Christopher Holzshu – 100%; Sidney B. DeBoer – 150%; Brad Gray – 100%; Scott Hillier – 100%; M. L. Dick Heimann – 50%. To determine actual variable compensation payments, the maximum variable compensation level is multiplied by the performance criteria achievement level. For example, if the performance criteria attained for 2012 indicated an achievement level of 50% of potential, the amount of variable compensation earned would be equal to 75% of the executive’s base salary (assuming 150% maximum variable compensation level) for that period. The Committee recognized when it made the award that the potential variable compensation available to the executives could be substantial, but believed that such rewards would be merited if the criteria were satisfied at the maximum level as the performance criteria established in 2012 were significantly higher than our 2011 performance.

The performance criteria under the Variable Compensation Plan for the first half of 2012 were based on achieving the following:

•
A level of pre-tax profits determined using GAAP consolidated pre-tax profits excluding any non-operating transactions or disposal activities, income tax adjustments and the other adjustments set forth in the reconciliation table at the end of this section on Variable Compensation;

•
A 100% sales satisfaction score as computed by the average of the scores received from each of our major brand manufacturers (with 100% being an average performing store) on stores owned for at least 12 months and as reported in the CSI/SSI Comparative Analysis Summary in the Lithia Store Rankings following the end of the second quarter;

•
A 100% service satisfaction score as computed by the average of the scores received from each of our major brand manufacturers (with 100% being an average performing store) on stores owned for at least 12 months and as reported in the CSI/SSI Comparative Analysis Summary in the Lithia Store Rankings following the end of the second quarter;

•
New vehicle MSR percentages determined by the average (weighted based upon total units sold by each store) of the scores received from each manufacturer providing comparable market sales efficiency data on stores owned for at least 12 months and as reported in the MSR/Sales Efficiency Trend Report (Section 1) following the end of the second quarter;

•	Used vehicle unit sales percentage increase/decrease based on same store year-over-year performance year-to-date for the six month period; and
•	Fixed department revenue growth determined on continuing operations same store year-over-year performance year-to-date for the six month period.

As an additional condition to earning any variable compensation for Sales Satisfaction scores, Service Satisfaction scores, New Vehicle MSR, Used Vehicle Sales and Fixed Department Sales, we must have achieved pre-tax profits of at least $10.0 million for the first half of 2012. Further, the pre-tax accomplishment levels will be reduced $500,000 for each full $25 million in Company share repurchases made during the measurement period.

For the first half of 2012, participants earned a total of 96% of the maximum variable compensation amount, with Lithia achieving an adjusted pre-tax profit of $58.8 million, excluding non-operating transactions and disposal activities, a new vehicle MSR rate of 107.8%, used vehicle retail same store unit sales rate of 16.7%, and fixed operations same store sales growth of 5.8%. The total amount of the variable compensation earned by the CEO and other NEOs for the first half of 2012 was $1,727,904.

The performance criteria under the Variable Compensation Plan under the second half of 2012 were the same as the performance criteria under the Variable Compensation Plan under the first half of 2012, except that the pre-tax profit targets were increased to reflect market performance trends. As an additional condition to earning any variable compensation for Sales Satisfaction scores, Service Satisfaction scores, New Vehicle MSR, Used Vehicle Sales and Fixed Department Sales, for this period, we must have achieved pre-tax profits of at least $20.0 million.

For the second half of 2012, participants earned a total of 94% of the maximum variable compensation, with Lithia achieving an adjusted pre-tax profit of $71.0 million, excluding non-operating transactions and disposal activities, a new vehicle MSR rate of 110.4%, used vehicle retail same store unit sales rate of 22.2%, and fixed operations same store sales growth of 7.0%. The total amount of the variable compensation earned by the CEO and other NEOs for the second half of 2012 was $1,774,626.

The following table sets forth the maximum percentage of each participant’s maximum potential that could have been achieved under each performance objective for the first six months of 2012 and the second six months of 2012. It also sets forth the actual achievement for each performance objective for each six-month period. For subsequent periods, the Committee may change (i) which of these performance objectives will be considered; (ii) the specific targets; (iii) the inclusion or exclusion of discontinued operations, non-recurring items or impairment charges; (iv) whether such objectives are thresholds to be achieved, relative changes from previous periods or are compared to a defined or identified peer group; and (v) the applicable percentages for each of the performance objectives.

Objective		2012 First Half Performance Target	Result	Potential Achievement(5)	Actual Achievement
●	Pre-tax Profit (1)	$25.0 million to $45.0 million, pro-rata if between levels	$58.8 million	35% to 85%	85%
●	Sales Satisfaction (2)	Aggregate score of 100%	100.2%	3%	3%
●	Service Satisfaction (2)	Aggregate score of 100%	99.6%	3%	0%
●	New Vehicle MSR (3)	Aggregate score of 110% or higher	107.8%	3%	2%
		Aggregate score of 105% to 109.9%		2%
		Aggregate score of 100% to 104.9%		1%
●	Used Vehicle Unit Growth(4)	10% or higher	16.7%	3%	3%
	(Same Store over prior year)	7.0% to 9.99%		2%
		4.0% to 6.99%		1%
●	Fixed Operations Sales Growth (4)	2% or higher	5.8%	3%	3%
	(Same Store over prior year)	1.0% to 1.99%		2%
		0% to 0.99%		1%
		Total		100%	96%

Objective		2012 Second Half Performance Target	Result	Potential Achievement(5)	Actual Achievement
●	Pre-tax Profit (1)	$35.0 million to $60.0 million, pro-rata if between levels	$71.0 million	25% to 85%	85%
●	Sales Satisfaction (2)	Aggregate score of 100%	99.6%	3%	0%
●	Service Satisfaction (2)	Aggregate score of 100%	99.1%	3%	0%
●	New Vehicle MSR (3)	Aggregate score of 110% or higher	110.4%	3%	3%
		Aggregate score of 105% to 109.9%		2%
		Aggregate score of 100% to 104.9%		1%
●	Used Vehicle Unit Growth(4)	10% or higher	22.2%	3%	3%
	(Same Store over prior year)	7.0% to 9.99%		2%
		4.0% to 6.99%		1%
●	Fixed Operations Sales Growth (4)	2.0% or greater	7.0%	3%	3%
	(Same store over prior year)	1.0% to 1.99%		2%
		0% to 0.99%		1%
		Total		100%	94%

(1)
Determined using GAAP consolidated pre-tax profit excluding any non-operating transactions or disposal activities. Achievement is measured after the deduction of Long-Term Incentive Plan expenses and any variable compensation to be paid.

(2)
Determined by the average of the scores received from each manufacturer (with 100% being an average performing store) for each store owned for at least 12 months and included in the CSI/SSI Comparative Analysis Summary in the Lithia Store Rankings following the end of the measurement period.

(3)
Determined by the average (weighted based upon total units sold by each store) of the scores received from each manufacturer providing comparable market sales efficiency data (currently excludes BMW) on stores owned for at least 12 months, and as reported in the MSR/Sales Efficiency Trend Report (Section 1) following the end of the measurement period.

(4)	Determined using same-store operating results. Same-store only includes results from store operations where full months of operations occur in both periods.
(5)
If the highest threshold were attained for all objectives in each half-year plan, the maximum amount of the variable compensation payable related to performance in 2012 to the Executive Chairman, the CEO and the other four NEOs would have been $3,687,800 (for individual potential variable compensation, see the “Grants of Plan-Based Awards Table” in this proxy statement). This maximum amount is approximately $285,000 greater than the maximum amount possible in 2011, which is a result of an increase in the base salaries of three of the NEOs.

The total variable compensation amount achieved in the three years prior to 2012 under plans based on similar performance criteria was:

		First Half	Second Half	Full Year (average)
•	2009	29%	55%	42.0%
•	2010	30%	65%	47.5%
•	2011	88%	65%	87.5%

The actual adjusted pre-tax profit achieved was $58.8 million for the first half and $71.0 million for the second half of 2012, respectively. These amounts were determined by starting with GAAP consolidated income from continuing and discontinued operations and excluding any non-core transactions or non-cash adjustments such as real estate sales, contract termination fees, impairments, income tax adjustments, gains/losses on sold/closed stores following last full month of operations and similar items, as specified in the Variable Compensation Plan. The material adjustments are the same adjustments we perform when presenting non-GAAP operating income, which focuses on operating income from continuing operations, in our earnings releases and filings on Form 10-Q and Form 10-K. Additional adjustments relate to discontinued operations, gains/losses on disposal activities and miscellaneous non-operating transactions or disposal activities such as disposals of real estate.

The table below reconciles reported GAAP consolidated income from continuing and discontinued operations and the actual pre-tax profit for purposes of the variable compensation plans:

	6 Months Ended June 30, 2012		6 Months Ended December 31, 2012		12 Months Ended December 31, 2012
	$ in thousands
Pre-tax Income from Continuing Operations	$59,682	(1)	$68,775	(9)	$128,457	(5)
Pre-tax Income from Discontinued Operations	-	(2)	1,565	(9)	1,565	(6)
Pro forma items:
Asset impairments and disposal gains	(624	)(3)	-	(9)	(624	)(7)
Equity Investments	(244	)(3)	-	(9)	(244	)(7)
Excluded items:
Loss (gain) on disposals	-	(2)	621	(9)	621	(6)
Other non-operating adjustments:
Loss (gain) on Real Estate disposals	(20	)(4)	45	(9)	25	(8)
Adjusted Variable Compensation Plan Pre-tax Income	$58,794		$71,006		$129,800

(1)	Form 10-Q period ended June 30, 2012 - Item 1 - Consolidated Statement of Operations
(2)	Form 10-Q period ended June 30, 2012 - Item 1 - Note 14
(3)	Form 10-Q period ended June 30, 2012 - Item 2 - Non-GAAP Reconciliations
(4)	Form 10-Q period ended June 30, 2012 - Item 1 - Consolidated Statement of Operations (included in Selling, general and administrative)
(5)	Form 10-K period ended December 31, 2012 - Item 8 - page F-4
(6)	Form 10-K period ended December 31, 2012 - Item 8 - Note 16 - page F-34
(7)	Form 10-K period ended December 31, 2012 - Item 7 - page 45
(8)	Included as a component of Selling, general and administrative
(9)	Difference between 12 months ended December 31, 2012 and 6 months ended June 30, 2012

Equity Based Compensation. The number of RSUs awarded to the senior executives was determined by the Committee after considering peer comparisons, the percentage of total compensation and targets based on adjusted earnings per share for 2012. In 2012, we issued a total of 168,244 RSUs to key employees, including NEOs. The awards generally vest 25% on the second anniversary, an additional 25% on the third anniversary, and become fully vested on the fourth anniversary of the grant date.

Each 2012 RSU award granted to our NEOs was made contingent on our meeting specified adjusted earnings per share thresholds. For 2012, the award was based on targeted diluted income (loss) per share from continuing operations adjusted to eliminate gains or losses on the sale of real estate or stores, asset impairments, and income tax adjustments. The minimum threshold was $1.00, the target threshold was $1.50, and the maximum threshold was $2.50. Under the terms of the awards, failure to achieve the minimum earnings performance threshold of $1.00 per share would result in forfeiture of the entire award, achieving the target threshold of $1.50 per share would result in attainment of 100% of the base number of RSUs identified in the award, and achieving the maximum threshold of $2.50 per share would result in attainment of 150% of the base number of RSUs identified in the award. For 2012, our adjusted earnings per share from continuing operations on a pro-forma basis were $2.96, which exceeded the maximum threshold. The reconciliation of this measure to the most comparable GAAP measure is provided in our annual report. A total of 101,250 RSUs were awarded to our NEOs, the maximum number of RSUs that could have been awarded, as reflected in the table headed Grants of Plan-Based Awards later in this proxy statement.

The following chart shows our adjusted earnings per share from continuing operations on a pro-forma basis over the last five years:

Long-Term Incentive Plan. For 2012, the Committee approved a contribution under the Long-Term Incentive Plan for our CEO, Bryan B. DeBoer, of $194,873 and approved continuing the annual award amount of $975,000 to the Executive Chairman. The contributions for the NEOs other than the CEO and Executive Chairman approved by the Committee totaled $264,291 for 2012 (individual contributions for NEOs are reflected in the table headed “Non-Qualified Deferred Compensation” later in this proxy statement). In approving the level of contribution for the NEOs, other than the Executive Chairman, the Committee considered our operating performance for the prior year and the NEO’s base salary. Contributions for the NEOs other than the Executive Chairman will vest over seven years, and the earnings rate was 5.85% for 2012. In approving the level of contribution for the Executive Chairman, the Committee noted his continuing and unique value to the Company, that his base compensation has not been increased since 2007, and that no equity awards were made to him in 2011 and 2012. The Committee believes that shifting the value of annual equity grants into a deferred cash retirement benefit would benefit both Lithia and the Executive Chairman, recognizing he is a significant shareholder with a significant economic interest in enhancing the value of our common stock. The 2012 contribution for the Executive Chairman will vest over one year, and the earnings rate was 5.85% for 2012.

Other Compensation. We make contributions to the 401(k) accounts of all participating NEOs on the same terms as non-executive employee participants in our 401(k) plan and provide health and disability insurance for the NEOs under the same plans as for other non-executive employees. For 2012, we guaranteed a minimum match of 15% on the first $2,500 of contributions, with a maximum match of 40% of the first $2,500 of contributions. The final match depends on our achievement of the pre-tax profit objectives in the Variable Compensation Plan in the first and second halves of 2012. Our 2012 achievement levels resulted in a match of 38% on the first $2,500 in contributions.

We provide an automobile allowance to our NEOs and pay premiums on a long-term disability insurance policy for each. In addition, we have a Long-Term Care Insurance Plan for our senior executives through payment of annual premiums on individually owned policies for covered executives.

We believe that the current mix and amount of compensation provides a competitive compensation package for our NEOs, properly balancing the compensatory features with the performance features and providing incentive to implement and execute our short-term and long-term strategic and operational plans.

Other Compensation-Related Arrangements

Change in Control Agreements and Severance Agreement. With the downturn in the automotive industry generally and the related decline in our stock price in 2009, the Board of Directors recognized that we could be an attractive acquisition target and entered into Change in Control Agreements with members of our executive team to incent them to remain with us. Additionally, if the Board of Directors determined that a sale of the Company was in the best interest of shareholders, the Board of Directors believed it appropriate to provide an appropriate level of severance if the sale results in termination of members of the executive team. We previously entered into Change in Control Agreements with each of Sidney B. DeBoer, Bryan B. DeBoer, Chris Holzshu and Dick Heimann. Effective February 22, 2013, we amended the Change In Control Agreements with Bryan B. DeBoer and Chris Holzshu and entered into a Change in Control Agreement with Scott Hillier. The agreements provide for severance in the event of termination of employment following a change in control. We also have an agreement with Brad Gray to provide him with specified severance if we terminate him without cause prior to February 28, 2014.  Additionally, all of our equity grant agreements with our executive officers prior to 2013 contain provisions that accelerate vesting upon a change in control. See “Potential Payments Upon Termination or Change in Control” below. Other than the foregoing arrangements, we have not entered into employment contracts with any of the NEOs, all of whom are employees at-will whose employment may be terminated by us at any time with or without cause.

Equity Grant Date Practices. Except for the non-employee directors as noted above, we award stock options and RSU awards to all persons selected to receive an award on the same date. The exercise price for stock options is set at the time of the award at the fair market value measured as the closing price of our Class A common stock on the date of grant. RSUs are awarded with vesting requirements but without any payment requirement. The date of grant has been on or about March 10th of each year; however, starting in 2013, this has been moved forward to February 1st. All regular stock option and equity awards are reviewed and approved at a Committee meeting each year. Our current practice is to award only RSUs.

Stock Ownership Policy; Hedging and Pledging Restrictions. After the second calendar year of service, the NEOs are expected to acquire and hold shares of our Class A common stock with a market value equal to at least 5% of their base salary for each year of service as an executive officer. In determining compliance with this guideline, share ownership includes vested RSUs and indirect share ownership, but not unexercised stock options. In March 2013, the Corporate Governance Committee adopted changes to our insider trading policy and to our stock ownership policies for executive officers and directors to specify that they may not (1) engage in hedging transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, or (2) hold Company securities in a margin account or otherwise pledge Company securities as collateral for a loan. In the case of pledging transactions, our Board of Directors may grant exceptions to this prohibition when a person wishes to pledge Company securities as collateral for a loan (not including margin debt) and demonstrates the financial capacity to repay the loan without resorting to the pledged securities, or in circumstances our Board of Directors determines to be in the best interest of, or not detrimental to, the Company. In addition, securities pledged as of the date we adopted these changes to our policy and guidelines may continue to be pledged under existing or replacement arrangements. 2,262,231 shares of Class B common stock are pledged by Lithia Holding to secure a loan to Sidney B. DeBoer, who is a member and the manager of Lithia Holding.

2013 Compensation Philosophy

For 2013, the Committee and the Board of Directors modified their process for making performance-based awards and introduced a long term equity grant for certain officers, including NEOs.

Variable Compensation. The pre-tax earnings target in the Variable Compensation Plan will be based on the higher of (a) the high end of earnings guidance published by the Company or (b) the historical high earnings attained by the Company for prior periods, in each case with 100% of the award earned if the target is attained and none of the award earned if less than 50% of the target is attained.

Equity Based Grants. The process for establishing performance objectives and determining the number of shares subject to the performance and time-vested RSU grants for certain NEOs will be as follows:

•	Performance targets will be established based on external guidance on the Company’s earnings per share;
•
Performance targets will be based on the high end of the guidance range. If the target is attained, 60% of the award will be earned, and if the Company has positive earnings 30% of the award will be earned. At other attainment thresholds, the amount of the award earned based on target levels will depend on whether or not the target represents historical high adjusted earnings per share. The entire award will be earned only if 110% of the target is attained (if a historical high) or 120% of the target is attained (if not a historical high); only 40% of the award will be earned if 90% of the target is attained (if a historical high) or 95% of the target is attained (if not a historical high). Between achievement levels, the amount of the award earned will be prorated;

•	RSU grants to NEOs that are both performance and time vesting will be allocated as a percentage of the NEO's base salary ranging from 50% to 150%; and
•	RSU grants will be awarded using the average 20 day trading price prior to the issuance of the award (usually in the first quarter of the year).

The portion of the award earned will continue to be subject to time-vesting over a four year period and are subject to continued employment.

For certain Company officers, including certain NEOs, the Committee and the Board of Directors awarded additional performance-based RSUs tied to long term earnings per share targets developed by management and the Committee. These one-time awards range from 75% to 150% of base compensation and are intended to align management's strategic decisions to the long term goals of the Company.  The awards are based on achieving annual adjusted earnings per share thresholds of $4.00, $5.00 and $6.00 and expire at the end of six years.

For more information on the 2013 RSU grants to NEO's, see "2013 Stock Incentive Plan Benefits" under Proposal No. 3.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, included elsewhere in this proxy statement, with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in Lithia’s annual report on Form 10-K.

Submitted by the Compensation Committee of the Board of Directors:

Thomas Becker (Chairman)
Susan O. Cain
Kenneth E. Roberts
William L. Young

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following directors served on the Compensation Committee during 2012: Thomas Becker (Chairman), Susan O. Cain, Kenneth E. Roberts and William L. Young. During 2012, none of our executive officers served as a member of the board of directors or as a member of the Compensation Committee of any entity that has one or more executive officers serving as a member on our Board or Compensation Committee.

COMPANY COMPENSATION POLICIES AND PRACTICES, RISK ANALYSIS

The Compensation Committee and the full Board of Directors considered whether our compensation policies and practices, and, in particular, our variable performance compensation plans, incent participants to take increased risks, which could reasonably result in a material adverse effect to us. The Board of Directors and Compensation Committee concluded that our plans, policies and practices do not create an incentive to take unreasonable risks that could result in material adverse effects on us. In reaching this conclusion, the Board of Directors and Compensation Committee members noted the following:

•
Except for the pay plans for regional and store general managers, for sales personnel, and fixed operations personnel, the incentive plans in which our executive management and senior officers participate are based on Company-wide performance.

•	Our incentive plans focus on key performance metrics which are less susceptible to manipulation or being favorably influenced by risk-taking activity.
•	Except to hedge a portion of our interest rate risk and inconsequential supply contracts, we do not engage in any derivative transactions or forward or futures contracts.
•	While currently engaged solely in the retail automotive sales, service, finance and related products business, we are continuing to diversify our geographic base.
•
Variable compensation payments and performance-based RSU awards to our executive officers are subject to “claw back” if an achievement target is later found not to have been attained because of a financial restatement.

•	The variable compensation plans preserve “negative discretion” to permit the Board of Directors to elect not to pay otherwise achieved variable compensation amounts for any reason.
•	A meaningful component of compensation is equity grants with extended vesting periods designed to ensure that our long-term performance is an important goal of participants.
•	Four of our six NEOs have large equity positions in Lithia and all of our NEOs are subject to our stock ownership policy, which we believe increases their focus on long-term shareholder value.

With respect to our employees whose compensation plans are based in significant part on store-level profitability or their individual sales performance, we have established Company-wide procedures and protocols and centralized marketing, advertising, accounting and operational controls, backed by internal audit reviews, that are designed to avoid any activity which could be illegal or put us at risk.

EXECUTIVE COMPENSATION

Summary Compensation Table for 2012

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our NEOs for the fiscal years ended December 31, 2012, 2011 and 2010.

Name and Principal Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2)	All Other Compensation(3)	Total
Bryan B. DeBoer(4)	2012	$741,333	$1,132,656	$1,055,520	$6,759	$220,065	$3,156,333
President and Chief	2011	624,000	402,120	819,000	564	100,115	1,945,799
Executive Officer	2010	624,000	190,790	444,600	-	20,360	1,279,750

Christopher Holzshu(5)	2012	330,000	509,695	319,200	2,673	95,429	1,256,997
Senior Vice	2011	300,000	132,700	196,875	217	60,509	690,301
President and CFO	2010	250,000	53,660	72,775	-	10,338	386,773

Sidney B. DeBoer(4)	2012	840,000	-	1,197,000	50,913	1,083,326	3,171,239
Executive Chairman	2011	840,000	-	1,102,500	7,052	1,068,769	3,018,321
	2010	840,000	357,732	598,500	-	87,674	1,883,906

R. Bradford Gray	2012	492,000	141,582	467,400	3,740	128,760	1,233,482
Executive Vice	2011	492,000	80,424	430,500	356	71,042	1,074,322
President	2010	492,000	53,660	233,700	-	18,927	798,287

Scott A. Hillier	2012	355,000	339,797	342,000	2,940	108,425	1,148,162
Senior Vice	2011	330,000	156,827	288,750	239	53,507	829,323
President	2010	327,000	107,316	106,536	-	30,962	571,814

M. L. Dick Heimann	2012	255,600	-	121,410	-	13,937	390,947
Vice Chairman	2011	319,800	-	139,913	-	13,503	473,216
	2010	397,600	-	142,358	-	606,085	1,146,043

(1)
These amounts reflect the grant date fair value for awards granted under the Amended and Restated 2003 Stock Incentive Plan during each respective year. For performance restricted stock unit awards, the attainment levels used in the calculation of the grant date fair value was 133%, 100% and 100%, respectively for each of 2012, 2011 and 2010 based on the probable outcomes at the time of grant. For a more detailed discussion of the assumptions used to determine the grant date fair values, see Note 11 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

The maximum possible value of performance restricted stock unit awards granted for each of 2010 and 2011 is reflected in the table above. The maximum possible value of performance restricted stock unit awards granted in 2012 was as follows:  $1,274,238 for Bryan B. DeBoer, $573,407 for Christopher Holzshu, $159,280 for R. Bradford Gray and $382,271 for Scott A. Hillier.
(2)	These amounts reflect the above-market interest earned in 2012 on contributions to our Nonqualified Deferred Compensation Plan.
(3)	All Other Compensation in 2012 included the following:

Name	Auto Allowance	401(k) Match	Insurance Premiums(a)	Contributions to Long-Term Incentive Plan	Other	Total
Bryan B. DeBoer	$19,654	$950	$4,328	$194,873	$260	$220,065
Christopher Holzshu	12,408	950	3,704	78,158	209	95,429
Sidney B. DeBoer	21,972	950	84,653	975,000	751	1,083,326
R. Bradford Gray	21,111	950	6,539	100,160	-	128,760
Scott A. Hillier	16,192	950	4,677	85,973	633	108,425
M. L. Dick Heimann	10,328	950	2,659	-	-	13,937

(a)
Insurance premiums include amounts paid by us on behalf of the executive for short-term disability insurance, long-term disability insurance and life insurance policies. The $84,653 for Sidney B. DeBoer includes $75,828 of economic value benefit related to a split-dollar insurance agreement. See “Certain Relationships and Related Transactions” below.

(4)
Bryan B. DeBoer was promoted to Chief Executive Officer on May 1, 2012, and, accordingly, his 2012 compensation includes all compensation earned in his prior position through April 30, 2012. Sidney B. DeBoer resigned from the position of Chief Executive Officer on May 1, 2012.

(5)
Mr. Holzshu was promoted to CFO November 1, 2010, and, accordingly, his 2010 compensation includes all compensation earned in his prior position through October 31, 2010 and two months of salary as CFO.

Grants of Plan-Based Awards Table for the Year Ended December 31, 2012

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (# of shares of Class A Common Stock)(2)			Grant Date Fair Value of
	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock and Option Awards ($)(3)
Bryan B. DeBoer	1/1/2012	$5,120	$450,560	$512,000	-	-	-	$-
	3/10/2012	-	-	-	27,000	36,000	54,000	1,132,656
	7/1/2012	6,000	522,000	600,000	-	-	-	-

Christopher Holzshu	1/1/2012	1,680	147,840	168,000	-	-	-	-
	3/10/2012	-	-	-	12,150	16,200	24,300	509,695
	7/1/2012	1,680	146,160	168,000	-	-	-	-

Sidney B. DeBoer	1/1/2012	6,300	554,400	630,000	-	-	-	-
	7/1/2012	6,300	548,100	630,000	-	-	-	-

R Bradford Gray	1/1/2012	2,460	216,480	246,000	-	-	-	-
	3/10/2012	-	-	-	3,375	4,500	6,750	141,582
	7/1/2012	2,460	214,020	246,000	-	-	-	-

Scott A. Hillier	1/1/2012	1,800	158,400	180,000	-	-	-	-
	3/10/2012	-	-	-	8,100	10,800	16,200	339,797
	7/1/2012	1,800	156,600	180,000	-	-	-	-

M. L. Dick Heimann	1/1/2012	639	56,232	63,900	-	-	-	-
	7/1/2012	639	55,593	63,900	-	-	-	-

(1)
The grant date for the Non-Equity Incentive Plan awards reflects the starting period for each half of the 2012 Variable Performance Compensation Plans. The performance criteria and applicable variable compensation achievement percentages are established by the Board of Directors prior to the start of each period (see the discussion under “Variable Compensation” above).

(2)	These restricted stock unit awards include a performance condition as well as a service condition (see discussion under “Equity Based Compensation” above).
(3)
These amounts reflect the grant date fair value for awards granted under the Amended and Restated 2003 Stock Incentive Plan. The attainment level used in the calculation of the grant date fair value was 133% based on the probable outcome at the time of grant. For a more detailed discussion of the assumptions used to determine the grant date fair value, see Note 11 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

The Non-Equity Incentive Plan Awards in the Grants of Plan-Based Awards Table for 2012 reflect awards under the Variable Compensation Plan. The Variable Compensation Plan is structured such that the total amount earned each period is tied directly to our performance for the period and results in a single, definitive amount based on the performance criteria attained during the period (to see the performance criteria used in 2012 and for additional discussion about the Variable Compensation Plan, see “Elements of Compensation – Variable Compensation” above). As a result, depending on which criteria were satisfied, and to what extent satisfied, for each period the variable compensation potential for each NEO will be a percentage of base salary ranging from 50% to 150% (depending on position) for such period, with the maximum amount being earned if all criteria elements were satisfied at the highest level. Therefore, there is no “target” amount. The target amount set forth in the table above reflects the percentage of variable compensation that each executive would have received if the level of performance attained in each half of 2011 was attained in each half of 2012.

Under the objectives and targets for the Variable Compensation Plans for the first and second halves of 2012, and using actual 2012 results, each named executive officer would have received 88% of their maximum variable compensation potential in the first half of 2012 and 87% of their maximum potential variable compensation in the second half of 2012. The maximum variable compensation potential in 2012 was 150% of base salary for the CEO and Executive Chairman; 100% of base salary for Mr. Gray, Mr. Hillier and Mr. Holzshu, and 50% of base salary for Mr. Heimann.

The Equity Incentive Plan Awards in the Grants of Plan-Based Awards Table for 2012 were awarded under the Stock Incentive Plan. Our equity-based awards are intended to reward long-term growth and align the interests of management with those of shareholders, thereby increasing shareholder value, and to promote long-term retention of key personnel. The Equity Incentive Plan Awards that we granted to NEOs in 2012 were made contingent on us achieving specified performance criteria. For the performance criteria used in 2012, see “Equity Based Compensation” above.

Outstanding Equity Awards at Year End 2012

The following table sets forth the outstanding equity awards held by the NEOs as of December 31, 2012:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(2)
Bryan B. DeBoer	-	-	$-	-	16,000	(4)	$598,720	8,000	(8)	$299,360
	-	-	-	-	15,000	(6)	561,300	15,000	(9)	561,300
	-	-	-	-	54,000	(7)	2,020,680	-		-
	80,000	-	5.370	08/11/14	-		-	-		-

Christopher Holzshu	-	-	-	-	6,750	(5)	252,585	-		-
	-	-	-	-	4,950	(6)	185,229	4,950	(9)	185,229
	-	-	-	-	24,300	(7)	909,306	-		-
	400	-	11.250	03/10/13	-		-	-		-
	15,000	-	9.375	03/10/14	-		-	-		-
	15,000	-	5.370	08/11/14	-		-	-		-

Sidney B. DeBoer	-	-	-	-	30,000	(4)	1,122,600	15,000	(8)	561,300

R. Bradford Gray	-	-	-	-	6,750	(5)	252,585	-		-
	-	-	-	-	3,000	(6)	112,260	3,000	(9)	112,260
	-	-	-	-	6,750	(7)	252,585	-		-
	2,971	-	28.340	03/09/13	-		-	-		-
	14,000	-	9.375	03/10/14	-		-	-		-

Scott A. Hillier	-	-	-	-	13,500	(5)	505,170	-		-
	-	-	-	-	5,850	(6)	218,907	5,850	(9)	218,907
	-	-	-	-	16,200	(7)	606,204	-		-
	5,000	-	9.375	03/10/14	-		-	-		-
	50,000	-	5.370	08/11/14	-		-	-		-

M.L. Dick Heimann	-	-	-	-	-		-	-		-

The following reflects the vesting of the awards reflected in the above table as of December 31, 2012:

(1)	All awards in this column are restricted stock units subject to time-vesting restrictions.
(2)	Assumes a stock price of $37.42, the closing price of our common stock on December 31, 2012.
(3)	All awards in this column are restricted stock units subject to performance conditions and time-vesting restrictions.
(4)	Vested 50% on March 12, 2013 and vests 50% on March 12, 2014.
(5)	Vested 33 1/3 % on March 12, 2013 and vests 66 2/3% on March 12, 2014.
(6)	Vested 50% on March 10, 2013 and vests 50% on March 10, 2014.
(7)	Vests 25% on March 9, 2014, 25% on March 9, 2015 and 50% on March 9, 2016.
(8)	Vests 100% on March 12, 2014, assuming performance conditions are met.
(9)	Vests 100% on March 10, 2015, assuming performance conditions are met.

Option Exercises and Stock Vested for the Year Ended December 31, 2012

The following table summarizes the number of stock options exercised during 2012 for each NEO. The value realized is the actual dollar value the NEO received on the exercise date based on the fair market value of the stock on that date. The table also summarizes the number of shares acquired on vesting of restricted stock during 2012 for each NEO and the value realized on vesting.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Bryan B. DeBoer	51,000	$954,234	8,000	$201,120
Christopher Holzshu	-	-	2,250	56,565
Sidney B. DeBoer	65,000	605,045	15,000	377,100
R. Bradford Gray	23,029	334,288	2,250	56,565
Scott A. Hillier	3,000	59,220	6,000	150,855
M. L. Dick Heimann	52,000	486,190	-	-

Nonqualified Deferred Compensation For 2012

The table below reflects the contributions, earnings, withdrawals and distributions during the fiscal year ended December 31, 2012, and the account balances as of December 31, 2012 for each NEO under the Long-Term Incentive Plan.

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY(1)	Aggregate Earnings in Last FY(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(3)
Bryan B. DeBoer	$-	$194,873	$14,680	$-	$291,553
Christopher Holzshu	-	78,158	5,806	-	115,503
Sidney B. DeBoer	-	975,000	110,494	-	2,110,495
R. Bradford Gray	-	100,160	8,122	-	160,005
Scott A. Hillier	-	85,973	6,387	-	127,052
M. L. Dick Heimann	121,410	-	23,011	-	563,972

(1)	These amounts are reported in All Other Compensation in the Summary Compensation Table above for the last completed fiscal year.
(2)
A portion of these amounts related to above-market earnings on compensation that is deferred and is reported in Change in Pension Value and Nonqualified Deferred Compensation Earnings in the Summary Compensation Table above. These amounts include $6,759 for Bryan B. DeBoer, $2,673 for Christopher Holzshu, $50,913 for Sidney B. DeBoer, $3,740 for R. Bradford Gray and $2,940 for Scott A. Hillier.

(3)
The amounts related to Executive Contributions, Registrant Contributions and above-market earnings on compensation that is deferred was reported as compensation in the Summary Compensation Table in prior years. These amounts include $78,564 for Bryan B. DeBoer, $30,217 for Christopher Holzshu, $982,052 for Sidney B. DeBoer, $49,556 for R. Bradford Gray, $33,239 for Scott A Hillier and $419,551 for M. L. Dick Heimann.

We have a Long-Term Incentive Plan that permits us to contribute awards for participants that will have a deferred payout. Under this plan, senior executives may defer receipt of portions of their compensation (up to 50% of base salary, and 100% of variable compensation) in any given year, with all amounts deferred earning interest at an annual rate set by the Compensation Committee. See “Elements of Compensation – Long-Term Incentive Plan.”

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Other than as described below, we do not have any employment agreements or any other agreements or understandings with any of the NEOs that provide for supplemental payments after the executive’s employment terminates.

Severance Agreement with Brad Gray. On February 29, 2012, we entered into an employment agreement with Brad Gray to provide him with his base salary, auto allowance, and insurance premiums through at least February 28, 2014, as well as the value of unvested stock awards that would otherwise forfeit and accelerated vesting of outstanding stock options (if any), if Lithia terminates Mr. Gray’s employment without cause prior to that date. “Cause” in Mr. Gray’s agreement is defined as any one or more of the following: (i) willful misfeasance, gross negligence, or conduct involving dishonesty in the performance of Mr. Gray’s duties, as determined by our Board of Directors; (ii) conviction of a crime in connection with Mr. Gray’s duties, or of any felony; (iii) conduct significantly harmful to us, as reasonably determined by the Board of Directors, including, but not limited to, intentional violation of law or of any of our significant policies or procedures; (iv) refusal or failure to act in accordance with a stipulation, requirement, or directive of the Board of Directors (provided such directive is lawful); or (v) failure to faithfully or diligently perform any of the duties of Mr. Gray’s employment which are specified in this agreement, articulated by the Board of Directors, or are usual and customary duties of Mr. Gray’s employment, if Mr. Gray has not corrected the problem or formulated a plan for its correction with the Board (if such failure is not susceptible to immediate correction) within 30 days after notice to Mr. Gray.

The table below quantifies the amounts Mr. Gray would have received if he had been terminated on December 31, 2012 without cause:

Severance Payments	Severance Related Benefits (1)	Value of Stock Awards That Would Forfeit(2)	Total
$574,000	$20,052	$729,690	$1,323,742

(1)	Based on the cost of providing 14 months of insurance premiums and auto allowance.
(2)	Mr. Gray would have received the amount specified in this column upon a change in control of the Company even if his employment were not terminated.

Benefits payable to NEOs upon death or disability. The RSU agreements with NEOs provide for partial vesting upon the NEOs death or disability. Starting in 2012, the agreement also provided for partial vesting upon the NEOs qualified retirement (upon reaching age 65 provided the NEO has been employed by us for at least four years) for awards subject to time-vesting equal to the number of such RSUs multiplied by a fraction, the numerator of which is the number of full months since the date of grant and the denominator of which is 48. Under our Long-Term Incentive Plan, discretionary benefits contributed to a participant’s account by us fully vest upon the participant’s death or disability. The following table sets forth the estimated benefits that would have been payable to the NEOs under the RSUs if each officer’s employment had been terminated on December 31, 2012 because of death or disability:

Name	Value of Long-Term Incentive Benefits that Would Vest	Value of Stock Awards That Would Vest	Total
Bryan B. DeBoer	$279,381	$1,393,895	$1,673,276
Christopher Holzshu	110,821	479,986	590,807
Sidney B. DeBoer	1,023,724	982,275	2,005,999
R. Bradford Gray	152,328	292,961	445,289
Scott A. Hillier	121,903	599,917	721,820
M. L. Dick Heimann	-	-	-

Change in Control Agreements. We previously entered into Change In Control Agreements with Sidney B. DeBoer, Bryan B. DeBoer and Chris Holzshu, which we amended and restated effective February 22, 2013 to clarify certain provisions. We also entered into a change in control agreement with Scott Hillier on that date. If, after a change in control, an executive is terminated without cause or resigns for good reason, as defined in the agreements, we will pay the executive specified change in control benefits, including two times their base salary for the year in which termination occurs, which will be paid out over 24 months following the termination date. Additionally, we will pay (i) health insurance benefits for the shorter of 24 months or the full COBRA period or when the executive becomes eligible for employer-sponsored health insurance from a subsequent employer; and (ii) in a lump-sum payment, the unvested portion of any bonus or award at the “target level,” if specified in the award, or the highest possible award level if no target level is specified, including, but not limited to, any equity award.

The Change In Control Agreements also contain non-solicitation, non-competition, and non-disparagement provisions, but (i) those provisions are dependent on the executive electing to receive the change in control benefits identified above and (ii) the non-competition provision is only triggered following the executive’s separation from service related to a change in control pursuant to which the executive is entitled to the change in control benefits. If applicable, the non-solicitation and non-competition provisions are effective for two years following the date of the executive’s separation from service with us. If applicable, the non-disparagement provision is effective for three years from that date. The Change In Control Agreements also contain provisions regarding non-disclosure (for three years from the date of the executive’s separation from service) and assignment of interest in all creative works that are not dependent on the executive receiving any change in control benefits under the agreement.

Under the Change In Control Agreements:

•
A “Change in Control” occurs if: (A) the Company merges or consolidates with another entity and, as a result, less than 50% of the combined voting power of the resulting entity immediately after the merger or consolidation is held by persons who were the holders of the Company’s voting securities immediately before the merger or consolidation; (B) any person, entity, or group of persons or entities, other than through merger or consolidation, acquires 50% or more of the total fair market value or total voting power of the Company’s outstanding stock (excluding acquisitions through transfers of Class B Common Stock to a Permitted Transferee as defined in the Company’s Restated Articles of Incorporation) or acquires substantially all of the Company’s assets; (C) any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 50% or more of the total voting power of the stock of the Company (excluding acquisitions through transfers of Class B Common Stock to a Permitted Transferee as defined in the Company’s Restated Articles of Incorporation); or (D) a majority of the Company’s Board of Directors is removed from office by a vote of the Company’s shareholders over the recommendation of the Board or replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Company’s board of directors before the date of the appointment or election;

•
“Cause” for termination of employment means any one or more of the following: (A) willful misfeasance, gross negligence, or conduct involving dishonesty in the performance of the executive’s duties, as determined by the Board of Directors of the Company; (B) conviction of a crime in connection with the executive’s duties, or of any felony; (C) conduct significantly harmful to the Company, as reasonably determined by the Board of Directors, including but not limited to intentional violation of law or of any significant policy or procedure of the Company; (D) refusal or failure to act in accordance with a stipulation, requirement, or directive of the Board of Directors (provided such directive is lawful); or (E) failure to faithfully or diligently perform any of the duties of the executive’s employment which are specified in the change in control agreement, articulated by the Board of Directors, or are usual and customary duties of the executive’s employment, if the executive has not corrected the problem or formulated a plan for its correction with the Board (if such failure is not susceptible to immediate correction) within 30 days after notice to the executive; and

•
“Good Reason” for an executive’s resignation means (A) any one or more of the following occurs without the executive’s consent: (1) a material diminution of the executive’s base compensation (unless consistent with an across the board pay reduction for all senior management and not in excess of 20%); (2) a material change in the geographic location at which the executive must perform services for the Company; (3) a material diminution in the executive’s authority, duties or responsibilities, or (4) any action or inaction by the Company that constitutes a material breach of the change in control agreement; (B) the executive provides notice to the Company of the existence of the condition within 90 days of the initial existence of the condition; (C) the Company has 30 days following receipt of such notice to remedy the condition and fails to do so; and (D) the executive resigns within twelve months of such event occurring.

Notwithstanding the provision for change in control benefits in the change in control agreements, each change in control agreement contains a provision stating that if any benefit payable by us to the executive, including, without limitation, the change in control benefits specified in the agreement, would constitute an “excess parachute payment” as defined in Section 280G of the Code, those benefits shall be reduced to the largest amount that will result in no portion of the benefits being subject to the excise tax imposed by Section 4999 of the Code. While the executive may select which particular benefits will be reduced to comply with this provision, the determination of the amount of reduction in the benefits required is made by mutual agreement of us and the executive and, if no agreement is possible, by our independent registered public accountants.

Separately from our change in control agreements, all of our restricted share grant agreements entered into prior to January 1, 2013 contain provisions that accelerate vesting upon a change in control.

Under our Long-Term Incentive Plan, discretionary benefits contributed to a participant’s account by us fully vest upon a change in control, as defined under Code Section 409A or Treasury Regulations issued thereunder. Vested discretionary benefits are paid to a participant in an annual installment method over ten years.

The following table provides quantitative disclosure of payouts to NEOs assuming a change in control and associated triggering events occurred under the change in control agreements that existed on December 31, 2012, and the price per share of our common stock is the closing market price on that date. The amounts listed in the table below are in addition to benefits generally available to our employees upon termination of employment, such as distributions from the 401(k) plan and accrued vacation.

Name	Severance Payments	Severance Related Benefits(1)	Value of Stock Awards That Would Vest(2)	Value of Long-Term Incentive Benefits That Would Vest(3)	Total(4)
Bryan B. DeBoer	$1,600,000	$26,438	$4,041,360	$279,381	$5,491,332
Christopher Holzshu	672,000	24,890	1,532,349	110,821	1,926,545
Sidney B. DeBoer	1,680,000	20,692	1,683,900	1,023,724	4,408,316
R. Bradford Gray	-	-	729,690	152,328	882,018
Scott A. Hillier	-	-	1,549,188	121,903	1,671,091
M. L. Dick Heimann	511,200	14,008	-	-	525,208

(1)	Based on current cost of providing 18 months (the full COBRA period) of COBRA benefits for the NEOs.
(2)
Mr. Gray and Mr. Hillier did not have change in control agreements in place at December 31, 2012. Mr. Gray and Mr. Hillier would have received the amounts specified in this column upon a change in control of the Company even if their employment was not terminated.

(3)	The value of the long-term incentive is based on the unvested value of those benefits, calculated as of December 31, 2012.
(4)
The total amount has been reduced to reflect a cutback for “excess parachute payments” as required by the Change in Control Agreement with each of Bryan B. DeBoer and Christopher Holzshu. The amounts for Bryan B. DeBoer and Christopher Holzshu were reduced $455,847 and $413,515, respectively.

PROPOSAL NO. 3

To Approve the 2013 Amended and Restated Stock Incentive Plan.

2013 Amended and Restated Stock Incentive Plan

We maintain our existing equity plan, the Amended and Restated 2003 Stock Incentive Plan, for the benefit of our employees, directors and others who provide services to us. The Board of Directors believes the issuance of equity grants provides appropriate long-term incentives and is a critical part of a competitive compensation package for employees. In February 2013, the Board of Directors approved the amendment and restatement of the plan as the 2013 Amended and Restated Stock Incentive Plan (the “2013 Stock Incentive Plan”) and is submitting the 2013 Stock Incentive Plan to shareholders for approval. The principal changes made in the 2013 Stock Incentive Plan are to:

(1)	increase the number of shares of Class A Common Stock issuable under the 2013 Stock Incentive Plan by 1,000,000 shares to 3,800,000 shares;
(2)
increase the annual limit on the number of shares that may be awarded to any one participant in any one calendar year from 75,000 shares to 200,000 shares, and limit the number of shares that may be awarded to any non-management director in any one calendar year to 10,000 shares;

(3)	add additional performance criteria for performance-based awards;
(4)	expand the types of awards that may be made under the 2013 Stock Incentive Plan to include incentive stock options and cash-settled stock appreciation rights;
(5)	extend the duration of the 2013 Stock Incentive Plan indefinitely; and
(6)
authorize the Board of Directors to amend the 2013 Stock Incentive Plan without shareholder approval except that shareholder approval is required to increase the number of shares reserved for the plan.

Since May 2010 when the Amended and Restated 2003 Stock Incentive Plan was approved by shareholders, we have granted awards for approximately 632,000 shares of Class A Common Stock. As of February 28, 2013, out of a total of 2,800,000 shares reserved for issuance under the existing plan, only 458,845 shares remained available for grant. We believe replenishing this pool, increasing the limit on the maximum amount of awards that may be granted to any participant in a calendar year and adding additional performance criteria are each important to continue to incentivize our employees’ performance.  The other changes add more flexibility to the 2013 Stock Incentive Plan and clarify some sections of the existing plan.

Certain provisions of the 2013 Stock Incentive Plan are described below. The complete text of the 2013 Stock Incentive Plan is attached to this proxy statement as Annex A.

Description of the 2013 Stock Incentive Plan

The following summary of the 2013 Stock Incentive Plan is qualified in its entirety by reference to the terms of the 2013 Stock Incentive Plan.  A copy of the 2013 Stock Incentive Plan is attached to this proxy statement as Annex A.

Eligibility.  All employees, officers and directors of the Company and its subsidiaries are eligible to participate in the 2013 Stock Incentive Plan. Also eligible are others who contribute to the long-term financial success of the Company. The number of employees who hold outstanding awards under the plan is approximately 107.

Shares Reserved.  A total of 2,800,000 shares of Class A Common Stock have previously been approved for issuance under the 2013 Stock Incentive Plan. An additional 1,000,000 shares of Common Stock have been added to the 2013 Stock Incentive Plan, subject to shareholder approval.

Administration.  The 2013 Stock Incentive Plan is administered by the Compensation Committee, which designates from time to time the individuals to whom awards are made, the type and amounts of awards and other terms and conditions of any awards. Subject to the provisions of the 2013 Stock Incentive Plan, the Compensation Committee may adopt and amend rules and regulations relating to the administration of the 2013 Stock Incentive Plan.

Duration and Amendment of the 2013 Stock Incentive Plan.  The 2013 Stock Incentive Plan will continue until all shares available for issuance under the 2013 Stock Incentive Plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the 2013 Stock Incentive Plan at any time. The Board of Directors may amend the 2013 Stock Incentive Plan at any time in any respects, except that shareholder approval is required to increase the number of shares reserved for issuance under the 2013 Stock Incentive Plan.

Restricted Share Awards; RSUs.  The 2013 Stock Incentive Plan authorizes the Compensation Committee to grant stock awards, including restricted share awards and RSUs, in such amounts, for such consideration (including services), subject to any restrictions and on such terms as the Compensation Committee may determine.

Stock Options.  The 2013 Stock Incentive Plan authorizes the Compensation Committee to grant options and determine the persons to whom options are granted, the option price, the number of shares subject to each option, the period of each option, the times at which options may be exercised and, for options granted after February 2013, whether the option is an Incentive Stock Option (“ISO”), as defined in Section 422 of the Code, or an option other than an ISO (a “Non-Statutory Stock Option”). The option price cannot be less than the fair market value of the Class A Common Stock on the date of grant. If an optionee of an ISO at the time of grant owns stock possessing more than 10% of the combined voting power of the Company, the option price may not be less than 110% of the fair market value of the Class A Common Stock on the date of grant.  The aggregate fair market value, on the date of the grant, of the stock for which ISOs are exercisable for the first time by an employee during any calendar year may not exceed $100,000. No monetary consideration is paid to the Company upon the granting of options. Options granted under the 2013 Stock Incentive Plan generally continue in effect for the period fixed by the Compensation Committee, except that ISOs are not exercisable after the expiration of ten years from the date of grant or five years in the case of 10% shareholders. Options are exercisable in accordance with the terms of an option agreement entered into at the time of grant and, except as otherwise determined by the Compensation Committee with respect to a Non-Statutory Stock Option, are nontransferable except on death of a holder. Options may be exercised only while an optionee is employed by or in the service of the Company or a subsidiary or within a specified period following termination of employment or service.  The purchase price for each share purchased pursuant to exercise of options must be paid in cash or, with the consent of the Compensation Committee, in whole or in part in shares of Class A Common Stock. With the consent of the Committee, an optionee may request the Company to withhold shares from the exercise to cover required tax withholding or to apply the shares to be received on exercise of a portion of an option to satisfy the exercise price for additional portions of the option. Upon the exercise of an option, the number of shares subject to the option and the number of shares available for issuance under the 2013 Stock Incentive Plan will be reduced by the number of shares issued upon exercise of the option. Option shares that are not purchased prior to the expiration, termination or cancellation of the related option will become available for future awards under the 2013 Stock Incentive Plan.

Stock Appreciation Rights.  Stock appreciation rights (“SARs”) may be granted under the 2013 Stock Incentive Plan. SARs may, but need not, be granted in connection with an option grant. A SAR gives the holder the right to payment from the Company of an amount equal in value to the excess of fair market value on the date of exercise of a share of Class A Common Stock of the Company over its fair market value on the date of grant, or if granted in connection with an option, the option price per share under the option to which the SAR relates. A SAR is exercisable only at the time or times established by the Compensation Committee. If a SAR is granted in connection with an option it is exercisable only to the extent and on the same conditions that the related option is exercisable. Payment by the Company upon exercise of a SAR may be made in Class A Common Stock of the Company valued at its fair market value, in cash, or partly in stock and partly in cash, as determined by the Compensation Committee. With the consent of the Compensation Committee, a participant may request the Company to withhold shares from the exercise to cover required tax withholding. Upon the exercise of a stock-based SAR, the number of shares available for issuance under the 2013 Stock Incentive Plan will be reduced by the number of shares issued upon exercise of the SAR. If a SAR is not exercised prior to the expiration, termination or cancellation of the SAR, the unissued shares subject to the SAR will become available for future awards under the 2013 Stock Incentive Plan. Cash payments for SARs will not reduce the number of shares available for awards under the 2013 Stock Incentive Plan.

Performance-Based Awards.  The Compensation Committee may grant performance-based awards. All or part of the awards will be earned if performance goals established by the Compensation Committee for the period covered by the award are met and the recipient satisfies any other restrictions established by the Compensation Committee. For awards intended to qualify as performance-based awards under Section 162(m) of the Code, the performance goals may be based on one or more targeted levels of performance with respect to one or more of the following objective measures with respect to the Company or any subsidiary, division or other unit of the Company, and which may be relative to any designated comparison group of companies: (i) revenue, (ii) net margin, (iii) operating income, (iv) operating cash flow, (v) net income before interest, taxes, depreciation and amortization, (vi) net income before interest and taxes, (vii) net income before income taxes, (viii) net income, (ix) new or used vehicle unit or revenue growth rate (based on same-store growth rate), (x) fixed department revenue growth rate (based on same-store revenue growth rate), (xi) sales or service satisfaction scores (percent of same stores equaling or exceeding specified manufacturers’ criteria), (xii) sales responsibility performance (percent of same stores at or above market sales rate thresholds set by specified manufacturers), (xiii) financing and insurance revenue or revenue per vehicle, (xiv) service, body and parts revenue or revenue per vehicle, (xv) basic or diluted net income per share, (xvi) basic or diluted net income per share from continuing operations, (xvii) basic or diluted net income per share minus per share dividends and other shareholder distributions, (xviii) basic or diluted net income per share from continuing operations minus per share dividends and other shareholder distributions, (xix) basic or diluted net income per share from continuing operations as adjusted to eliminate the effects of asset impairment, gains and losses on the sale of real estate or stores, equity investments and related taxes or (xx) any of the foregoing before the effect of acquisitions, divestitures, accounting or tax changes, and restructuring and special charges (determined according to criteria established by the Committee).

For performance based awards not intended to qualify under Section 162(m) of the Code, any performance criteria selected by the Compensation Committee may be used.

Maximum Limits on Awards.  No participant may be granted awards under the 2013 Stock Incentive Plan in any calendar year that provide for the issuance, in the aggregate, of more than 200,000 shares of Class A Common Stock. No non-management director may be granted awards under the 2013 Stock Incentive Plan in any calendar year that provide for the issuance, in the aggregate, of more than 10,000 shares of Class A Common Stock.

Repricing Prohibition. The 2013 Stock Incentive Plan provides that, unless shareholder approval is obtained, no stock option may be (1) amended to reduce the exercise price or (2) canceled in exchange for cash or another award at a time when the exercise price of the option exceeds the fair market value of the Class A Common Stock.

Changes in Capital Structure.  The 2013 Stock Incentive Plan provides that if the outstanding Class A Common Stock of the Company is increased, decreased, changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any certain changes in the capital structure, appropriate adjustment will be made by the Compensation Committee in the number and kind of shares available for awards under the 2013 Stock Incentive Plan. In addition, the Compensation Committee will make appropriate adjustments in outstanding options and SARs. In the event of dissolution of the Company or certain mergers, consolidations or plans of exchange affecting the Company, all outstanding Stock Options and SARs that were awarded pursuant to will terminate effective as of the effective date of such transaction, unless and only to the extent that the terms and conditions of the transaction expressly provide either for the continuation of such Stock Options and SARs or the issuance of substitute awards under a plan of the acquiring or surviving entity. The terms and conditions of the transaction may provide for the assumption of outstanding performance-based awards, restricted stock and RSUs that have not fully vested by the surviving corporation. Agreements that evidence awards may, in the sole discretion of the Compensation Committee, provide for the acceleration of vesting of the awards, either in whole or in part. In addition, the Compensation Committee shall have the power to accelerate the vesting of any awards in its sole discretion in connection with any such transactions.

Claw-back Provisions.  Awards to our NEOs are subjected to a “claw-back” in the event a restatement of our financial performance would result in a failure to achieve the performance objective set for the vesting of any such award.

2013 Stock Incentive Plan Benefits.  Information regarding performance-based RSUs granted in fiscal 2012 to the NEOs is set forth in “Grants of Plan-Based Awards in Fiscal 2012” above. Information regarding RSUs granted in fiscal 2012 to nonemployee directors is set forth in “Compensation of Directors” above.  RSUs for a total of 101,250 shares were granted in fiscal 2012 to all executive officers as a group. RSUs for a total of 100,744 shares were granted in fiscal 2012 to employees who are not executive officers.

In February 2013, the Compensation Committee granted RSUs to NEOs and other employees, which are summarized in the following table.

	Number of RSUs(1)
Name and position	Threshold (#)	Median (#)	Maximum (#)
Bryan B. DeBoer, President and Chief Executive Officer
Performance and Time Vesting Award	8,872	17,744	29,574
Long-Term Performance Vesting Award	14,991	29,981	45,426
Christopher Holzshu, Senior Vice President and CFO
Performance and Time Vesting Award	3,513	7,027	11,711
Long-Term Performance Vesting Award	6,441	12,883	19,519
Sidney B. DeBoer, Executive Chairman	-	-	-
R. Bradford Gray, Executive Vice President
Time Vesting Award	-	-	3,638
Scott A. Hillier, Senior Vice President
Performance and Time Vesting Award	2,196	4,392	7,320
Long-Term Performance Vesting Award	4,831	9,662	14,639
M.L. Dick Heimann, Vice Chairman	-	-	-
All Executive Officers as a Group
Performance and Time Vesting Awards	14,581	29,163	52,243
Long-Term Performance Vesting Awards	26,263	52,526	79,584
All Other Employees as a Group
Time Vesting Awards	-	-	64,643
Performance and Time Vesting Awards	1,265	2,529	4,215
Long-Term Performance Vesting Awards	4,795	9,589	14,529

(1)	In February 2013, the Compensation Committee granted three different types of RSU awards:
(a)	Under the first type of award (each a “Time Vesting Award”), the RSUs vests 25% on each of February 1, 2014, 2015, 2016, and 2017.
(b)
Under the second type of award (each a “Performance and Time Vesting Award”), a percentage of the RSUs are subject to forfeiture based on whether our 2013 earnings per share as adjusted to deduct non-operational transactions or disposal activities including gains or losses on the sale of real estate or stores, asset impairments, income tax adjustments or similar charges (“Pro Forma EPS”) meet or exceed specified thresholds. The number of RSUs that will be forfeited is determined according to the highest of eight thresholds that our 2013 Pro Forma EPS meets or exceeds. To meet the minimum threshold, our 2013 Pro Forma EPS must be positive, in which event the recipient would be entitled to retain 30% of the RSUs granted under the award. If 2013 Pro Forma EPS meet or exceed the median threshold, the recipient would be entitled to retain 60% of the RSUs granted under the award. If 2013 Pro Forma EPS meet or exceed the maximum threshold, the recipient would be entitled to retain 100% of the RSUs granted under the award. The RSUs that the recipient retains vest 25% per year over four years (with the first 25% vesting on February 1, 2014) subject to the recipient’s continued employment.

(c)
Under the third type of award (each a “Long-Term Performance Vesting Award”), a percentage of the RSUs vests if our annual Pro Forma EPS in any fiscal year ending December 31, 2013, through December 31, 2018, meets or exceeds specified thresholds and the recipient is employed by us (or any subsidiary) on February 1 of the year following the fiscal year in which our Pro Forma EPS meets or exceeds the specified threshold. If our earnings per share meet or exceed the minimum threshold of $4.00 Pro Forma EPS, 33% of the RSUs granted under the award vest immediately. If our earnings per share meet or exceed the median threshold of $5.00 Pro Forma EPS; (i) if the minimum threshold was not previously met or exceeded, 66% of the RSUs granted under the award would vest immediately; or (ii) if the minimum threshold was previously met or exceeded, an additional 33% of the RSUs granted under the award would vest immediately (such that a total of 66% of the RSUs granted under the award are vested). If our earnings per share meet or exceed the maximum threshold of $6.00 Pro Forma EPS, all unvested RSUs granted under the award would vest immediately. The RSUs that do not vest would be forfeited at the end of the six-year period or earlier if the recipient’s employment terminates.

No RSUs granted in February 2013 were granted to directors who are not executive officers.

RSUs approved to be granted to Bryan B. DeBoer in 2013 were in excess of the current plan limit on the number of shares that can be awarded to any participant in a calendar year. In addition, the RSU grants made to Mr. Bryan B. DeBoer in 2012 and 2013, and to the other officers of the Company, including the executives listed in the table above, used performance measures related to adjusted earnings per share that had not previously specifically been approved by the shareholders. The RSUs granted to Mr. Bryan B. DeBoer and the other officers in 2012 and 2013, are subject to shareholder approval of the 2013 Stock Incentive Plan.

Tax Consequences.  Certain options authorized to be granted under the 2013 Stock Incentive Plan are intended to qualify as ISOs for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no regular income upon grant or exercise of the ISO. The amount by which the market value of shares issued upon exercise of an ISO exceeds the exercise price, however, is included in the optionee’s alternative minimum taxable income and may, under certain conditions, be taxed under the alternative minimum tax. If an employee exercises an ISO and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an ISO before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an ISO. Upon any disqualifying disposition by an employee, the Company will generally be entitled to a deduction to the extent the employee realized ordinary income.

Certain options authorized to be granted under the 2013 Stock Incentive Plan will be treated as Non-Statutory Stock Options for federal income tax purposes. Under federal income tax law presently in effect, no income is generally realized by the grantee of a Non-Statutory Stock Option until the option is exercised. At the time of exercise of a Non-Statutory Stock Option, the optionee will realize ordinary compensation income, and the Company will generally be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company is required to withhold on the income amount. Upon the sale of shares acquired upon exercise of a Non-Statutory Stock Option, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable.

An employee who receives stock in connection with the performance of services will generally realize taxable income at the time of receipt unless the shares are not substantially vested for purposes of Section 83 of the Code and no Section 83(b) election is made. If the shares are not vested at the time of receipt, the employee will realize taxable income in each year in which a portion of the shares substantially vest, unless the employee elects under Section 83(b) of the Code within 30 days after the original transfer. The Company generally will be entitled to a tax deduction in the amount includable as income by the employee at the same time or times as the employee recognizes income with respect to the shares. The Company is required to withhold on the income amount.

On exercise of a SAR, the amount realized by the holder will, for federal tax purposes, be taxed as ordinary income, and the Company will generally be allowed to take a deduction for such amount. The SAR holder is subject to withholding on such income.

Section 162(m) of the Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its NEOs (other than the chief financial officer) in any year. Under IRS regulations, compensation received through the exercise of an option or SAR will not be subject to the $1,000,000 limit if the option or SAR and the plan pursuant to which it is granted meet certain requirements. One requirement is shareholder approval at least once every five years of a per-participant limit on the number of shares as to which options and SARs may be granted. Approval of this proposal will constitute approval of the per-participant limit under the 2013 Stock Incentive Plan. Other requirements are that the option or SAR be granted by a committee of at least two outside directors and that the exercise price of the option or SAR be not less than fair market value of the Common Stock on the date of grant. Accordingly, the Company believes that if this proposal is approved by shareholders, compensation received on exercise of options and SARs granted under the 2013 Stock Incentive Plan in compliance with all of the above requirements will be exempt from the $1,000,000 deduction limit.

Under IRS regulations, compensation received through a performance-based award will not be subject to the $1,000,000 limit under Section 162(m) of the Code if the performance-based award and the 2013 Stock Incentive Plan meet certain requirements. One of these requirements is shareholder approval at least once every five years of the performance criteria upon which award payouts are based and the maximum amount payable under awards, both of which are set forth in the 2013 Stock Incentive Plan. Approval of this proposal will constitute approval of the performance criteria and the limit on the maximum amount of awards that may be granted to any participant in a calendar year. Other requirements are that objective performance goals and the amounts payable upon achievement of the goals be established by a committee of at least two outside directors and that no discretion be retained to increase the amount payable under the awards. The Company believes that, if this proposal is approved by the shareholders, compensation received on vesting of performance-based awards granted under the 2013 Stock Incentive Plan in compliance with all of the above requirements will not be subject to the $1,000,000 deduction limit.

Equity Compensation Plan Information

The following table summarizes equity securities authorized for issuance as of December 31, 2012.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (2)
Equity compensation plans approved by shareholders				1,349,152
Options	253,499	$6.26
Restricted Stock Units	583,463	N/A	(1)

Equity compensation plans not approved by shareholders	-	-		-
Total	836,962	$6.26	(1)	1,349,152

(1)	There is no exercise price associated with our restricted stock units. The total weighted average exercise price is shown with respect to options only.
(2)
Includes 667,859 shares available pursuant to our Amended and Restated 2003 Stock Incentive Plan prior to shareholder approval by Proposal 3 and 681,293 shares available pursuant to our Employee Stock Purchase Plan.

The Board of Directors recommends a vote in favor of the 2013 Stock Incentive Plan.

PROPOSAL NO. 4

To Approve the 2013 Discretionary Support Services Variable Performance Plan.

Section 162(m) of the Internal Revenue Code of 1986 limits to $1,000,000 per person the amount that we may deduct for compensation paid to certain of our most highly compensated officers in any year. Section 162(m), however, exempts from this deductibility limit compensation that qualifies as “performance-based compensation” as defined in regulations. To address the issue of deductibility of executive compensation, the Board of Directors adopted the 2013 Discretionary Support Services Variable Performance Compensation Plan (the “2013 Variable Compensation Plan”) to replace a similar plan approved by shareholders in 2010. The purpose of the 2013 Variable Compensation Plan is to enable us to qualify cash bonuses we pay as “performance-based compensation” that will be fully deductible by us notwithstanding the $1,000,000 limit of Section 162(m). Currently we pay cash bonuses based on performance during six month performance periods.

The following summary of the 2013 Variable Compensation Plan is qualified in its entirety by reference to the terms of the 2013 Variable Compensation Plan. A copy of the 2013 Variable Compensation Plan is attached as Annex B to this proxy statement.

Description of the 2013 Variable Compensation Plan

Administration.  The establishment of performance goals and related bonus opportunities under the 2013 Variable Compensation Plan and all other decisions regarding the administration of the 2013 Variable Compensation Plan will be made by the Compensation Committee, which shall be comprised solely of two or more “outside directors” as that term is defined in regulations under Section 162(m).

Participants.  The participants in the 2013 Variable Compensation Plan will be the chief executive officer of the Company and other employees of the Company as may be designated in writing by the Compensation Committee for any performance period at the time of establishment of performance goals for that performance period.

Performance Goals and Bonus Opportunities.  To make an award under the 2013 Variable Compensation Plan, the Compensation Committee shall, no later than the earlier of (i) 90 days after the beginning of a performance period or (ii) the date on which 25% of the period of service (as scheduled in good faith at the time the goals are established) has elapsed, establish for each participant the performance goals for the performance period and the amount, or the formula for determining the amount, of cash bonus to be paid or accrued for the participant based on achievement of the performance goals for the performance period. Under the terms of the 2013 Variable Compensation Plan, the performance goals can be based on one or more targeted levels of performance of the Company or any subsidiary, division or other unit of the Company with respect to one or more of the following objective measures (which may be relative to any designated comparison group of companies): (i)  revenue, (ii) net margin, (iii) operating income, (iv) operating cash flow, (v) net income before interest, taxes, depreciation and amortization, (vi) net income before interest and taxes, (vii) net income before income taxes, (viii) net income, (ix) new or used vehicle unit or revenue growth rate (based on same-store growth rate), (x) fixed department revenue growth rate (based on same-store revenue growth rate), (xi) sales or service satisfaction scores (percent of same stores equaling or exceeding specified manufacturers’ criteria), (xii) sales responsibility performance (percent of same stores at or above market sales rate thresholds set by specified manufacturers), (xiii) financing and insurance revenue or revenue per vehicle, (xiv) service, body and parts revenue or revenue per vehicle, (xv) basic or diluted net income per share, (xvi) basic or diluted net income per share from continuing operations, (xvii) basic or diluted net income per share minus per share dividends and other shareholder distributions, (xviii) basic or diluted net income per share from continuing operations minus per share dividends and other shareholder distributions, (xix) basic or diluted net income per share from continuing operations as adjusted to eliminate the effects of asset impairment, gains and losses on the sale of real estate or stores, equity investments and related taxes or (xx) any of the foregoing before the effect of acquisitions, divestitures, accounting or tax changes, and restructuring and special charges (determined according to criteria established by the Committee).

Certification of Bonuses.  Following the conclusion of any performance period, prior to the payment of any cash bonuses under the 2013 Variable Compensation Plan with respect to that performance period, the Compensation Committee shall certify in writing the attainment of the performance goals for the performance period and the calculation of the bonus amounts. No bonus shall be paid or accrued if the related performance goal is not met.

Maximum Bonus.  The cash bonus that may be paid or accrued for any participant under the 2013 Variable Compensation Plan in any calendar year with respect to performance of the Company in any fiscal year shall not exceed 150% of the participant’s annual salary (based on salary up to $1,000,000).  The Compensation Committee and the Board of Directors retain discretion to reduce the amount of the attained variable compensation amounts for any reason.

Amendment and Termination.  The 2013 Variable Compensation Plan may be amended or terminated by the Board of Directors at any time except to the extent that an amendment requires shareholder approval to maintain the qualification of the 2013 Variable Compensation Plan awards as performance-based compensation. Unless re-approved by the shareholders, the 2013 Variable Compensation Plan will terminate at the first meeting of shareholders of the Company in 2018.

Claw-back Provisions.  Awards to our NEOs are subjected to a “claw-back” in the event a restatement of our financial performance would result in a failure to achieve the performance objective set for the vesting of any such award.

2013 Variable Compensation Plan Benefits for Fiscal 2013. Currently, the Company pays cash bonuses based on Company performance during six month performance periods. Cash bonuses for the six months ended June 30, 2013 will be based on performance goals established under the existing plan approved by shareholders in 2010. If shareholders approve the 2013 Variable Compensation Plan, the Compensation Committee intends to use the 2013 Variable Compensation Plan commencing with the six month period ending December 31, 2013. The Compensation Committee has not yet determined which executives in addition to the chief executive officer will participate in the 2013 Variable Compensation Plan for the second half of the year or established the performance goals for the second half of 2013. Accordingly, the amounts to be paid under the 2013 Variable Compensation Plan in 2013 cannot be determined at this time.

The Board of Directors recommends a vote in favor of the 2013 Variable Compensation Plan.

PROPOSAL NO. 5

Ratify the appointment of KPMG LLP as our Independent Registered Public Accounting Firm for the year ending December 31, 2013

The Audit Committee of the Board of Directors has appointed KPMG LLP, independent registered public accountants, as auditor for the year ending December 31, 2013. The selection of our independent registered public accounting firm is being submitted for ratification to the shareholders. If the appointment of the independent registered public accounting firm is not ratiﬁed by shareholder vote, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of KPMG LLP. A representative of KPMG LLP is expected to be present at the Annual Meeting. The representative will be given the opportunity to make a statement on behalf of their firm if such representative so desires, and will be available to respond to appropriate shareholder questions. KPMG LLP was the independent registered public accounting firm for the year ended December 31, 2012.

Fees Paid to KPMG LLP Related to Fiscal 2012 and 2011

	2012	% Approved by Audit Committee	2011	% Approved by Audit Committee
Audit Fees	$842,500	100%	$800,000	100%
Audit Related Fees	-		-
Tax Fees	-		-
All Other Fees			-
	$842,500		$800,000

Pre-Approval Policies

All audit and non-audit services performed by KPMG LLP, and all audit services performed by other independent registered public accounting firms, must be pre-approved by the Audit Committee. KPMG LLP may not perform any prohibited services as defined by the Sarbanes-Oxley Act of 2002 including any bookkeeping or related services, information systems consulting, internal audit outsourcing, legal services and management or human resources functions.

Vote Required

The affirmative vote of a majority of the votes cast at the meeting and entitled to vote on this matter is necessary to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013.

The Board of Directors unanimously recommends that the shareholders vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reports to the Board of Directors and is responsible for assisting the Board in fulfilling its oversight responsibilities relating to: (a) the preparation and integrity of the Company’s financial statements; (b) the engagement of the independent registered public accounting firm and the evaluation of their performance, qualifications and independence; (c) the implementation and evaluation of the Company’s internal accounting and financial controls, procedures and policies; and (d) the compliance with certain legal and regulatory requirements, including programs and policies established by management or the Board of Directors. The current Audit Committee charter is available on our website at www.lithia.com.

In discharging our responsibilities, we have met with the Company’s management and its independent registered public accounting firm, KPMG LLP, to review the Company’s accounting functions and the audit process.

We hereby report that the Audit Committee has:

1.
Reviewed and discussed with management and the Company’s independent registered public accounting firm, KPMG LLP, together and separately, the Company’s audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the 2012 fiscal year;

2.
Discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, regarding communications with audit committees; and

3.
Received from KPMG the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence and any relationships that may impact their objectivity and independence.

Based on our review and discussions with the Company’s management and independent registered public accountants, we recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the Securities and Exchange Commission.

We also discussed and reviewed the results of the independent registered public accounting firm’s audit of the Company’s financial statements, the quality and adequacy of the Company’s internal control and issues relating to auditor independence.

We meet regularly with the Company’s Director of Internal Audit to review the nature and extent of the Company’s internal controls, the review procedures performed by internal audit regarding such controls and the frequency and results of such reviews. We note that follow up procedures are in place to monitor any corrective actions that have been recommended.

Submitted by:

Susan O. Cain (Chairman)
Thomas Becker
Kenneth E. Roberts
William Young

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 28, 2013 (unless otherwise noted in the footnotes to the table), certain information with respect to ownership of our common stock of (i) persons known by us to be beneficial owners of more than 5% of any class of our common stock, (ii) each director, (iii) each named executive officer, and (iv) all current executive officers and directors as a group.  Except as noted below, the address of each shareholder in the table is Lithia Motors, Inc., 150 N. Bartlett Street, Medford, Oregon 97501.

	Class A Shares Beneficially Owned(1)			Class B Shares Beneficially Owned(1)
Name of Beneficial Owner	Number(2)		Percent	Number		Percent

FMR LLC 82 Devonshire Street Boston, MA 02109(3)	1,913,712		8.4%	-		-
Blackrock, Inc. 40 East 52nd Street New York, NY 10022(4)	1,607,921		7.0%	-		-
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746(5)	1,382,465		6.1%	-		-
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355(6)	1,253,111		5.5%	-		-

Lithia Holding Company, L.L.C.	-		-	2,762,261	(7)	100%
Sidney B. DeBoer	150,028		*	2,762,261	(7)	100%
Bryan B. DeBoer	98,955		*	-		-
M.L. Dick Heimann	306,666		1.3%	-		-
R. Bradford Gray	20,490		*	-		-
Christopher Holzshu	40,371		*	-		-
Scott Hillier	76,533		*	-		-
Thomas Becker	58,095		*	-		-
William Young	12,852		*	-		-
Susan O. Cain	18,307		*	-		-
Kenneth E. Roberts	153,189	(8)	*	-		-
All current executive officers and directors as a Group (10 persons)	935,486		4.1%	2,762,261	(7)	100%

*Less than one percent
(1)
The Class A common stock is entitled to one vote per share and the Class B common stock is entitled to 10 votes per share and is convertible into Class A common stock on a one-for-one basis at the option of the holder thereof or under certain other circumstances. For purposes of this table, Class A shares beneficially owned do not include Class A shares issuable upon conversion of Class B shares.

(2)	Includes shares subject to options exercisable and RSUs vesting within 60 days of February 28, 2013, shares held in 401(k) accounts and shares held by spouses as follows:

Name	Options exercisable within 60 days	Stock awards vesting within 60 days	Shares held in 401(k) account	Shares held by spouse
Sidney B. DeBoer	-	15,000	-	-
Bryan B. DeBoer	80,000	15,500	-	-
M.L. Dick Heimann	-	-	93,773	15,964
R. Bradford Gray	14,000	3,750	-	-
Christopher Holzshu	30,000	4,725	2,616	-
Scott A. Hillier	55,000	7,425	-	-
Thomas Becker	8,000	826	-	-
William J. Young	2,000	769	-	-
Susan O. Cain	3,833	826	-	-
Kenneth E. Roberts	-	798	-	-
All current executive officers and directors as a group(a)	192,833	49,619	96,389	15,964

(a)	Also includes 50,000 Class A shares held by Sidney B. DeBoer as the manager of DeBoer Family LLC.

(3)
Beneficial ownership as of December 31, 2012 as reported by FMR LLC in a Schedule 13G/A filed by the shareholder. The shareholder reports sole voting power with respect to 53,200 shares and sole dispositive power with respect to 1,913,712 shares.

(4)
Beneficial ownership as of December 31, 2012 as reported by BlackRock, Inc. in a Schedule 13G/A filed by the shareholder. The shareholder reports sole voting and dispositive power with respect to 1,607,921 shares.

(5)
Beneficial ownership as of December 31, 2012 as reported by Dimensional Fund Advisors LP in a Schedule 13G/A filed by the shareholder. The shareholder reports sole voting power with respect to 1,355,171 shares and sole dispositive power with respect to 1,382,465 shares.

(6)
Beneficial ownership as of December 31, 2012 as reported by The Vanguard Group, Inc. in a Schedule 13G/A filed by the shareholder. The shareholder reports sole voting power with respect to 30,921 shares, sole dispositive power with respect to 1,223,290 shares and shared dispositive power with respect to 29,821 shares.

(7)
Sidney B. DeBoer is the manager of Lithia Holding Company, L.L.C. (“Lithia Holding”)(b) and he has the sole voting and investment power with respect to all of the Class B common stock. Accordingly, all shares held by Lithia Holding are deemed beneficially owned by him. The following table gives tabular information regarding the ownership of Lithia Holding:

	Units Owned
Unit Holder	Number	Percent
DeBoer Family LLC	46,167	48.9%
Heimann Family LLC(a)	34,875	36.9%
R. Bradford Gray	7,000	7.4%
Bryan B. DeBoer	1,664	1.8%
Jeff DeBoer	1,663	1.8%
Mark DeBoer	1,663	1.8%
Sidney B. DeBoer Trust(a)	1,425	1.5%
	94,457	100.0%

(a)	M.L. Dick Heimann is the manager of the Heimann Family LLC, whose members include Mr. Heimann and other family members. Sidney B. DeBoer is the trustee and owner of the Sidney B. DeBoer Trust.
(b)
2,262,231 shares of Class B common stock are pledged by Lithia Holding to secure a loan. In March 2013, we adopted changes to our insider trading policy and our stock ownership guidelines to prohibit future pledging and hedging transactions. Existing pledges, including the pledge by Lithia Holding, and pledges under replacement financial arrangements, were grandfathered. See “Stock Ownership Policy; Hedging and Pledging Restrictions” above.

(8)
Ken Roberts has a line of credit that is secured by the securities held in one of his brokerage accounts. 71,900 of Ken Robert’s shares of Class A common stock are held in that brokerage account; no amounts were drawn on the line of credit as of February 28, 2013.

SHAREHOLDER AND OTHER INTERESTED PARTIES COMMUNICATIONS

Communications with the Company and the Board

The Board of Directors has adopted a Shareholder Communication Policy to promote more efficient shareholder and interested party communications with the Board of Directors and management. Our Investor Relations Department is responsible for receiving and routing all shareholder and interested party communications. Corporate governance issues are the responsibility of the Corporate Governance Committee. Our Audit Committee handles concerns or allegations regarding possible violations of accounting or financial reporting matters. Management is the more appropriate group for handling all other matters and we encourage you to contact them accordingly.

All correspondence with the Board of Directors or its members must be in writing, directed to the attention of either the Board of Directors or an individual director and delivered to: Investor Relations Department, Lithia Motors, Inc., 150 N. Bartlett Street, Medford, Oregon 97501. The Investor Relations Department will review communications to the board or individual directors and direct the communication to the appropriate individuals if the matter is better addressed by management, and provide a copy of the communication to the Lead Independent Director and, if appropriate, to the named director. A complete copy of our Shareholder Communication Policy is available on our website at www.lithia.com and interested persons may obtain a written copy from the Investor Relations Department.

Shareholder Proposals for Next Year’s Annual Meeting

Proposals intended to be presented by any shareholder at our 2014 Annual Meeting must be received by us in writing at our principal office no later than November 15, 2013 (120 days prior to the anniversary of the mailing of the prior years’ Notice of Internet Availability) and must satisfy the conditions established by the Securities and Exchange Commission Rule 14a-8 for shareholder proposals to be included in our proxy statement for that meeting.

Shareholder Director Recommendations

The Corporate Governance Committee will consider potential nominees recommended by any record or beneficial shareholder. Shareholders may recommend individuals to the Corporate Governance Committee for consideration as potential director nominees by submitting a written recommendation to the Chairman of the Corporate Governance Committee in accordance with our Shareholder Communication Policy. To be considered for nomination to the following year’s Board of Directors, the written recommendation must be received at our principal executive office at 150 N. Bartlett Street, Medford, Oregon 97501 not less than 120 days prior to the first anniversary of the mailing of the preceding year’s Notice of Internet Availability. For our 2014 Annual Meeting, the recommendation must be received no later than November 15, 2013.

The written recommendation must include the candidate’s name, appropriate biographical information, including information about the candidate’s qualifications and background materials, a statement that the person submitting the recommendation is a shareholder entitled to vote in the election of directors and a consent to serve as director signed by the recommended individual. If the necessary information is received in a timely manner, the Corporate Governance Committee will evaluate the shareholder-recommended candidate using substantially the same process, and applying substantially the same criteria, as it uses to evaluate all other candidates. Recommended candidates are submitted to the Board for approval as director nominees. If the Board determines to nominate a shareholder-recommended candidate, the candidate’s name will be included in our proxy and submitted to shareholders for election.

Shareholders may nominate director nominees at the meeting, without any action or recommendation on the part of the Corporate Governance Committee or the Board of Directors, by delivering written notice of the proposed nomination to Christopher Holzshu, the Secretary of Lithia Motors, Inc. at 150 N. Bartlett, Medford, Oregon 97501, and the inclusion of a statement that such shareholder intends to attend the meeting to make the nomination.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee reviews all potential conflicts of interest and transactions with related persons. Although we do not maintain a written policy or have written procedures for such review, our Code of Business Conduct and Ethics imposes an obligation on each executive officer to disclose any potential conflict of interest involving such person and Lithia. Further, each member of the Board of Directors and each NEO signs a detailed questionnaire used in the preparation of this proxy statement that requires the disclosure of, among other things, any related-person transaction. The Audit Committee and the full Board of Directors review and determine whether to approve or disapprove all such transactions based on (i) whether the proposed transaction is on terms that are no less favorable to us than the terms generally made available by us to an unaffiliated third party under similar circumstances and (ii) the extent of the related party’s interest in the proposed transaction.

In 2012, we maintained two insurance arrangements with Sidney B. DeBoer, our Chairman and our former Chief Executive Officer:

•
A split dollar agreement under which (a) his named beneficiary would receive death benefits, reduced by the greater of the Cash Surrender Value or cumulative premiums paid at policy maturity and (b) we would be reimbursed for the greater of the Cash Surrender Value or cumulative premiums paid at policy maturity.

•
An arrangement under which his named beneficiary would receive $6.0 million of death benefits under a $37.3 million key-man term life insurance policy owned by us. Pursuant to the agreement, Mr. DeBoer paid his pro rata share of the premium due on this term life insurance policy.

Effective October 24, 2012, we (i) converted the $37.3 million key-man term life insurance policy into a whole life policy and (ii) split the policy into 10 equal “whole-life” insurance policies, each worth $3,727,600 on maturity. Effective January 1, 2013, we terminated the above arrangements and entered into a new arrangement with Mr. Sidney B. DeBoer under which, with respect to four of the 10 policies, Mr. Sidney B. DeBoer has the right to designate the beneficiary or beneficiaries of the death benefit of each policy. Lithia owns and pays for each of the four policies, and will receive the greater of the Cash Surrender Value or cumulative premiums paid at the maturity of each policy. This payment of insurance for Mr. DeBoer is included in “Executive Compensation – Summary Compensation Table for 2012.”

On March 27, 2012, M.L. Dick Heimann, a nominee for director, purchased 80% of our BMW, Nissan and Volkswagen stores located in Medford, Oregon, pursuant to an agreement we previously entered into with him on December 31, 2009. The purchase price of each store was 80% of the store’s Adjusted Net Worth, as defined in the purchase agreement, plus, for the BMW store, an amount equal to the fair value of the BMW store’s intangible assets based on two independent valuations. The price of the intangible assets of $1.20 million was based on the fair value of the intangible assets of the BMW store.  We entered into various agreements with Mr. Heimann in connection with the sale, including an agreement for us to provide services, lease employees, and license certain intellectual property.

Kenneth E. Roberts, a nominee for director, is “of counsel” with the law firm Lane Powell PC. In 2012, we paid $738,333 to Lane Powell PC for legal services. Mr. Roberts no longer has an ownership or voting interest in the firm, and he received compensation of less than $10,000 from Lane Powell PC in 2012.

In 2012, Mark DeBoer, Vice President of Real Estate, brother of our CEO, Bryan B. DeBoer, and son of Director Sidney B. DeBoer, received a salary of $396,000, incentive compensation of $291,859, and other compensatory arrangements totaling $54,129. The salary and other compensatory arrangements were reviewed and ratified by the Compensation Committee.

Robert Sacks, son-in-law to M. L. Dick Heimann, is the general manager of the Nissan store located in Medford, Oregon. Mr. Sacks is paid an annual base salary of $180,000 and participates in a store profit incentive plan under the standard compensation plan provided to our other general managers. In 2012, he earned $237,764 in total compensation.

CODE OF BUSINESS CONDUCT AND ETHICS

We adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees, including our principal executive, financial and accounting officers. A complete copy of our Code of Business Conduct and Ethics is available on our website at www.lithia.com, or you may request a copy by mail from our Investor Relations Department, Lithia Motors, Inc., 150 N. Bartlett Street, Medford, Oregon 97501. We intend to publicly disclose all amendments to and waivers of the Code of Business Conduct and Ethics on our website.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 requires our executive officers and directors and all persons who beneficially own more than 10% of our common stock to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of beneficial ownership and reports of subsequent changes in their ownership of our common stock and other equity securities.

Based solely on the review of copies of the forms provided to us and the representations by the executive officers, directors and 10% shareholders, we believe, to the best of our knowledge, that all Section 16(a) filing requirements were met for fiscal year ended December 31, 2012.

FORM 10-K

We will provide, without charge, a copy of our Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Written requests should be mailed to the attention of Investor Relations, Lithia Motors, Inc., 150 N. Bartlett Street, Medford, Oregon 97501. You may also find our Form 10-K on our website at www.lithia.com.

HOUSEHOLDING

We have adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, shareholders of record who have the same address receive only one copy of the Notice Regarding the Availability of Proxy Materials or the Proxy Statement and Annual Report, as applicable. Shareholders who participate in householding continue to receive separate proxy forms. Householding does not affect dividend check mailings.

Any shareholder who would prefer to have a separate copy of the Notice Regarding the Availability of Proxy Materials, Proxy Statement or Annual Report delivered to him or her at the shared address for this and future years may elect to do so by calling (877) 331-3084 or by writing to Christopher Holzshu, Secretary of the Company, at 150 N. Bartlett Street, Medford, Oregon 97501. A copy of the materials will be sent promptly to the shareholder following receipt of such notice.

Dated: March 15, 2013

ANNEX A

LITHIA MOTORS, INC.

2013 AMENDED AND RESTATED
STOCK INCENTIVE PLAN

ARTICLE I
PURPOSE OF THE PLAN

The purposes of this 2013 Amended and Restated Stock Incentive Plan (the “Plan”) are to attract, retain and provide incentive compensation to selected employees, directors and others who contribute to the long-term financial success of LITHIA MOTORS, INC., an Oregon corporation, and to more closely align their interests with those of the Company and its shareholders. This Plan amends and restates in its entirety the Amended and Restated 2003 Stock Incentive Plan.

ARTICLE II
DEFINITIONS

As used herein, the following definitions will apply:

(a)
“Acquired Company” means any corporation or other entity that becomes a majority owned subsidiary of the Company, after the Effective Date, by merger, consolidation, stock acquisition, acquisition of all or substantially all of its assets or otherwise.

(b)	“Authorized Shares” means the number of shares of Common Stock authorized for issuance pursuant to Section 3.1 of this Plan.

(c)
“Available Shares” means the number of shares of Common Stock available under this Plan at any time for future issuance under Stock Options, Stock-Settled SARs, Performance Share Awards, Restricted Share Awards or Restricted Stock Unit Awards, as provided in Section 3.2 of this Plan.

(d)
“Award” means a Stock Option, a SAR, a Performance Share Award, a Restricted Share Award or a Restricted Stock Unit Award pursuant to this Plan. An Award shall, for all purposes, be deemed to have been made on the later of (i) the date when the Company completes all corporate action necessary to authorize the Award or such later date as specified in such corporate action or (ii) when the maximum number of shares covered by the Award can be determined (excluding from such determination the effects of any vesting provisions including Performance Goals and excluding provisions adjusting the number of shares pursuant to Article XIII of this Plan) regardless of the date on which the written agreement evidencing the Award is prepared or executed by the Company or the Recipient.

(e)	“Award Period” means the period of time for which a 162(m) Performance-Based Award is made.

(f)	“Board of Directors” means the Board of Directors of the Company.

(g)	“Business Unit” means any division or other unit of the Company.

(h)
“Cash-Settled SAR” means the right to receive cash in an amount equal to the difference between the Fair Market Value of a share of Common Stock on the date of exercise and the Fair Market Value of a share of Common Stock on the date of grant multiplied by the number of shares covered by the right awarded under Article VII of this Plan.

(i)	“Code” means the Internal Revenue Code of 1986, as amended.

(j)	“Committee” means the compensation committee of the Board of Directors or the Board of Directors if no such committee is then in existence.

(k)	“Common Stock” means the Class A Common Stock of the Company (or the shares of common stock into which the Class A Common Stock is reclassified or converted).

(l)
“Company” means Lithia Motors, Inc. and, unless the context requires otherwise, any successor or assignee of the Company by merger, consolidation, acquisition of all or substantially all of the assets of the Company or otherwise.

(m)
“Corporate Transaction” means (i) the adoption of a plan of dissolution or liquidation with respect to the Company, (ii) the consummation of any plan of exchange, merger or consolidation with one or more corporations in which the Company is not the surviving entity (other than a merger of the Company into a wholly-owned Subsidiary of the Company or a reincorporation of the Company in a different jurisdiction), or in which the security holders of the Company prior to such transaction do not receive in the transaction (or hold after consummation of the transaction) securities with voting rights with respect to the election of directors equal to 50% or more of the votes of all classes of securities of the surviving corporation or (iii) the consummation of a sale of all of substantially all of the assets of the Company following a shareholder vote on such sale. Notwithstanding the foregoing to the contrary, for purposes of Restricted Stock Unit Awards, a “Corporate Transaction” also must be a ‘change in the ownership,’ (ii) ‘a change in the effective control,’ or (ii) ‘a change in the ownership of a substantial portion of the assets’ (as those terms are defined in Section Treas. Reg. 1.409A-3(i)(5)) of the Company.

(n)
“Disabled” means having a mental or physical impairment that has lasted or is expected to last for a continuous period of 12 months or more and, in the Committee’s sole discretion, renders a Recipient unable to perform the duties that were assigned to the Recipient during the 12 month period prior to such determination. Notwithstanding the foregoing to the contrary, for purposes of Restricted Stock Unit Awards, “Disabled” shall be determined in accordance with the requirements of Code Section 409A.  The Committee’s determination of the existence of an individual’s disability will be effective when communicated in writing to the Recipient and will be conclusive on all of the parties.

(o)	“Employee” means any person employed by the Company or a Subsidiary of the Company.

(p)	“Exercise Price” means the price per share at which shares of Common Stock may be purchased upon exercise of a Stock Option.

(q)	“Incentive Stock Option” means an ‘incentive stock option’ as defined in Section 422 of the Code.

(r)	“Fair Market Value” with respect to shares of Common Stock for a specified date means:

1)           If the Common Stock is traded on a national securities exchange, the “Fair Market Value” of a share of Common Stock will be the closing price of the Common Stock for such date, or if no transactions occurred on such date, on the last date on which trades occurred;

2)           If the Common Stock is not traded on a national securities exchange but bid and asked prices are regularly quoted on the OTC Bulletin Board Service, by the National Quotation Bureau or any other comparable service, the “Fair Market Value” of a share of Common Stock will be the average between the highest bid and lowest asked prices of the Common Stock as reported by such service at the close of trading for such date or, if such date was not a business day, on the preceding business day; or

3)           If there is no public trading of the Common Stock within the terms of subparagraphs 1 or 2 of this subsection, the “Fair Market Value” of a share of Common Stock will be as determined by the Committee in good faith.

(s)	“Non-statutory Stock Option” means a Stock Option other than an Incentive Stock Option.

(t)
“Option Agreement” means the written agreement between the Company and a Recipient that evidences a Stock Option awarded pursuant to this Plan. Each Option Agreement shall be subject to the terms and conditions of this Plan.

(u)
“Performance Goals” means any performance criteria applied to the Company, any Subsidiary, any Business Unit or any individual or group of individuals for any performance period in each case as specified by the Committee in the agreement evidencing an Award.  Performance Goals may include but are not limited to 162(m) Performance Goals.  The Committee shall determine whether or the extent to which any Performance Goal is achieved.

(v)
“Performance Share Award” means an Award of shares or an Award of the right to receive shares of Common Stock pursuant to Article IX of this Plan subject to the terms of a Share Vesting Agreement in which the vesting or issuance of shares is based, either in whole or in part, on the achievement of certain Performance Goals or 162(m) Performance Goals.

(w)	“Recipient” means any individual who is awarded a Stock Option, a SAR, a Performance Share Award, a Restricted Share Award or a Restricted Stock Unit Award pursuant to this Plan.

(x)
“Restricted Share Award” means an Award of shares of Common Stock pursuant to Article X of this Plan, regardless of whether the Recipient receives the shares covered by such Award solely for services or for a combination of services and cash payment or other consideration to the Company, pursuant to a Share Vesting Agreement.

(y)
“Restricted Stock Unit Award” means an Award of a right granted to receive Common Stock at the end of a specified vesting or deferral period pursuant to Article XI of this Plan, which right may be conditioned on the satisfaction of certain requirements (including the satisfaction of certain Performance Goals or 162(m) Performance Goals).

(z)	“SAR” means a Stock-Settled SAR or Cash-Settled SAR.

(aa)
“SAR Agreement” means the written agreement between the Company and a Recipient that evidences a SAR pursuant to this Plan. Each SAR Agreement shall be subject to the terms and conditions of this Plan.

(bb)	“Securities Act” means the Securities Act of 1933, as amended.

(cc)
“Service” means the continued employment of an Employee, service as director of the Company, service as a director of a Subsidiary or the regular provision of services to the Company or a Subsidiary under an independent contractor arrangement. If a recipient ceases to provide Service with the Company or a Subsidiary in one capacity but continues to provide Service in another capacity or contemporaneously begins to provide Service in another capacity, the recipient shall, for purposes of this Plan, be deemed to have continued in Service without interruption.

(dd)
“Share Vesting Agreement” means the written agreement between the Company and a Recipient that evidences either a Performance Share Award or a Restricted Share Award made pursuant to this Plan. Each Share Vesting Agreement shall be subject to the terms and conditions of this Plan.

(ee)	“Stock Option” means a Stock Option awarded pursuant to Article VI of this Plan.

(ff)
“Stock-Settled SAR” means the right to acquire shares of Common Stock in an amount equal to the difference between the Fair Market Value of a share of Common Stock on the date of exercise and the Fair Market Value of a share of Common Stock on the date of grant multiplied by the number of shares covered by the right awarded under Article VII of this Plan.

(gg)
“Subsidiary” means any corporation or other entity owned or controlled by the Company in an unbroken chain of corporations or other entities in which each of the corporations or other entities other than last corporation or other entity owns 50 percent or more of the total combined voting power of all classes of equity ownership interests in the other corporations or other entities in such chain.

(hh)
“Tax Withholding” means all amounts determined by the Company to be required to satisfy applicable federal, state and local tax withholding requirements (including but not limited to payroll taxes) upon the exercise of a Stock Option or SAR, the disqualifying disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option, the vesting or payment of shares under a Performance Share Award or Restricted Share Award or the vesting or payment of a Restricted Share Unit Award, a Recipient making an election under Code Section 83(b) with respect to a Performance Share Award or Restricted Share Award or as otherwise may be required under applicable tax laws.

(ii)	“162(m) Performance-Based Award” means an Award intended to qualify as qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder.

(jj)
“162(m) Performance Goals” means written objectives that must be met by the Company, any Subsidiary or any Business Unit during the Award Period as a condition to payment being made under a 162(m) Performance-Based Award and shall be based on one or more targeted levels of performance with respect to one or more of the following objective measures with respect to the Company, any Subsidiary or any Business Unit, and may be relative to any designated comparison group of companies:  (i) revenue, (ii) net margin, (iii) operating income, (iv) operating cash flow, (v) net income before interest, taxes, depreciation and amortization, (vi) net income before interest and taxes, (vii) net income before income taxes, (viii) net income, (ix) new or used vehicle unit or revenue growth rate (based on same-store growth rate), (x) fixed department revenue growth rate (based on same-store revenue growth rate), (xi) sales or service satisfaction scores (percent of same stores equaling or exceeding specified manufacturers’ criteria), (xii) sales responsibility performance (percent of same stores at or above market sales rate thresholds set by specified manufacturers), (xiii) financing and insurance revenue or revenue per vehicle, (xiv) service, body and parts revenue or revenue per vehicle, (xv) basic or diluted net income per share, (xvi) basic or diluted net income per share from continuing operations, (xvii) basic or diluted net income per share minus per share dividends and other shareholder distributions, (xviii) basic or diluted net income per share from continuing operations minus per share dividends and other shareholder distributions, (xix) basic or diluted net income per share from continuing operations as adjusted to eliminate the effects of asset impairment, gains and losses on the sale of real estate or stores, equity investments and related taxes or (xx) any of the foregoing before the effect of acquisitions, divestitures, accounting or tax changes, and restructuring and special charges (determined according to criteria established by the Committee).

ARTICLE III
STOCK SUBJECT TO THE PLAN

3.1           Aggregate Number of Authorized Shares. Subject to adjustment in accordance with Section 10.1, the total number of shares of Common Stock authorized for issuance under all Awards pursuant to this Plan is 3,800,000 shares.

3.2           Number of Available Shares. At any point in time, the number of Available Shares shall be the number of Authorized Shares at such time minus each of the following:

(a)	the number of shares of Common Stock issued prior to such time upon the exercise of Stock Options and Stock-Settled SARs that were awarded pursuant to this Plan;

(b)
the number of shares of Common Stock issued prior to such time under Restricted Stock Unit Awards, Restricted Share Awards and Performance Share Awards to the extent the shares are not subject to any forfeiture or repurchase provisions pursuant to the terms of a Share Vesting Agreement;

(c)
the number of shares covered by outstanding Stock Options and Stock-Settled SARs that were awarded pursuant to this Plan to the extent that such Stock Options and Stock-Settled SARs have not been exercised at such time;

(d)	the number of shares of Common Stock covered by outstanding Restricted Stock Unit Awards made pursuant to this Plan prior to such time; and

(e)
the number of shares of Common Stock covered by Performance Share Awards and Restricted Share Awards made pursuant to this Plan prior to such time to the extent the shares have not been issued or have been issued and are subject to forfeiture or repurchase provisions pursuant to the terms of a Share Vesting Agreement.

As a result of the foregoing, if a Stock Option, Stock-Settled SAR, Restricted Stock Unit or Performance Share Award expires, terminates or is cancelled for any reason without having been exercised and/or settled in full, the shares of Common Stock covered by such Stock Option, Stock-Settled SAR, Restricted Stock Unit or Performance Share Award that were not acquired through the exercise or settlement of such Award will again become Available Shares. Upon the exercise in full of a Stock-Settled SAR, all shares covered by that Award other than the shares actually issued upon such exercise, will again become Available Shares. Similarly, upon the settlement of a vested Restricted Stock Unit Award or Performance Share Award, all shares covered by that Award other than the shares actually issued in settlement thereof will again become Available Shares. If shares of Common Stock issued under a Performance Share Award or Restricted Share Award are forfeited to or repurchased by the Company, or if a Performance Share Award is terminated without the issuance of shares thereunder, pursuant to the terms of a Share Vesting Agreement, those shares will again become Available Shares. If shares of Common Stock covered by an Award are surrendered by a Recipient to satisfy any Tax Withholding obligations of such Award, those shares will again become Available Shares.  Neither the grant nor the exercise of Cash-Settled SARs shall reduce the number of shares available for grant under the Plan.

3.3           Reservation of Shares. Available Shares shall consist of authorized but unissued shares of Common Stock of the Company. By appropriate resolution of the Board of Directors, the Company at all times will reserve for issuance shares of Common Stock equal to the sum of (i) the number of shares covered by outstanding Awards to the extent that shares have not been issued under such Awards at such time and (ii) the number of Available Shares. By action of the Board of Directors, the Company may repurchase issued and outstanding shares for purposes of providing Available Shares under this Plan but the Company is not required to make such repurchases and any such repurchases shall not affect the calculation of the number of Authorized Shares or Available Shares.

3.4           Annual Limits on Number of Shares to Any One Person and to Non-Management Directors.

(a)	No person may receive in any calendar year Awards pursuant to this Plan which provide for the issuance, in the aggregate, of more than 200,000 shares; and

(b)	No non-management director may receive in any calendar year Awards pursuant to this Plan which provide for the issuance, in the aggregate, of more than 10,000 shares;

provided, however, the foregoing limitations (a) and (b) shall not apply to Awards of Stock Options in substitution for outstanding stock options of an Acquired Company that are cancelled in connection with the acquisition of such Acquired Company.

ARTICLE IV
COMMENCEMENT AND DURATION OF THE PLAN

4.1           Effective Date of the Plan. This Plan was effective as of the date on which it was first adopted by the Board of Directors.

4.2           Duration of the Plan. This Plan will continue in effect until all Authorized Shares have been issued and all forfeiture and repurchase restrictions on the Authorized Shares have lapsed.  The Board of Directors may suspend or terminate this Plan at any time. Termination of the Plan will not terminate or otherwise affect any outstanding Stock Option, SAR, Performance Share Award, Restricted Share Award, Restricted Stock Unit Award, Option Agreement, SAR Agreement or Share Vesting Agreement.

ARTICLE V
ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Committee. The Board of Directors shall appoint the members of the Committee, which shall consist of at least two directors from the Board of Directors. The appointment to the Committee of one or more directors who are not “outside directors” as such term is defined in Treasury Regulation §1.162-27(e)(3), one or more directors who are not “non-employee directors” as such term is defined in Rule 16b-3 issued by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, as amended, (“Rule 16b-3”) or one or more directors who fail to meet the requirements for service on a compensation committee as set forth in the listing standards of the exchange or market on which the Common Stock primarily trades shall not invalidate any of the actions of the Committee. Any member of the Committee who is not an outside director is referred to in this paragraph as an “Abstaining Director” with respect to any action by the Committee for which Code Section 162(m) requires the approval of a committee consisting solely of outside directors. Any member of the Committee who is not a non-employee director is referred to in this paragraph as an “Abstaining Director” with respect to any action by the Committee for which Rule 16b-3 requires the approval of a committee consisting solely of non-employee directors. Any member of the Committee who fails to meet the requirements of the listing standards of the exchange or market on which the Common Stock primarily trades is referred to in this paragraph as an “Abstaining Director” with respect to any action by the Committee that requires the approval of a committee consisting solely of directors meeting those requirements. An Abstaining Director shall be deemed to have abstained from such action (notwithstanding any statement to the contrary which may be contained in minutes of a meeting of the Committee) and the assent of any such director shall be ignored for purposes of determining whether or not any such actions were approved by the Committee. If the Committee proposes to take an action by unanimous consent in lieu of a meeting, an Abstaining Director shall be deemed to not be a member of the Committee for the purpose of such consent with respect to any actions for which such member is deemed to be an Abstaining Director. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

If no Committee is appointed, the Board of Directors will have all the powers, duties and responsibilities of the Committee as set forth in this Plan. In addition, the Board of Directors may abolish a Committee and assume the duties and responsibilities of the Committee at any time by resolution duly adopted by the Board of Directors.

The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to (a) select the Employees, directors and other persons to whom Awards may from time to time be granted hereunder; (b) determine the type or types of Award to be granted to each Recipient hereunder; (c) determine the number of shares of Common Stock to be covered by or relating to each Award granted hereunder; (d) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (e) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares or other property or canceled or suspended, consistent with the terms of the Plan; (f) determine whether, to what extent, and under what circumstances payment of cash, shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant, consistent with the terms of the Plan; (g) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (h) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (i) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan and (j) extend any exercise period or accelerate any vesting period for any Award. The Committee may, in its sole and absolute discretion, and subject to the provisions of the Plan, from time to time delegate any or all of its authority to administer the Plan to any other persons or committee as it deems necessary or appropriate for the proper administration of the Plan, except that no such delegation shall be made in the case of any 162(m) Performance-Based Award. The decisions of the Committee shall be final, conclusive and binding with respect to the interpretation and administration of the Plan and any grant made under it. The Committee shall make, in its sole discretion, all determinations arising in the administration, construction or interpretation of the Plan and Awards under the Plan, including the right to construe disputed or doubtful Plan or Award terms and provisions, and any such determination shall be conclusive and binding on all persons, except as otherwise provided by law.

Except as may disqualify the applicability of Code Section 162(m), the Committee shall be authorized to make adjustments in Performance Goals criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements, changes in applicable laws, regulations or accounting principles or otherwise. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event that the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of or combination with another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

ARTICLE VI
STOCK OPTION TERMS AND CONDITIONS

Stock Options may be awarded pursuant to this Plan in accordance with the following terms and conditions.

6.1           Requirement for a Written Option Agreement. Each Stock Option will be evidenced by a written Option Agreement. The Committee, from time to time, will determine the form of Option Agreement to be used for purposes of evidencing Stock Options awarded pursuant to this Plan. Except as provided in Section 13.2, the terms of the Option Agreement evidencing a Stock Option must be consistent with this Plan, including but not limited to this Article VI. Any inconsistencies between any Option Agreement and this Plan will be resolved in accordance with the terms and conditions specified in this Plan. Except as expressly required by this Article VI, the terms and conditions of each Stock Option do not need to be identical.

6.2           Who may be Awarded a Stock Option. A Stock Option may be awarded to any Employee, any director of the Company or of any Subsidiary and any other individual who, in the judgment of the Committee, has performed or will perform, in whatever capacity, services important to the management, operation and development of the business of the Company or any of its Subsidiaries; provided that Incentive Stock Options may only be granted to Employees. The Committee, in its sole discretion, shall determine when and to whom Stock Options are awarded pursuant to this Plan. In addition, substitute Stock Options may be awarded pursuant to Section 13.2 to persons who were employees, directors, or independent contractors or former employees, directors or independent contractors of an Acquired Company.

6.3           Number of Shares Covered by a Stock Option. The Committee, in its sole discretion, shall determine the number of shares of Common Stock covered by each Stock Option awarded pursuant to this Plan and, for a Stock Option granted after February 22, 2013, whether it is an Incentive Stock Option or a Non-statutory Stock Option. The number of shares covered by each Stock Option and whether it is an Incentive Stock Option or a Non-statutory Stock Option shall be specified in the Option Agreement.

6.4           Vesting Under a Stock Option. The Committee, in its sole discretion, shall determine whether a Stock Option is immediately exercisable as to all of the shares of Common Stock covered by such option or whether it is exercisable only in accordance with a time-based vesting schedule, Performance Goals or a combination of the foregoing, all as determined by the Committee. Any such vesting terms and conditions shall be specified in the Option Agreement. Notwithstanding any term to the contrary in any Option Agreement, a Stock Option that is awarded to a person who, at the time of the Award, was an executive officer of the Company will not become exercisable until after six months from the date of such Award unless the Award was approved either by (i) a committee of non-employee directors within the requirements of Rule 16b-3 or (ii) the full Board of Directors.

6.5           Exercise Price of a Stock Option. The Exercise Price for each Stock Option will be at least 100% of the Fair Market Value of a share of Common Stock as of the date on which the Stock Option was awarded. However, if it is subsequently determined that the Exercise Price as stated in the Option Agreement evidencing a Stock Option is less than 100% of the Fair Market Value of a share of Common Stock as of the date on which an option was awarded, such fact will not invalidate the Stock Option.

6.6           Duration of a Stock Option—Generally. The Committee, in its sole discretion, will determine the term of each Stock Option provided that such term will not exceed 10 years from the date on which such option was awarded. The term of each Stock Option shall be set forth in the Option Agreement. The Recipient shall have no further right to exercise a Stock Option following the expiration of such term.

6.7           The Effect of Termination of the Recipient’s Service with the Company on the Term of a Stock Option. If a Recipient’s Service with the Company terminates for any reason other than as a result of the Recipient dying or becoming Disabled (as provided for in Section 6.9 and Section 6.10, respectively), all Stock Options that have been awarded to such Recipient shall terminate to the extent that they are not exercised within 30 days following the date the Recipient ceased to be in Service with the Company, unless provided otherwise in the Option Agreement. The foregoing provision will not extend the time within which a Stock Option may be exercised beyond the expiration of the term of such option and no additional vesting shall occur after the date the Recipient’s Service with the Company terminated.

6.8           The Effect of a Leave of Absence on a Stock Option. Unless otherwise provided in the Option Agreement evidencing a Stock Option, a Recipient’s Service shall not be deemed to have terminated if the Recipient is on sick leave, family leave, military leave or any other leave of absence that is approved by the Committee. The Committee, in its sole discretion, may determine whether a Stock Option shall continue to vest during any sick leave, family leave, military leave or other approved leave of absence.

6.9           The Effect of the Death of a Recipient on the Term of a Stock Option. If a Recipient’s Service with the Company terminates as a result of the Recipient’s death, all Stock Options that have been awarded to such Recipient will terminate to the extent that they are not previously exercised within 12 months following the date of the Recipient’s death. The foregoing provision will not extend the time within which a Stock Option may be exercised beyond the expiration of the term of such option and no additional vesting shall occur after the date of the Recipient’s death.

6.10         The Effect of the Disability of a Recipient on the Term of a Stock Option. If a Recipient’s Service with the Company terminates as a result of the Recipient becoming Disabled, all Stock Options that have been awarded to such Recipient shall terminate to the extent that they are not exercised within 12 months following the date of the Recipient becoming Disabled. The foregoing provision will not extend the time within which a Stock Option may be exercised beyond the expiration of the term of such option and no additional vesting shall occur after the date the Recipient became Disabled.

6.11         Additional Requirements Relating to Incentive Stock Options.  Notwithstanding any other provisions in this Plan, Incentive Stock Options shall be subject to the following additional terms and conditions:

(a)
Limitation on Amount of Grants.  If the aggregate fair market value of shares, determined as of the date the option is granted, for which Incentive Stock Options granted under this Plan (and any other stock incentive plan of the Company or its parent or subsidiary corporations, as defined in subsections 424(e) and 424(f) of the Code) are exercisable for the first time by an employee during any calendar year exceeds $100,000, the portion of the option or options not exceeding $100,000, to the extent of whole shares, will be treated as an Incentive Stock Option and the remaining portion of the option or options will be treated as a Non-statutory Stock Option.  The preceding sentence will be applied by taking options into account in the order in which they were granted.  If, under the $100,000 limitation, a portion of an option is treated as an Incentive Stock Option and the remaining portion of the option is treated as a Non-statutory Stock Option, unless the optionee designates otherwise at the time of exercise, the optionee’s exercise of all or a portion of the option will be treated as the exercise of the Incentive Stock Option portion of the option to the full extent permitted under the $100,000 limitation.  If an optionee exercises an option that is treated as in part an Incentive Stock Option and in part a Non-statutory Stock Option, the Company will designate the portion of the stock acquired pursuant to the exercise of the Incentive Stock Option portion as Incentive Stock Option stock by issuing a separate certificate for that portion of the stock and identifying the certificate as Incentive Stock Option stock in its stock records.

(b)
Limitations on Grants to 10 percent Shareholders.  An Incentive Stock Option may be granted under this Plan to an Employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary (as defined in subsections 424(e) and 424(f) of the Code) only if the option price is at least 110 percent of the Fair Market Value of the Common Stock subject to the option on the date it is granted and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

(c)
Nontransferability.  Except as provided below and notwithstanding any provision in this Plan, each Incentive Stock Option granted under this Plan by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, and during the optionee’s lifetime, shall be exercisable only by the optionee.  A stock option may be transferred by will or by the laws of descent and distribution of the state or country of the optionee’s domicile at the time of death.

(d)
Limitation on Time of Grant.  No Incentive Stock Option shall be granted on or after the tenth anniversary of the last action by the Board of Directors adopting the Plan or approving an increase in the number of shares available for issuance under the Plan, which action was subsequently approved within 12 months by the shareholders of the Company.

(e)
Early Dispositions.  If, within two years after an Incentive Stock Option is granted or within 12 months after an Incentive Stock Option is exercised, the optionee sells or otherwise disposes of Common Stock acquired on exercise of the Option, the optionee shall within 30 days of the sale or disposition notify the Company in writing of (i) the date of the sale or disposition, (ii) the amount realized on the sale or disposition and (iii) the nature of the disposition (e.g., sale, gift, etc.).

ARTICLE VII
SARS TERMS AND CONDITIONS

Stock-Settled SARs and Cash-Settled SARs may be awarded pursuant to this Plan in accordance with the following terms and conditions.

7.1           Requirement for a Written SAR Agreement. Each SAR will be evidenced by a written SAR Agreement. The Committee, from time to time, will determine the form of Stock-Settled SAR Agreement to be used for purposes of evidencing Stock-Settled SARs awarded pursuant to this Plan and form of Cash-Settled SAR Agreement to be used for purposes of evidencing Cash-Settled SARs awarded pursuant to this Plan. Except as provided in Section 13.2, the terms of the SAR Agreements must be consistent with this Plan, including but not limited to this Article VII. Any inconsistencies between any SAR Agreement and this Plan will be resolved in accordance with the terms and conditions specified in this Plan. Except as expressly required by this Article VII, the terms and conditions of each SAR do not need to be identical.

7.2           Who may be Awarded a SAR. A SAR may be awarded to any Employee, any director of the Company or of a Subsidiary and any other individual who, in the judgment of the Committee, has performed or will perform, in whatever capacity, services important to the management, operation and development of the business of the Company or any of Subsidiaries. The Committee, in its sole discretion, shall determine when and to whom SARs are awarded pursuant to this Plan. In addition, substitute SARs may be awarded pursuant to Section 13.2 to persons who were employees, directors, or independent contractors or former employees, directors or independent contractors of an Acquired Company.

7.3           Number of Shares Covered by a SAR. The Committee, in its sole discretion, shall determine the number of shares of Common Stock covered by each SAR awarded pursuant to this Plan and whether the SAR is a Stock-Settled SAR or a Cash-Settled SAR. The number of shares covered by each Stock-Settled SAR shall be specified in the Stock-Settled SAR Agreement.

7.4           Vesting Under a SAR. The Committee, in its sole discretion, shall determine whether a SAR is immediately exercisable as to all of the shares of Common Stock covered by the SAR or whether it is exercisable only in accordance with a time-based vesting schedule, Performance Goals or a combination of the foregoing, all as determined by the Committee. Any such vesting terms and conditions shall be specified in the SAR Agreement. Notwithstanding any term to the contrary in any SAR Agreement, a SAR that is awarded to a person who, at the time of the Award, was an executive officer of the Company will not become exercisable until after six (6) months from the date of such Award unless the Award was approved either by (i) a committee of non-employee directors within the requirements of Rule 16b-3 or (ii) the full Board of Directors.

7.5           Effect of Exercise of a SAR. Exercise of a Stock-Settled SAR results in the Recipient receiving net shares of Common Stock with an aggregate Fair Market Value as of the date of such exercise equal to (i) the difference between the Fair Market Value of a share of Common Stock as of the exercise date minus the Fair Market Value of a share of Common Stock on the date of grant, multiplied by (ii) the number of shares covered by the Stock-Settled SAR as to which it is being exercised, rounded down to the nearest whole number.  Exercise of a Cash-Settled SAR results in the Recipient receiving cash in an amount equal to (i) the difference between the Fair Market Value of a share of Common Stock as of the exercise date minus the Fair Market Value of a share of Common Stock on the date of grant, multiplied by (ii) the number of shares covered by the SAR as to which it is being exercised.  A SAR may be exercised as to all of the shares covered by it or may be exercised only in part.

7.6           Duration of a SAR—Generally. The Committee, in its sole discretion, will determine the term of each SAR provided that such term will not exceed 10 years from the date on which such SAR was awarded. The term of each SAR shall be set forth in the SAR Agreement. The Recipient shall have no further right to exercise a SAR following the expiration of such term.

7.7           The Effect of Termination of the Recipient’s Service with the Company on the Term of a SAR. If a Recipient’s Service with the Company terminates for any reason other than as a result of the Recipient dying or becoming Disabled (as provided for in Section 7.9 and Section 7.10, respectively), all SARs that have been awarded to such Recipient shall terminate to the extent that they are not exercised within 30 days following the date the Recipient ceased to be in Service with the Company, unless provided otherwise in the SAR Agreement. The foregoing provision will not extend the time within which a SAR may be exercised beyond the expiration of the term of such option and no additional vesting shall occur after the date the Recipient’s Service with the Company terminated.

7.8           The Effect of a Leave of Absence on a Stock-Settled SAR. Unless otherwise provided in the SAR Agreement, a Recipient’s Service shall not be deemed to have terminated if the Recipient is on sick leave, family leave, military leave or any other leave of absence that is approved by the Committee. The Committee, in its sole discretion, may determine whether a SAR shall continue to vest during any sick leave, family leave, military leave or other approved leave of absence.

7.9           The Effect of the Death of a Recipient on the Term of a SAR. If a Recipient’s Service with the Company terminates as a result of the Recipient’s death, all SARs that have been awarded to such Recipient will terminate to the extent that they are not previously exercised within 12 months following the date of the Recipient’s death. The foregoing provision will not extend the time within which a SAR may be exercised beyond the expiration of the term of such option and no additional vesting shall occur after the date the Recipient’s death.

7.10         The Effect of the Disability of a Recipient on the Term of a SAR. If a Recipient’s Service with the Company terminates as a result of the Recipient becoming Disabled, all SARs that have been awarded to such Recipient shall terminate to the extent that they are not exercised within 12 months following the date of the Recipient becoming Disabled. The foregoing provision will not extend the time within which a SAR may be exercised beyond the expiration of the term of such option and no additional vesting shall occur after the date the Recipient became Disabled.

ARTICLE VIII
EXERCISE OF STOCK OPTIONS AND SARS

8.1           Notice of Exercise. A Stock Option or a SAR may be exercised only by delivery to the Company of written notice directed to the President of the Company (or such other person as the Company may designate) at the principal business office of the Company. The notice will specify (i) the number of shares of Common Stock as to which the Stock Option or SAR is being exercised, (ii) the method of payment of the Exercise Price of a Stock Option, (iii) the method of payment of the Tax Withholding if required, and (iv), unless a registration under the Securities Act is in effect with respect to the Plan at the time of such exercise, the notice of exercise shall contain such representations as the Company determines to be necessary or appropriate in order for the sale of any shares of Common Stock being purchased pursuant to such exercise to qualify for exemptions from registration under the Securities Act and other applicable state securities laws. If the date of expiration or termination of a Stock Option or SAR falls on a day on which the principal business office of the Company is not open for business, the notice of exercise must be delivered to the Company no later than the last business day prior to such expiration or termination date in order for the notice of exercise to be timely.

8.2           Payment of Exercise Price. No shares of Common Stock will be issued upon the exercise of any Stock Option unless and until payment or adequate provision for payment of the Exercise Price of such shares has been made in accordance with this subsection. The Committee, in its sole discretion, may provide in any Option Agreement for the payment of the Exercise Price in cash (including by check), by delivery of a full-recourse promissory note, by the delivery of shares of Common Stock or other securities issued by the Company in accordance with Section 14.7, by the application of shares that could be received upon exercise of the Stock Option in accordance with Section 14.7, or by any combination of the foregoing. In the absence of such terms in the Option Agreement, the Exercise Price shall be paid in cash (including by check). The Committee, in its sole discretion, may permit a Recipient to elect to pay the Exercise Price by authorizing a duly registered and licensed broker-dealer to sell the shares of Common Stock to be issued upon such exercise (or, at least, a sufficient portion thereof) and instructing such broker-dealer to immediately remit to the Company a sufficient portion of the proceeds from such sale to pay the entire Exercise Price.

8.3           Payment of Tax Withholding Amounts. Upon the exercise of any Stock Option or SAR (including any Non-statutory Stock Option or SAR transferred by the Recipient pursuant to Section 14.5), either with the delivery of the notice of exercise or upon notification of the amount due, each Recipient must pay to the Company or make adequate provision for the payment of all Tax Withholding, if any. The Option Agreement or SAR Agreement may provide for, or the Committee, in its sole discretion, may allow, the Recipient to pay the Tax Withholding (i) in cash (including by check), (ii) by the Company withholding such amount from cash payable upon exercise of a Cash-Settled SAR or other amounts payable by the Company to the Recipient, including salary, (iii) by delivery of shares of Common Stock or other securities of the Company in accordance with Section 14.7, (iv) by the application of shares that could be received upon exercise of the Stock Option or Stock-Settled SAR in accordance with Section 14.7 but only up to the minimum statutorily required tax withholding amounts, or (v) any combination of the foregoing. In the absence of such terms in the Option Agreement or SAR Agreement, the Tax Withholding shall be paid in cash (including by check) or the Committee may authorize payment or provision for the Tax Withholding by any other means permitted by this Section 8.3.

By receiving and upon exercise of a Stock Option or a SAR, the Recipient shall be deemed to have consented to the Company withholding the amount of any Tax Withholding from any amounts payable by the Company to the Recipient. The Committee, in its sole discretion, may permit a Recipient to elect to pay the Tax Withholding by authorizing a duly registered and licensed broker-dealer to sell the shares to be issued upon such exercise (or, at least, a sufficient portion thereof) and instructing such broker-dealer to immediately remit to the Company a sufficient portion of the proceeds from such sale to pay the Tax Withholding. No shares will be issued upon an exercise of a Stock Option or a SAR, and no cash payment will be made upon exercise of a Cash-Settled SAR, unless and until payment or adequate provision for payment of the Tax Withholding has been made. If, either as a result of the exercise of a Stock Option or a SAR or the subsequent disqualifying disposition of shares acquired through such exercise, the Company determines that additional Tax Withholding was or has become required beyond any amount paid or provided for by the Recipient, the Recipient will pay such additional amount to the Company immediately upon demand by the Company. If the Recipient fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the Recipient, including salary.

8.4           Issuance of Shares. Notwithstanding the good faith compliance by the Recipient with all of the terms and conditions of an Option or Stock-Settled SAR Agreement and with this Article VIII, the Recipient will not become a shareholder and will have no rights as a shareholder with respect to the shares covered by such Stock Option or Stock-Settled SAR until the issuance of shares pursuant to the exercise of such Stock Option or Stock-Settled SAR is recorded on the stock transfer record of the Company. The Company will not unreasonably delay the issuance of a stock certificate and shall exercise reasonable efforts to cause such stock certificate to be issued to the Recipient as soon as is practicable after the compliance by the Recipient with all of the terms and conditions of the Option Agreement or Stock-Settled SAR and with this Article VIII. In addition, when the payment of the Exercise Price is permitted under Sections 8.2 or 8.3 to be remitted to the Company by a broker-dealer in connection with the sale of some or all of the shares covered by the Stock Option, the Recipient shall be considered a shareholder and to own the shares being purchased by such exercise upon the Company receiving both the Recipient’s notice of exercise and the broker-dealer’s agreement to remit to the Company the Exercise Price in a form satisfactory to the Company in its sole discretion.

ARTICLE IX
PERFORMANCE SHARE AWARDS

Performance Share Awards may be made pursuant to this Plan in accordance with the following terms and conditions.

9.1           Requirement for a Written Share Vesting Agreement. Each Performance Share Award will be evidenced by a Share Vesting Agreement. The Committee will determine from time to time the form of Share Vesting Agreement to be used to evidence Performance Share Awards made pursuant to this Plan. Except as provided in Section 13.2, the terms of each Share Vesting Agreement must be consistent with this Plan. Any inconsistencies between any Share Vesting Agreement and this Plan will be resolved in accordance with the terms and conditions specified in this Plan. Except as otherwise required by this Article IX, the terms and conditions of each Performance Share Award do not need to be identical.

9.2           Who May Receive a Performance Share Award. A Performance Share Award may be made to any Employee, any director of the Company or of a Subsidiary and any other individual who, in the judgment of the Committee, has performed or will perform, in whatever capacity, services important to the management, operation and development of the business of the Company or any of Subsidiaries. The Committee, in its sole discretion, shall determine when and to whom Performance Share Awards are awarded pursuant to this Plan. In addition, substitute Performance Share Awards may be awarded pursuant to Section 13.2 to persons who were employees, directors, or independent contractors or former employees, directors or independent contractors of an Acquired Company.

9.3           Number of Shares Covered by a Performance Share Award. The Committee, in its sole discretion, shall determine the number of shares of Common Stock covered by each Performance Share Award made pursuant to this Plan, which may include a range of shares to be issued based on achievement of Performance Goals. The Share Vesting Agreement shall specify the number of shares (or the range of the number of shares) of Common Stock covered by such Performance Share Award.

9.4           What the Recipient Must Deliver to Receive a Performance Share Award. The Committee, in its sole discretion, will determine whether the Recipient, in order to receive the Performance Share Award, must make a payment, either in cash (including by check), by delivery of a promissory note or by delivery of other securities of the Company (including options to purchase securities of the Company), to the Company of all or some portion of the Fair Market Value of the shares of Common Stock covered by the Performance Share Award. To the extent that the sum of any cash payment, any promissory note and any other securities received by the Company from the Recipient in connection with a Performance Share Award is less than the Fair Market Value of the shares of Common Stock covered by such Performance Share Award determined as of the date of such Award, the shares of Common Stock covered by the Performance Share Award shall be deemed to have been issued by the Company for services rendered by the Recipient.

9.5           Vesting Under a Performance Share Award. The Committee, in its sole discretion, shall determine the Performance Goals and other terms and conditions, if any, upon which shares covered by any Performance Share Award shall vest. The Share Vesting Agreement evidencing a Performance Share Award shall specify the Performance Goals, and other vesting terms and conditions. Unvested shares covered by a Performance Share Award and rights under a Performance Share Award may not be transferred by the Recipient under any condition without the prior written consent of the Committee, which consent may be withheld in its sole discretion.

9.6           Right to Repurchase and Forfeiture of Unvested Shares upon Certain Conditions. The Share Vesting Agreement shall specify the events upon the occurrence of which (i) the Recipient’s unvested shares shall be forfeited to the Company or (ii) the Company shall have the right to repurchase from the Recipient any or all of the Recipient’s unvested shares and the period during which the Company must exercise this right following the occurrence of the event. The Share Vesting Agreement shall also specify the “Repurchase Price Per Share” that the Company shall pay to the Recipient upon exercise of any right to repurchase unvested shares and the terms of such payment. If not otherwise specified in the Share Vesting Agreement, any right to repurchase must be exercised within forty-five (45) days after the Company receives from the Recipient written notice of the occurrence of the event, the repurchase price shall be $0.001 per share and the repurchase price shall be payable to the Recipient in cash (including by check) within ten (10) days after the date on which the right to repurchase the shares is exercised. Any right of the Company to repurchase unvested shares may be assigned by the Company in its sole discretion without notice to, or the prior consent of, the Recipient. Every Share Vesting Agreement evidencing a Performance Share Award shall contain or shall be deemed to contain a blank stock power pursuant to which the Recipient authorizes the Company or its transfer agent to transfer ownership of unvested shares from the Recipient to the Company or its assigns upon the forfeiture of shares or the right to repurchase being exercised.

9.7           Payment of Tax Withholding Amounts. Upon the vesting of shares or the right to receive shares under a Performance Share Award (including any Performance Share Award transferred by the Recipient pursuant to Section 14.5) or upon the Recipient making a valid election under Code Section 83(b), each Recipient must pay to the Company or make adequate provision for the payment of all Tax Withholding, if any. The Share Vesting Agreement may provide for, or the Committee, in its sole discretion, may allow the Recipient to pay the Tax Withholding (i) in cash (including by check), (ii) by the Company withholding such amount from other amounts payable by the Company to the Recipient, including salary, (iii) by delivery of shares of Common Stock or other securities of the Company in accordance with Section 14.7, (iv) by the application of vested shares under the Performance Share Award in accordance with Section 14.7 but only up to the minimum statutorily required tax withholding amounts, or (v) any combination of the foregoing. In the absence of such terms in the Share Vesting Agreement, the Tax Withholding shall be paid in cash (including by check) or the Committee may authorize payment or provision for the Tax Withholding by any other means permitted by this Section 9.7.

By receiving a Performance Share Award, the Recipient shall be deemed to have consented to the Company withholding the amount of any Tax Withholding from any amounts payable by the Company to the Recipient. The Committee, in its sole discretion, may permit a Recipient to elect to pay the Tax Withholding by authorizing a duly registered and licensed broker-dealer to sell the shares to be issued (or, at least, a sufficient portion thereof) and instructing such broker-dealer to immediately remit to the Company a sufficient portion of the proceeds from such sale to pay the Tax Withholding. No shares will be delivered in response to a request to deliver vested shares unless and until payment or adequate provision for payment of the Tax Withholding has been made. If the Company later determines that additional Tax Withholding was or has become required beyond any amount paid or provided for by the Recipient, the Recipient will pay such additional amount to the Company immediately upon demand by the Company. If the Recipient fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the Recipient, including salary.

9.8           Rights as a Shareholder, Legends on Certificates, Escrow of Unvested Shares and Delivery of Vested Shares Covered by a Performance Share Award.  With respect to Performance Stock Awards in which shares are issued at the time of the grant of the Award, as soon as is practicable after the Performance Stock Award is awarded by the Company, the Company will issue one or more stock certificates in the name of the Recipient or make a book-entry evidencing for the shares covered by a Performance Share Award. For such time as and to the extent that the shares covered by a Performance Share Award remain unvested, the Company may place a restrictive legend on any stock certificate evidencing such shares, may give stop transfer instructions to the Company’s transfer agent and may place the stock certificates in escrow with the Company or an agent of the Company. Upon the vesting of shares covered by a Performance Share Award, the Recipient by notice, in such form as the Company may reasonably request, directed to the President of the Company (or such other person as the Company may designate) at the principal business office of the Company request that a stock certificate covering such vested shares be issued in the name of the Recipient and delivered in accordance with such instructions as the Recipient may reasonably request.

ARTICLE X
RESTRICTED SHARE AWARDS

Restricted Share Awards may be made pursuant to this Plan in accordance with the following terms and conditions.

10.1          Requirement for a Written Share Vesting Agreement. Each Restricted Share Award will be evidenced by a Share Vesting Agreement. The Committee will determine from time to time the form of Share Vesting Agreement to be used to evidence Restricted Share Awards made pursuant to this Plan. Except as provided in Section 13.2, the terms of each Share Vesting Agreement must be consistent with this Plan. Any inconsistencies between any Share Vesting Agreement and this Plan will be resolved in accordance with the terms and conditions specified in this Plan. Except as otherwise required by this Article X, the terms and conditions of each Restricted Share Award do not need to be identical.

10.2          Who May Receive a Restricted Share Award. A Restricted Share Award may be made to any Employee, any director of the Company or of a Subsidiary and any other individual who, in the judgment of the Committee, has performed or will perform, in whatever capacity, services important to the management, operation and development of the business of the Company or any of Subsidiaries. The Committee, in its sole discretion, shall determine when and to whom Restricted Share Awards are awarded pursuant to this Plan. In addition, substitute Restricted Share Awards may be awarded pursuant to Section 13.2 to persons who were employees, directors, or independent contractors or former employees, directors or independent contractors of an Acquired Company.

10.3          Number of Shares Covered by a Restricted Share Award. The Committee, in its sole discretion, shall determine the number of shares of Common Stock covered by each Restricted Share Award made pursuant to this Plan. The Share Vesting Agreement shall specify the number of shares of Common Stock covered by such Restricted Share Award.

10.4          What the Recipient Must Deliver to Receive a Restricted Share Award. The Committee, in its sole discretion, will determine whether the Recipient, in order to receive the Restricted Share Award, must make a payment, either in cash (including by check), by delivery of a promissory note or by delivery of other securities of the Company (including options to purchase securities of the Company), to the Company of all or some portion of the Fair Market Value of the shares of Common Stock covered by the Restricted Share Award. To the extent that the sum of any cash payment, any promissory note and any other securities received by the Company from the Recipient in connection with a Restricted Share Award is less than the Fair Market Value of the shares of Common Stock covered by such Restricted Share Award determined as of the date of such Award, the shares of Common Stock covered by the Restricted Share Award shall be deemed to have been issued by the Company for services rendered by the Recipient.

10.5          Vesting Under a Restricted Share Award. The Committee, in its sole discretion, shall determine the terms and conditions upon which shares covered by any Restricted Share Award shall vest. The Share Vesting Agreement shall specify the vesting schedule, if any. Unvested shares covered by a Restricted Share Award may not be transferred by the Recipient under any condition without the prior written consent of the Committee, which consent may be withheld in its sole discretion.

10.6          Right to Repurchase and Forfeiture of Unvested Shares upon Certain Conditions. The Share Vesting Agreement may specify the events upon the occurrence of which (i) the Recipient’s unvested shares shall be forfeited to the Company or (ii) the Company shall have the right to repurchase from the Recipient any or all of the Recipient’s unvested shares and the period during which the Company must exercise this right following the occurrence of the event. The Share Vesting Agreement may also specify the “Repurchase Price Per Share” that the Company shall pay to the Recipient upon exercise of its right to repurchase unvested shares and the terms of such payment. If not otherwise specified in the Share Vesting Agreement, the right to repurchase must be exercised within forty-five (45) days after the Company receives from the Recipient written notice of the occurrence of the event, the repurchase price shall be $0.001 per share and the repurchase price shall be payable to the Recipient in cash (including by check) within ten (10) days after the date on which the right to repurchase the shares is exercised. Any right of the Company to repurchase unvested shares may be assigned by the Company in its sole discretion without notice to, or the prior consent of, the Recipient. Every Share Vesting Agreement evidencing a Restricted Share Award shall contain or shall be deemed to contain a blank stock power pursuant to which the Recipient authorizes the Company or its transfer agent to transfer ownership of unvested shares from the Recipient to the Company or its assigns upon the forfeiture of shares or the right to repurchase being exercised.

10.7          Payment of Tax Withholding Amounts. Upon the vesting of shares under a Restricted Share Award (including any Restricted Share Award transferred by the Recipient pursuant to Section 14.5) or upon the Recipient making a valid election under Code Section 83(b), each Recipient must pay to the Company or make adequate provision for the payment of all Tax Withholding, if any. The Share Vesting Agreement may provide for, or the Committee, in its sole discretion, may allow the Recipient to pay the Tax Withholding (i) in cash (including by check), (ii) by the Company withholding such amount from other amounts payable by the Company to the Recipient, including salary, (iii) by delivery of shares of Common Stock or other securities of the Company in accordance with Section 14.7, (iv) by the application of vested shares under the Restricted Share Award in accordance with Section 14.7 but only up to the minimum statutorily required tax withholding amounts, or (v) any combination of the foregoing. In the absence of such terms in the Share Vesting Agreement, the Tax Withholding shall be paid in cash (including by check) or the Committee may authorize payment or provision for the Tax Withholding by any other means permitted by this Section 10.7.

By receiving a Restricted Share Award, the Recipient shall be deemed to have consented to the Company withholding the amount of any Tax Withholding from any amounts payable by the Company to the Recipient. The Committee, in its sole discretion, may permit a Recipient to elect to pay the Tax Withholding by authorizing a duly registered and licensed broker-dealer to sell the shares to be issued upon such exercise (or, at least, a sufficient portion thereof) and instructing such broker-dealer to immediately remit to the Company a sufficient portion of the proceeds from such sale to pay the Tax Withholding. No shares will be delivered in response to a request to deliver vested shares unless and until payment or adequate provision for payment of the Tax Withholding has been made. If the Company later determines that additional Tax Withholding was or has become required beyond any amount paid or provided for by the Recipient, the Recipient will pay such additional amount to the Company immediately upon demand by the Company. If the Recipient fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the Recipient, including salary.

10.8           Rights as a Shareholder, Legends on Certificates, Escrow of Unvested Shares and Delivery of Vested Shares Covered by a Restricted Share Award. As soon as is practicable after a Restricted Stock Award is awarded by the Company, the Company will issue one or more stock certificates in the name of the Recipient for the shares covered by a Restricted Share Award or make book-entry evidencing the issuance of uncertificated shares. For such time as and to the extent that the shares covered by a Restricted Share Award remain unvested, the Company may place a restrictive legend on any stock certificate evidencing such shares, may give stop transfer instructions to the Company’s transfer agent and may place the stock certificates in escrow with the Company or an agent of the Company. Upon the vesting of shares covered by a Restricted Share Award, the Recipient by notice, in such form as the Company may reasonably request, directed to the President of the Company (or such other person as the Company may designate) at the principal business office of the Company request that a stock certificate covering any vested shares evidenced by stock certificates be issued in the name of the Recipient and delivered in accordance with such instructions as the Recipient may reasonably request.

ARTICLE XI
RESTRICTED STOCK UNIT AWARDS

Restricted Stock Unit Awards may be made pursuant to this Plan in accordance with the following terms and conditions.

11.1          Restricted Stock Units. Restricted Stock Units are designated in shares of Common Stock.

11.2          Restricted Stock Unit Agreement. Each Restricted Stock Unit Award under the Plan shall be evidenced by a Restricted Stock Unit Agreement between the recipient and the Company. Such Restricted Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms of the applicable Restricted Stock Unit Agreement that are not inconsistent with the Plan. Any inconsistencies between any Restricted Stock Unit Agreement and this Plan will be resolved in accordance with the terms and conditions specified in this Plan. Except as otherwise required by this Article XI, the terms and conditions of each Restricted Stock Unit Award do not need to be identical.

11.3          Who May Receive a Restricted Stock Unit Award. A Restricted Stock Unit Award may be made to any Employee, any director of the Company or of a Subsidiary and any other individual who, in the judgment of the Committee, has performed or will perform, in whatever capacity, services important to the management, operation and development of the business of the Company or any of Subsidiaries. The Committee, in its sole discretion, shall determine when and to whom Restricted Stock Unit Awards are awarded pursuant to this Plan. In addition, substitute Restricted Stock Unit Awards may be awarded pursuant to Section 13.2 to persons who were employees, directors, or independent contractors or former employees, directors or independent contractors of an Acquired Company.

11.4          Number of Shares Covered by a Restricted Stock Unit Award. The Committee, in its sole discretion, shall determine the number of shares of Common Stock covered by each Restricted Stock Unit Award made pursuant to this Plan. The Restricted Stock Unit Agreement shall specify the number Restricted Stock Units covered by such Restricted Stock Unit Award.

11.5          Payment for Awards. No cash consideration shall be required of any Recipient of a Restricted Stock Unit Award.

11.6          Vesting Under a Restricted Stock Unit Award. The Committee, in its sole discretion, shall determine the terms and conditions upon which shares covered by any Restricted Stock Unit Award shall vest. The Restricted Stock Unit Agreement shall specify the vesting schedule. Unvested Restricted Stock Units covered by a Restricted Stock Unit Award may not be transferred by the Recipient under any condition. Vesting may be based on service or on performance, or on any combination of service and performance.

11.7          No Voting Rights. Shares underlying an Award of Restricted Stock Units shall have no voting rights with respect to such Restricted Stock Units.

11.8          Form and Time of Settlement of Restricted Stock Unit Awards. Settlement of vested Restricted Stock Units shall be made in the form of shares of Common Stock. Vested Restricted Stock Units generally shall be fully settled as soon as practicable after they become vested, but not later than the later of (i) two and one half months after the end of the Company’s fiscal year during in which all vesting conditions applicable to the Restricted Stock Units have been satisfied or have lapsed or (ii) March 15 following the calendar year in which all vesting conditions applicable to the Restricted Stock Units have been satisfied or have lapsed. Until an Award of Restricted Stock Units is settled, the number of such Restricted Stock Units shall be subject to adjustment pursuant to Article XIII.

11.9          Creditors’ Rights. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Restricted Stock Unit Agreement.

11.10        Payment of Tax Withholding Amounts. Upon the vesting of shares under a Restricted Stock Unit Award (including any Restricted Stock Unit Award transferred by the Recipient pursuant to Section 14.5), each Recipient must pay to the Company or make adequate provision for the payment of all Tax Withholding, if any. By receiving a Restricted Stock Unit Award, the Recipient shall be deemed to have consented to the Company withholding the amount of any Tax Withholding from any amounts payable by the Company to the Recipient under such Restricted Stock Unit Award. The Committee may condition the delivery of any shares or other benefits under the Restricted Stock Unit Award on satisfaction of the applicable Tax Withholding obligations. If permitted by the Committee (in its sole discretion), such Tax Withholding obligations may be satisfied (i) through cash payment by the Recipient; (ii) through the surrender of shares of Stock which the Recipient already owns; (iii) through the surrender of shares of Stock to which the Recipient is otherwise entitled under the Plan, which will be sold on behalf of the Recipient to satisfy the applicable withholding tax, provided, however, that such shares under the preceding clause (ii) and this clause (iii) may be used to satisfy not more than the Company’s statutory Tax Withholding obligation (based on minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to such supplemental taxable income) or (iv) by such other method as specified by the Committee.

ARTICLE XII
162(M) PERFORMANCE-BASED AWARDS

The Committee may grant 162(m) Performance-Based Awards.  Notwithstanding any provision in the Plan,162(m) Performance-Based Awards shall comply with the provisions of this Article XII.

12.1         Award Period.  The Committee shall determine the applicable Award Period.  The Committee shall also establish the number of shares to be earned under a Performance-Based Award if the 162(m) Performance Goals are met or exceeded, including the fixing of a maximum number of shares (subject to Section 3.4).

12.2         Performance Goals and Payment.  The Committee shall establish in writing one or more 162(m) Performance Goals.  The Committee may establish other restrictions to payment under a 162(m) Performance-Based Award, such as a continued employment requirement, in addition to satisfaction of the 162(m) Performance Goals.

12.3         Computation of Payment.  During or after an Award Period, the performance of the Company, Subsidiary or Business Unit, as applicable, during the Award Period shall be measured against the 162(m) Performance Goals.  If the 162(m) Performance Goals are not met, no shares shall be earned under the 162(m) Performance-Based Award.  If the 162(m) Performance Goals are met or exceeded, the Committee shall certify that fact in writing and certify the number of shares earned under the terms of the 162(m) Performance-Based Award.

ARTICLE XIII
CHANGES IN CAPITAL STRUCTURE, ACQUISITIONS AND CORPORATE TRANSACTIONS

13.1         Effect of Changes in Capital Structure of the Company on the Number of Shares and Exercise Price. If the outstanding shares of Common Stock are hereafter increased, decreased, changed into or exchanged for a different number or kind of shares of Common Stock or for other securities of the Company or of another corporation, by reason of any reorganization, merger, consolidation, reclassification, stock split-up, combination of shares of Common Stock, or dividend payable in shares of Common Stock or other securities of the Company, the Committee will make such adjustment as it deems appropriate in the number and kind of Authorized Shares. In addition, the Committee will make such adjustment in the number and kind of shares of Common Stock or other securities covered by outstanding Stock Options and outstanding Stock-Settled SARs and Restricted Stock Units as well as make an adjustment in the Exercise Price of each outstanding Stock Option and Stock-Settled SAR as the Committee deems appropriate. The vesting terms of all Stock Option Agreements, Stock-Settled SAR Agreements, Restricted Stock Unit Agreements and Share Vesting Agreements may also be adjusted as the Committee deems appropriate. Any determination by the Committee as to what adjustments may be made, and the extent thereof, will be final, binding on all parties and conclusive.

13.2         Issuance of Substitute Awards in Connection with an Acquisition by the Company. In the event of the acquisition of an Acquired Company by the Company or any Subsidiary, Awards (in any form) may be awarded by the Company in substitution for any outstanding unexercised stock options and any unvested share grants or unvested stock unit grants of the Acquired Company. Such substitute Awards may deviate from the terms otherwise required by Article VI, Article VII, Article VIII, Article IX, Article X and Article XI of this Plan to the extent that the Committee, in its sole discretion upon the advice of its advisors, determines that such non-conforming terms are required under applicable tax law, accounting principles or contractual requirements or are otherwise appropriate.

13.3         Effect of the Occurrence of a Corporate Transaction on Continuing Rights. In the event of the occurrence of any Corporate Transaction, all outstanding Stock Options and SARs that were awarded pursuant to this Plan shall terminate effective as of the effective date of such transaction, unless and only to the extent that the terms and conditions of the transaction expressly provide either (i) for the assumption of this Plan and the continuation of such Stock Options and SARs or (ii) the issuance of substitute similar Awards under a plan of the acquiring or surviving entity in such transaction. Each Recipient shall be provided written notice of the expected occurrence of any Corporate Transaction at least 15 days prior to the effective date and shall be permitted to tender a notice of exercise of any Stock Option or SAR in which exercise is conditioned upon the transaction actually occurring and, notwithstanding any provision of Article VIII or term of any Option Agreement, shall not be required to tender payment of the Exercise Price or amounts that the Company may be required to withhold for tax purposes until after the occurrence of the transaction.  The terms and conditions of the transaction may provide for the assumption of this Plan with respect to outstanding Performance Share Awards, Restricted Share Awards and Restricted Stock Unit Awards that have not fully vested and the assignment to and assumption by the surviving corporation of the rights and obligations of the Company under each outstanding Share Vesting Agreement. The Option Agreements, SAR Agreements, Share Vesting Agreements and Restricted Stock Unit Agreements that evidence Awards made under this Plan may, in the sole discretion of the Committee, provide for the acceleration of vesting, either in whole or in part, under the Award. In addition, the Committee shall have the power to accelerate the vesting of any Stock Option, Stock-Settled SAR, Performance Share Award, Restricted Share Award or Restricted Stock Unit Award in its sole discretion at the time of a Corporate Transaction or conditioned upon the occurrence of an expected Corporate Transaction.

ARTICLE XIV
OTHER TERMS APPLICABLE TO ALL AWARDS

14.1         Underwriters’ Lock-up. Each written agreement evidencing an Award will specify that the Recipient, by accepting the Award agrees that whenever the Company undertakes a firmly underwritten public offering of its securities, the Recipient will, if requested to do so by the managing underwriter in such offering, enter into an agreement not to sell or dispose of any securities of the Company owned or controlled by the Recipient provided that such restriction will not extend beyond 12 months from the effective date of the registration statement filed in connection with such offering and provided that all of the then directors and executive officers of the Company are also requested to and do enter into a similarly restrictive agreement with the managing underwriter.

14.2          No Rights to Continued Service. Nothing in this Plan nor in any written agreement evidencing an Award will confer upon any Recipient any right to continued employment with the Company or to limit or affect in any way the right of the Company, in its sole discretion, to (a) terminate the employment of such Recipient at any time, with or without cause, (b) change the duties of such Recipient, or (c) increase or decrease the compensation of the Recipient at any time, subject, in each instance to the terms of any written employment agreement between the Company and such Recipient. Unless the written agreement evidencing an Award expressly provides otherwise, vesting under such agreement shall be conditioned upon:

1)           for Employees of the Company, the continued employment of the Recipient;

2)           for independent contractors, the Recipient continuing to provide services to the Company on substantially the same terms and conditions as such services were provided at the time of the Award; or

3)           for directors who are not Employees, the Recipient continuing to serve as a director of the Company or a Subsidiary.

Nothing in this Plan shall be construed as creating a contractual or implied right or covenant by the Company to continue such employment, service as an independent contractor or service as a director.

14.3          Who May Exercise Rights with Respect to Awards. During a Recipient’s lifetime, all rights with respect to an Award may only be exercised by the Recipient (including a legally appointed guardian or representative for the Recipient).

14.4          Beneficiary Designations. Any Recipient of an Award (except Incentive Stock Options) may, during his or her lifetime, designate a person or persons who may exercise the rights of that Recipient as to any Award made to such Recipient after the Recipient’s death. Any such designation shall be effective only if given in writing in a form and manner acceptable to the Committee and shall supersede and revoke all prior designations. In the absence of an effective designation, any vested benefits with respect to Awards under this Plan that remain unpaid at the time of Recipient’s death shall be paid to the Recipient’s estate and, subjected to the terms of this Plan and the applicable written agreement evidencing such Award, any unexercised rights of the Recipient with respect to an Award may be exercised by the administrator or executor of the Recipient’s estate.

14.5          Limited Transferability of Awards. Unless the written agreement evidencing an Award expressly states that the Award is transferable as provided in this Section 14.5, no Award granted under this Plan nor any interest therein may be sold, assigned, conveyed, gifted, pledge or otherwise transferred in any manner other than by will or the laws of descent and distribution after the death of the Recipient. The foregoing prohibition on transferability is not intended to and shall not prohibit (i) the transfer of an Award to a trust in which the Recipient is considered the sole beneficial owner under both Code Section 671 and applicable state law, (ii) a pledge of shares to be received upon exercise of a Stock Option as security for a loan that is used to pay the Exercise Price or the (iii) transfer of shares covered by an Award after those shares are issued to the Recipient upon exercise of a Stock Option or Stock-Settled SAR or the delivery of the shares to the Recipient upon vesting of a Performance Share Award, a Restricted Share Award or a Restricted Stock Unit Award provided, in each instance, that all other applicable restrictions on transfer of such shares (whether imposed by law, the listing requirements of an exchange on which shares of Common Stock are traded, the terms of this Plan, the written agreement evidencing the Award or any share retention policy or share ownership guidelines of the Company that are applicable to the Recipient) have lapsed. Notwithstanding the foregoing, the Committee may make an Award (other than an Incentive Stock Option) of or amend the terms of an outstanding Non-statutory Stock Option, SAR, Performance Share Award, Restricted Share Award or Restricted Stock Unit Award to permit the transfer or assignment of an Award by means of a gift or court approved domestic relations order provided that the transferees are limited to (x) any combination of the Recipient, the Recipient’s spouse or former spouse, or the Recipient’s children, (y) is made to a trust established for the exclusive benefit of one or more of the persons identified in clause (x) in which the beneficiaries are prohibited from transferring or assigning their interests except for transfers to other persons identified in clause (x), or (z) a partnership, limited liability company or other entity in which all equity ownership interests are owned by persons identified in clause (x) and in which such equity ownership interests cannot be transferred or assigned except for transfers to other persons identified in clause (x). Any transfer of an Award permitted by this Section 14.5 shall be conditioned upon the Recipient and the transferee of such Award executing and delivering to the Company a form of Transfer and Assumption as the Committee may request.  Any subsequent transfers of transferred Awards shall be prohibited except by will or by the laws of descent and distribution.  Following any transfer, Awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, including any vesting or forfeiture provisions based on the continued employment or service by the original Recipient.  The events of termination of employment or service set forth in the applicable award agreement shall continue to be applied with respect to the original Recipient, and all references to employment, termination of employment, Disability or death of the Recipient shall continue to be applied with respect to the original Recipient.

Notwithstanding any transfer of an Award, the Recipient shall remain liable to the Company for any income tax withholding amounts that the Company is required to withhold at the time the Award vests or is exercised or the shares subject to the Award are sold by the transferee. The Committee shall have sole discretion in determining whether or not an Award is transferable within the limitations set forth in this Section 14.5 and may exercise that discretion with respect to certain Awards or certain Recipients without being bound to exercise that discretion in the same manner with respect to other similar Awards or other Recipients. Any purported assignment, transfer or encumbrance that does not comply with the requirements of this Section 14.5 shall be void and unenforceable against the Company.

14.6          Repurchase of Awards. With the consent of the Recipient and upon approval of the Committee, the Company may from time-to-time repurchase Awards by payment in cash in an amount equal to the net Fair Market Value of the vested shares covered by the Award less any Exercise Price. Although the Committee is authorized by this Plan to make such repurchases, Awards shall not be made with the expectation that they will be repurchased for cash and no Recipient shall have the right to cause the Company to repurchase any Award without the consent of the Committee, which consent can be withheld by the Committee in its sole discretion.

14.7          Payment of Exercise Price or Tax Withholding with Other Securities. To the extent permitted in Section 8.2, the Exercise Price and, to the extent permitted by Section 8.3, Section 9.7 and Section 10.7, above, the Tax Withholding may be paid by the surrender of shares of Common Stock or other securities of the Company. Payment shall be made by either (i) delivering to the Company the certificates or instruments representing such shares of Common Stock or other securities, duly endorsed for transfer, or (ii) delivering to the Company an attestation in such form as the Company may deem appropriate with respect to the Recipient’s ownership of the shares of Common Stock or other securities of the Company. For purposes of this Section 14.7, shares of Common Stock shall be valued at their Fair Market Value as of the date of exercise with respect to the exercise of a Stock Option or SAR or as of the day on which a Performance Share Award, Restricted Share Award or Restricted Stock Unit Award vests or is paid.  In addition to the foregoing, to the extent permitted by Section 8.3, Section 9.7 and Section 10.7, above, the Tax Withholding may be paid by the application of shares which could be received upon exercise of a Stock Option or Stock-Settled SAR or the application of shares which would otherwise be vesting under a Performance Share Award, Restricted Share Award or Restricted Stock Unit Award, provided, however, that this net withholding of shares shall only be permitted up to minimum legally required tax withholding amount required under federal, state and local income and payroll taxes and Tax Withholding in excess of the minimum legally required tax withholding amount may only be satisfied in the manner previously provided in this Section 14.7. This net withholding of shares shall be accomplished by crediting toward the Recipient’s Tax Withholding obligation either (i) the difference between the Fair Market Value of a share of Common Stock and the Exercise Price of the Stock Option or SAR or (ii) the Fair Market Value of a share of Common Stock with respect to a Performance Share Award, Restricted Share Award or Restricted Stock Unit Award, in each instance rounded down to the nearest whole share. Any such net withholding of shares shall be considered an exercise of the Stock Option or Stock-Settled SAR to the extent that shares are so applied.

14.8          Suspension or Termination of Awards for Misconduct of the Recipient. If at any time (including after receipt of a notice of exercise or a request for delivery of vested shares) the Committee reasonably believes that a Recipient has committed an act of misconduct as described in this Section 14.8, the Committee may suspend the Recipient’s right to exercise any Stock Option or SAR or to receive delivery of vested shares under a Performance Share Award, Restricted Stock Award or Restricted Stock Unit Award pending a determination of whether an act of misconduct has been committed by such Recipient. For purposes of this Section 14.8, acts of misconduct shall mean (i) an act of embezzlement, fraud, dishonesty, breach of fiduciary duty, violation of securities laws involving the Company, any of its Subsidiaries or any entity or person with whom the Company or any of its Subsidiaries does business, (ii) nonpayment of any obligation to the Company or any Subsidiary, misappropriation or wrongful disclosure of any trade secret of the Company or any Subsidiary, (iii) engaging in any conduct constituting unfair competition or inducing any entity or person with whom the Company or any of its Subsidiaries does business to discontinue or materially reduce such business with the Company or its Subsidiaries and (iv) any similar conduct that materially and adversely impacts or reflects on the Company. A Recipient accused of engaging in any such misconduct shall be provided the opportunity to explain the Recipient’s conduct in writing. Any determination by the Committee as to whether or not a Recipient did engage in misconduct within the meaning of this Section 14.8 shall be final, conclusive and binding on the all interested parties. If the Committee determines that the Recipient did not engage in misconduct, the Company shall immediately give effect to any notice of exercise or request for delivery of vested shares received prior to or during any period of suspension. The Company shall not have any liability to the Recipient for any loss which the Recipient may have sustained as a result of any delay in delivering shares as a result of any suspension.

14.9          Compliance with Legal Requirements. No shares of Common Stock will be issued with respect to any Performance Share Award, Restricted Stock Award or Restricted Stock Unit Award or upon the exercise of any Stock Option or Stock-Settled SAR unless the exercise and issuance of the shares of Common Stock will comply with (i) all relevant provisions of law, including, without limitation, the Securities Act, the Securities Exchange Act of 1934, all applicable state securities laws and the Code, each as amended and including the respective rules and regulations promulgated under each of the foregoing, (ii) any registration under the Securities Act in effect with respect to the Plan, and (iii) the requirements of any stock exchange or market upon which the Common Stock may then be listed. Compliance with such provisions shall be subject to the approval of legal counsel for the Company. The Company will not be liable to any Recipient or any other person for any delay in issuing or failure to issue shares of Common Stock where such delay or failure is due to the inability of the Company to obtain all permits, exemptions or approvals from regulatory authorities which are deemed necessary by the Company’s legal counsel. The Board may require any action or agreement by a Recipient as may be necessary, from time to time, to comply with the federal and state securities laws. The Company will not be obliged to prepare, file or maintain a registration under the Securities Act with respect to the Plan or to take any actions with respect to any state securities laws.

ARTICLE XV
AMENDMENT OF PLAN AND AWARDS

15.1          Amendment of Plan.  The Board of Directors may at any time modify or amend the Plan in any respect, except that shareholder shall be required to increase the number of shares reserved for the Plan.  Amendments to this Plan will be deemed approved by the shareholders if approved by a majority of the votes cast at a duly held meeting of the Company’s shareholders at which a quorum is present in person or by proxy.  Awards may be made pursuant to material amendments this Plan prior to such shareholder approval provided that such Awards are conditioned upon such approval and state by their terms that they will be null and void if shareholder approval is not obtained.

15.2          Amendment of Award.  The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall (a) materially impair the rights of any Recipient without his or her consent, (b) except for adjustments made pursuant to Section 12.1 or in connection with substitute Awards, reduce the exercise price of outstanding Options or SARs or cancel or amend outstanding Options or SARs for the purpose of repricing, replacing or regranting such Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs or cancel or amend outstanding Options or SARs with an exercise price that is greater than the Fair Market Value of a share of Common Stock for the purpose of exchanging such Options or SARs for cash or any other Awards without shareholder approval or (c) cause any Award intended to be exempt from Code Section 409A to become subject to Code Section 409A. Notwithstanding the foregoing, the Committee may amend the terms of any Award heretofore granted, prospectively or retroactively, in order to cure any potential defects under Code Section 409A, in a manner deemed appropriate by the Committee in it sole discretion, without the consent of the Recipient.

Neither the Board, the Committee nor the Company make any representations that any Awards granted under this Plan shall be exempt from Code Section 409A and makes no undertaking to preclude Code Section 409A from applying to the Plan or Awards granted thereunder. Moreover, for purposes of applying the provisions of Code Section 409A to this Plan, each separately identified amount to which a Recipient is entitled under this Plan shall be treated as a separate payment.

Further, notwithstanding the foregoing, no amendment of the Plan shall apply to amounts that were earned and vested (within the meaning of Code Section 409A) under the Plan prior to 2005, unless the amendment specifically provides that it applies to such amounts. The purpose of this restriction is to prevent a Plan amendment from resulting in an inadvertent “material modification” to amounts that are grandfathered benefits.

Amended and approved:

•	By the Board of Directors of the Company on February 17, 2005 and by shareholders on May 5, 2005;

•	By the Board of Directors May 1, 2009;

•	By the Board of Directors and shareholders on April 28, 2010;

•	By the Board of Directors April 27, 2011; and

•	By the Board of Directors on February 22, 2013 and by the shareholders on ________, 2013.

ANNEX B

LITHIA MOTORS, INC.
2013 DISCRETIONARY SUPPORT SERVICES VARIABLE
PERFORMANCE COMPENSATION PLAN

1.             Purpose.  Lithia Motors, Inc. (the “Company”) establishes the Lithia Motors, Inc. 2013 Discretionary Support Services Variable Performance Compensation (the “Plan”) with the intent of qualifying compensation paid under the Plan as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (“Section 162(m)”) and the regulations promulgated thereunder.  The Plan shall be interpreted in a manner consistent with the foregoing intent.

2.             Administration.  The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Company, which shall be comprised solely of two or more “outside directors” as defined in regulations promulgated under Section 162(m).  The Committee may adopt guidelines to implement and administer the Plan.

3.             Plan Participants.  The participants in the Plan (the “Participants”) shall be the Chief Executive Officer (the “CEO”) of the Company and such other employees of the Company as may be designated in writing by the Committee at the time of the establishment of Performance Goals for any period.  Other employees of the Company may receive bonuses on terms similar to the terms of bonuses paid to Participants under the Plan, but those bonuses shall not be covered by the Plan and, therefore, shall not qualify as performance-based compensation under Section 162(m).

4.             Performance Goals.

(a)           To make an award under the Plan, the Committee shall, no later than the earlier of (i) 90 days after the beginning of a performance period or (ii) the date on which 25% of the period of service (as scheduled in good faith at the time the goals are established) has elapsed, establish in writing the objectives (“Performance Goals”) that must be satisfied by the Company or any subsidiary, division or other unit of the Company (“Business Unit”) during that performance period as a condition to the payment or accrual of a cash bonus for each Participant based on performance in that period.  The Committee shall also establish (i) the amounts, or the formula for determining the amounts, of cash bonuses to be paid or accrued based on achievement of the Performance Goals, and (ii) the timing of payment and any other conditions to payment of such amounts.  In establishing any Performance Goals, the Committee may, in its sole discretion, reserve the right to reduce the resulting cash bonuses prior to payment on such terms as determined by the Committee.

(b)           The Performance Goals for each performance period shall be one or more targeted levels of performance with respect to one or more of the following objective measures with respect to the Company or any Business Unit, and may be relative to any designated comparison group of companies: (i)  revenue, (ii) net margin, (iii) operating income, (iv) operating cash flow, (v) net income before interest, taxes, depreciation and amortization, (vi) net income before interest and taxes, (vii) net income before income taxes, (viii) net income, (ix) new or used vehicle unit or revenue growth rate (based on same-store growth rate), (x) fixed department revenue growth rate (based on same-store revenue growth rate), (xi) sales or service satisfaction scores (percent of same stores equaling or exceeding specified manufacturers’ criteria), (xii) sales responsibility performance (percent of same stores at or above market sales rate thresholds set by specified manufacturers), (xiii) financing and insurance revenue or revenue per vehicle, (xiv) service, body and parts revenue or revenue per vehicle, (xv) basic or diluted net income per share, (xvi) basic or diluted net income per share from continuing operations, (xvii) basic or diluted net income per share minus per share dividends and other shareholder distributions, (xviii) basic or diluted net income per share from continuing operations minus per share dividends and other shareholder distributions, (xix) basic or diluted net income per share from continuing operations as adjusted to eliminate the effects of asset impairment, gains and losses on the sale of real estate or stores, equity investments and related taxes or (xx) any of the foregoing before the effect of acquisitions, divestitures, accounting or tax changes, and restructuring and special charges (determined according to criteria established by the Committee).

5.             Computation of Bonus.  Following the conclusion of any performance year, prior to the payment of any cash bonuses under the Plan with respect to that performance period, the Committee shall certify in writing the attainment of the Performance Goals for the performance period and the calculation of the bonus amounts.  No bonus shall be paid or accrued if the related Performance Goal is not met.

6.             Maximum Bonus.  The cash bonus that may be paid or accrued for any Participant under the Plan in any calendar year with respect to performance of the Company in any fiscal year shall not exceed 150% of the Participant’s annual salary (based on salary up to $1,000,000).  The Committee and the Board of Directors of the Company retain discretion to reduce the amount of the attained variable compensation amounts for any reason.

7.             Clawback.  The Company requires reimbursement of any performance-based compensation awarded or paid to a Participant where: (a) the payment was predicated upon achieving financial results that were later the subject of a restatement of the Company’s financial statements and (b) a lower payment would have been made to the Participant based upon the restated financial results. In each case, the Company will, to the extent practicable, seek to recover from the Participant the amount by which the Participant’s award or payment for the relevant period exceeded the lower payment that would have been made based on the restated financial results.

8.             Amendment and Termination of Plan.  The Board may at any time amend or terminate the Plan, except that no amendment will be effective without approval by the Company’s shareholders if such approval is necessary to qualify amounts payable hereunder as performance-based compensation under Section 162(m).  Unless it is re-approved by the shareholders, the Plan shall terminate on the date of the first shareholder meeting that occurs in the fifth year after the year of the last re-approval by the shareholders.  No termination of the Plan shall affect Performance Goals and related awards established by the Committee prior to such termination.

2

9.             No Right of Continued Employment.  Nothing in the Plan or any award pursuant to the Plan shall confer upon any person any right to be continued in the employment of the Company or any subsidiary.

10.           Governing Law.  The Plan shall be construed in accordance with and governed by the laws of the State of Oregon.

11.           Effective Date.  The Plan shall be effective upon approval by the shareholders of the Company.

3

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 26, 2013

LITHIA MOTORS, INC.

Lithia Motors, Inc
150 N. Bartlett St.
Medford, OR 97501
Attn: Margie Davis

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
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0000162952_1 R1.0.0.51160

Meeting Information

Meeting Type: Annual Meeting
For holders as of: February 28, 2013
Date: April 26, 2013 **Time:** 8:30 AM PDT
Location: Lithia Motors, Inc
150 N. Bartlett St.
Medford, OR 97501

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

BARCODE

Broadridge Internal Use Only
Job #
Envelope #
Sequence #
of # Sequence

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Form 10-K 2. Notice & Proxy Statement

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com*.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 14, 2013 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Internal Use Only

0000162952_2 R1.0.0.51160

Voting items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees

01 Sidney B. DeBoer 02 Thomas R. Becker 03 Susan O. Cain 04 Bryan B. DeBoer 05 M. L. Dick Heimann
06 Kenneth E. Roberts 07 William J. Young

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

NOTE: At the discretion of the proxy holder, on such other business as may properly come before the meeting and any adjournments or postponements thereof.

B A R C O D E

→ 0000 0000 0000

Broadridge Internal Use Only
xxxxxxxxxx
xxxxxxxxxx
Cusip
Job #
Envelope #
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of # Sequence

0000162952_3 R1.0.0.51160

Reserved for Broadridge Internal Control Information

NAME	
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

0000162952_4 R1.0.0.51160

THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE

Broadridge Internal Use Only

Job #
Envelope #
Sequence #
of # Sequence

Lithia Motors, Inc
150 N. Bartlett St.
Medford, OR 97501
Attn: Margie Davis

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 1 1 OF 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors
Nominees

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

01 Sidney B. DeBoer
02 Thomas R. Becker
03 Susan O. Cain
04 Bryan B. DeBoer
05 M. L. Dick Heimann
06 Kenneth E. Roberts
07 William J. Young

02 0000000000

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

NOTE: At the discretion of the proxy holder, on such other business as may properly come before the meeting and any adjournments or postponements thereof.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000162853_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com.

LITHIA MOTORS, INC.
Revocable Proxy for Annual Meeting of Shareholders to be Held on
April 26, 2013

The undersigned hereby appoints John North and M. L. Dick Heimann, and each of them, proxies of the undersigned, each with full power of substitution to represent and to vote on behalf of the undersigned all shares of Class A Common Stock of Lithia Motors, Inc. at the annual meeting to be held at 8:30 a.m. on Friday, April 26, 2013, and any adjournments or postponements thereof, with all powers the undersigned would possess if personally present.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2, 3, 4 and 5.

Continued and to be signed on reverse side

0000152953_2 R1.0.0.51160